Exhibit 99.3



                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


In re                                      )
                                           )
STONE & WEBSTER, INCORPORATED,             ) Chapter 11
et al.,                                    )
                                           ) Case No. 00-2142(PJW)
                            Debtors.       ) Jointly Administered
                                           )
                                           )



                          THIRD AMENDED AND RESTATED
                          PLAN OF LIQUIDATION OF THE
                   OFFICIAL COMMITTEE OF EQUITY HOLDERS OF
              STONE & WEBSTER, INCORPORATED DATED APRIL 22, 2003





                                     Ian C. Bifferato, Esq.
                                     BIFFERATO, BIFFERATO & GENTILOTTI
                                     1308 Delaware Avenue
                                     Wilmington, DE  19806
                                     Tel:  (302) 429-1900
                                     Fax:  (302) 429-8606

                                     David F. Heroy
                                     Robert V. Shannon
                                     Carmen H. Lonstein
                                     BELL, BOYD & LLOYD LLC
                                     70 West Madison Street, Suite 3300
                                     Chicago, IL  60602
                                     Tel:  (312) 372-1121
                                     Fax:  (312) 827-8000

                               LIST OF EXHIBITS

APPENDIX          Definitions Used In Plan

EXHIBIT A-1       The SWINC Subsidiaries
EXHIBIT A-2       The SWE&C Subsidiaries
EXHIBIT A-3       Non-Debtor Affiliates

EXHIBIT B         Liquidation Analysis for SWINC and SWE&C Consolidated Estates

EXHIBIT B-1       Cash Funding Analysis

EXHIBIT C         The Disclosure Statement Order

EXHIBIT D         The SWINC Liquidating Trust Agreement

EXHIBIT E         Holders of Claims Not Entitled to Vote

EXHIBIT F         Asbestos Trust Agreement

EXHIBIT G         Chart Comparing Equity Plan and Debtors' Plan

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                   )
                                        )
STONE & WEBSTER, INCORPORATED,          )      Chapter 11
et al.,                                 )
                                        )      Case No. 00-2142 (PJW)
                  Debtors.              )      Jointly Administered



                          THIRD AMENDED AND RESTATED
                          PLAN OF LIQUIDATION OF THE
                   OFFICIAL COMMITTEE OF EQUITY HOLDERS OF
              STONE & WEBSTER, INCORPORATED DATED APRIL 22, 2003
              --------------------------------------------------

         Pursuant to section 1121(a) of the Bankruptcy Code, the Official Committee of Equity Holders hereby proposes the following plan of liquidation, which plan supersedes and amends any prior plan for any of the Debtors filed by the Equity Committee in the above-captioned chapter 11 cases.


                                   ARTICLE I
             DEFINITION, RULES OF INTERPRETATION AND CONSTRUCTION

         1.1      Definitions.

                  1.1.1 All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Definitions contained in the Appendix annexed hereto.

                  1.1.2 All terms used herein which are defined in the Bankruptcy Code or Bankruptcy Rules, but are not otherwise defined herein, shall have the meanings ascribed to them in the Bankruptcy Code or Bankruptcy Rules.

         1.2      Rules of Construction.

                  1.2.1 Generally. For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such contract, instrument, release or other agreement or document shall be substantially in such form or substantially on such terms and conditions as approved by the Equity Committee; (c) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may, with the approval of the Equity Committee, be amended, modified or supplemented; (d) unless otherwise specified in a particular reference, all references in the Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to the Plan; (e) the words, "hereof," "hereto" and "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

                  1.2.2 Incorporation of Exhibits. All exhibits and schedules to this Plan are incorporated herein by reference and made a part hereof.

                  1.2.3 Time Periods. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  1.2.4 Governing Law. Except to the extent that the provisions of the Bankruptcy Code, the Bankruptcy Rules, federal statutes or federal common law are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, including Delaware General Corporation Law, without giving effect to the principles of conflicts of law thereof.

                                  ARTICLE II
                           PROVISIONS FOR PAYMENT OF
                 ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 Administrative Claims. Except to the extent that an Allowed Administrative Claim has been paid by a Debtor or Debtors before the Effective Date or the Holder of such Claim agrees to a different treatment, each Holder of an Allowed Administrative Claim against any Debtor will be paid in full in Cash by the SWINC Consolidated Estate for any Allowed Administrative Claim against SWINC or any SWINC Subsidiary, and by the SWE&C Consolidated Estate for any Allowed Administrative Claim against SWE&C or any SWE&C Subsidiary, on the latest of (i) the Effective Date, (ii) the date such Administrative Claim becomes due, by its terms, and (iii) the day, if any, specified by the Bankruptcy Court for payment of such Claim, or such Claim shall be satisfied upon such other terms more favorable to the Estates as may be agreed by the Holder of such Claim and the SWINC or SWE&C Consolidated Estates, whichever is applicable.

         2.2 Bar Date for Certain Administrative Claims. All Persons asserting Claims on or after the Petition Date, including professionals requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b), 506 and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including Intercompany Administrative Claims) shall file and serve on the SWINC Consolidated Estate, the SWE&C Consolidated Estate, the Equity Committee, the Creditors' Committee and the United States trustee an application for allowance of Administrative Claim or application for final allowance of compensation and reimbursement of expenses not later than thirty (30) days after the Effective Date. The Equity Committee will, not later than ninety (90) days after the Effective Date, request that the Court schedule a hearing on such applications. Any such Claim not filed within these deadlines shall be forever barred.

         2.3 An Administrative Claim in the amount of $4,868,000 is hereby deemed filed by the SWINC Consolidated Estate against the SWE&C Consolidated Estate.

         2.4 Priority Tax Claims. Unless otherwise agreed by a Holder of a Priority Tax Claim and its applicable Consolidated Estate, each Holder of a Priority Tax Claim against any of the Debtors shall receive on account of such claim from its applicable Consolidated Estate equal, semi-annual Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of an aggregate value, as of the Effective Date, equal to the Allowed Amount of such Claim, with simple interest at the deficiency rate as determined on the Effective Date under section 6621(c)(3) of the Internal Revenue Code of 1986, as amended, for underpayments other than large corporate underpayments, as therein defined on the outstanding balance of such Claim from the Effective Date until such Allowed Claim is Paid in Full.

                                  ARTICLE III
                DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

         3.1 General Rules for Classification. The following is a designation of the Classes of Claims and Interests under this Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the designation of such Other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest has not been paid, released or otherwise satisfied in whole or in part, as the case may be, before the Effective Date. Unless the Court orders otherwise, if there are no allowed Claims or Interests in a particular Class or Classes as of the Confirmation Date, such Class or Classes shall be deemed automatically eliminated from the Plan for purposes of determining whether Classes of Claims and Interests have accepted or rejected the Plan.

         3.2 Effect of Consolidation on Classification. Each Consolidated Estate retains the collective assets and liabilities of all of the debtors included in each respective Consolidated Estate.

                  3.2.1 All Claims Included. All Claims against, and Interests in, each of the Debtors, the SWINC Consolidated Estate and the SWE&C Consolidated Estate with regard to all property of each of the Debtors and the Debtors' respective Consolidated Estates, are defined and hereinafter designated in respective Classes.

         3.3      Classification of Claims and Interests.

                  3.3.1    Claims Against the SWINC Consolidated Estate:

                  (a) "Class 1A Claims" shall mean and consist of all Secured Claims against SWINC or any SWINC Subsidiary.

                  (b) "Class 2A Claims" shall mean and consist of all Priority Claims against SWINC or any SWINC Subsidiary.

                  (c) "Class 3A Claims" shall mean and consist of all general Unsecured Claims against SWINC or any SWINC Subsidiary not otherwise classified in this Article III.

                  (d) "Class 4A Claims" shall mean and consist of all Subordinated Claims against SWINC or any SWINC Subsidiary.

                  (e) "Class 5A Interests" shall mean and consist of the Interests of Holders of outstanding shares of Common Stock of SWINC.

                  (f) "Class 6A Claims" shall mean and consist of all 510(b) Claims or Securities Litigation Claims against SWINC relating to outstanding shares of Common Stock or outstanding options, warrants or other rights to purchase Common Stock of SWINC.

                  3.3.2    Claims Against the SWE&C Consolidated Estate:

                  (a) "Class 1B Claims" shall mean and consist of all Secured Claims against SWE&C or any SWE&C Subsidiary.

                  (b) "Class 2B Claims" shall mean and consist of all Priority Claims against SWE&C or any SWE&C Subsidiary.

                  (c) "Class 3B Claims" shall mean and consist of all general Unsecured Claims against SWE&C or any SWE&C Subsidiary in the amount of $1,500 or less, and general Unsecured Claims against SWE&C or any SWE&C Subsidiary which are greater than $1,500 but which are reduced to $1,500 by an irrevocable written election of the Holder of such Claim made on a validly executed and timely delivered Ballot.

                  (d) "Class 4B-1 Claims" shall mean and consist of all general Unsecured Claims against SWE&C or any SWE&C Subsidiary not otherwise classified in this Article III, including prepetition unsecured, non-priority trade vendor claims against SWE&C and any SWE&C Subsidiary and including Claims arising from equitable rights of subrogation, contribution, indemnification and exoneration preserved pursuant to section 16.6 of the Plan.

                  (e) "Class 4B-2 Claims" shall consist of the Asbestos Claims and all Claims asserted by any Holders of Claims against any one or more of the Debtors arising from or related to personal injuries from alleged exposure to asbestos.

                  (f) "Class 5B Claims" shall mean and consist of all Subordinated Claims against SWE&C or any SWE&C Subsidiary.

                  (g) "Class 6B Claims" shall mean the Intercompany Claim held by SWINC and the SWINC Subsidiaries against the SWE&C Consolidated Estate after giving effect to the SWE&C Setoff Claim, in the estimated amount of $50 million.

                  (h) "Class 7B Interests" shall mean and consist of the Interests of the Holders of outstanding shares of common stock of any SWE&C Subsidiary.

                                  ARTICLE IV
               IDENTIFICATION OF IMPAIRED AND UNIMPAIRED CLASSES

         4.1 Unimpaired Classes of Claims. Claims in Classes 1A, 1B, 2A, 2B, 3A, and 4A are unimpaired under the Plan.

         4.2 Impaired Classes of Claims and Interests. Claims and Interests in Classes 3B, 4B-1, 4B-2, 5A, 5B, 6A, 6B, and 7B are impaired under the Plan.

                                   ARTICLE V
                        TREATMENT OF CLAIMS AGAINST AND
                  INTERESTS IN THE SWINC CONSOLIDATED ESTATE

         5.1 Treatment of Class 1A Claims (Secured Claims SWINC Consolidated Estate).

                  5.1.1 Alternatives. The SWINC Consolidated Estate shall, in its sole discretion, elect one of the following treatments for each Allowed Class 1A Claim as promptly as reasonably practicable following the later of
(i) the Effective Date, and (ii) the date such Class 1A Claim becomes an Allowed Claim:

                  (a) The SWINC Consolidated Estate shall execute a written undertaking in favor of the Holder of such Allowed Class 1A Claim, whereby the SWINC Consolidated Estate assumes such Allowed Class 1A Claim and leaves unaltered such Holder's legal, equitable and contractual rights concerning such Allowed Class 1A Claim;

                  (b) Notwithstanding any contractual provision or applicable law that would entitle the Holder of such Allowed Class 1A Claim to demand or receive accelerated payment after the occurrence of a default, the SWINC Consolidated Estate shall (w) cure any such default that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy
                           Code), (x) reinstate the maturity of such Allowed Class 1A Claim that existed before such default, (y) compensate the Holder of such Allowed Class 1A Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and
                           (z) execute a written undertaking in favor of such Holder whereby the SWINC Consolidated Estate assumes such Allowed Class 1A Claim and, except as permitted in clauses (w), (x) and (y) of this subparagraph
                           (b), does not otherwise alter the legal, equitable or contractual rights of such Holder concerning such Allowed Class 1A Claim;

                  (c) The SWINC Consolidated Estate shall pay the Holder of such Allowed Class 1A Claim the Allowed Amount thereof (x) in Cash as promptly as reasonably practicable following the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed Claim or (y) at such other later date(s) and upon such other terms more favorable to the SWINC Consolidated Estate as may be agreed to by the Holder of such Allowed Class 1A Claim and the SWINC Consolidated Estate; or

                  (d) As promptly as reasonably practicable following the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed Claim, the SWINC Consolidated Estate shall transfer to the Holder of such Allowed Class 1A Claim any property securing such Allowed Class 1A Claim in full satisfaction of such Allowed Class 1A Claim.

                  5.1.2 The SWINC Consolidated Estate need not elect the same alternative for all Allowed Claims in Class 1A, but rather may elect different alternatives for any portion of the Allowed Claims in such Class. Notwithstanding the foregoing, for each Allowed Class 1A Claim in respect of which an election pursuant to section 1111(b) of the Bankruptcy Code has been made, the SWINC Consolidated Estate shall elect the treatment provided in
Section 5.1.1(d) of the Plan or shall pay the Holder of such Allowed Class 1A Claim property of a value, as of the Effective Date, that is not less than the value of such Holder's interest in the SWINC Consolidated Estate's interest in the property that secures such Claim.

                  5.1.3 Release of Collateral. In the event the SWINC Consolidated Estate elects, with respect to any Class 1A Claim, the treatment provided in Section 5.1.1(c) of the Plan, the Holder of such Class 1A Claim shall, simultaneously with the delivery by the SWINC Consolidated Estate of the Cash as provided in Section 5.1.1(c) of the Plan, (a) release such Holder's security interest in all collateral securing such Allowed Class 1A Claim, (b) take such further action as the SWINC Consolidated Estate may request to effectuate or evidence such release and (c) deliver or cause to be delivered to the SWINC Consolidated Estate any collateral securing such Allowed Class 1A Claim in such Holder's possession or control suitable for transfer to the SWINC Consolidated Estate.

         5.2 Treatment of Class 2A Claims (Priority Claims SWINC Consolidated Estate). As promptly as reasonably practicable following the later of (a) the Effective Date, and (b) the date such Claim becomes an Allowed Claim, each Holder of an Allowed Class 2A Claim shall be paid by the SWINC Consolidated Estate, in respect of such Claim, Cash equal to one hundred percent (100%) of the Allowed Amount of such Claim, or such Claim shall be satisfied upon such other terms more favorable to the SWINC Consolidated Estate as may be agreed upon by the Holder of such Claim and the SWINC Consolidated Estate.

         5.3 Treatment of Class 3A Claims (Unsecured Claims--SWINC Consolidated Estate). As promptly as reasonably practicable following the later of (a) the Effective Date, (b) the date such Claim becomes an Allowed Claim, and (c) the date on which the SWINC Consolidated Estate has sufficient Distributable Cash, the SWINC Consolidated Estate shall pay each Holder of an Allowed Class 3A Claim the amount of its Allowed Claim plus Post-Petition Interest.

         5.4 Treatment of Class 4A (Subordinated Claims--SWINC Consolidated Estate). As promptly as reasonably practicable following the later of (a) the Effective Date, (b) the date such Class 4A Claim becomes an Allowed Claim, and
(c) the payment of any Senior Debt in accordance with the terms of any applicable Subordination Agreement, each Holder of an Allowed Class 4A Claim shall be paid the amount of its Allowed Claim plus Post-Petition Interest.

         5.5 Treatment of Class 5A Interests (Common Stock--SWINC). Upon the Effective Date, Holders of Class 5A Interests as of the Equity Distribution Record Date shall be deemed to hold a beneficial interest in the SWINC Liquidating Trust equal to such Holder's Pro Rata share of the SWINC Common Stock as of the Record Date. The Holders of Allowed Class 5A Interests will receive no property on account of such beneficial interest unless and until Allowed Class 2A, 3A and 4A Claims have been paid in full in accordance with the terms of the Plan by the SWINC Consolidated Estate. Reorganized SWINC and the SWINC Consolidated Estate shall pay the SWINC Liquidating Trust all Distributable Cash remaining thereafter. The SWINC Liquidating Trust shall then pay Holders of Allowed Class 5A Interests on a Pro Rata basis equal to such Holders' Pro Rata share of the beneficial interests in the SWINC Liquidating Trust as of the Equity Distribution Record Date. Pursuant to
section 12.8 of the Plan, all shares of Common Stock of SWINC shall be cancelled as of the Effective Date.

         5.6 Treatment of Class 6A Claims (510(b) / Securities Litigation Claims--SWINC Consolidated Estate). If Class 6A votes to accept the Plan, the Holders of Class 6A Claims shall receive the first $100,000 from the amount otherwise payable to the Holders of Class 5A Interests and shall retain any right they may have to a Pro Rata share, with other claimants to such proceeds, to the proceeds of any applicable insurance subject to the provisions of section 7.2 of the Plan. If Class 6A rejects the Plan, the Holders of Class 6A Claims shall not receive said $100,000 but shall retain any right they may have to a Pro Rata share, with other Class 6A Claimants to the proceeds of any applicable insurance subject to the provisions of section
7.2 of the Plan. Any deficiency claims of such Class 6A Claim Holders remaining after exhaustion of such insurance shall be entitled to participate pari passu in Class 5A distributions.

                                  ARTICLE VI
                   TREATMENT OF CLAIMS AGAINST AND INTERESTS
                       IN THE SWE&C CONSOLIDATED ESTATE

         The following provisions assume that the Plan will be confirmed as to SWE&C and the SWE&C Subsidiaries. As provided in section 19.10 of the Plan, if the Plan is not confirmed as to SWE&C and the SWE&C Subsidiaries, the Plan shall be effective as to only SWINC and the SWINC Subsidiaries and all Claims and Interests in SWINC and the SWINC Subsidiaries. Further, section 19.10 of the Plan provides that all provisions of the Plan concerning SWE&C and the SWE&C Subsidiaries shall be void and of no effect, except those provisions concerning any Claims of SWE&C or any SWE&C Subsidiary against the SWINC Consolidated Estate or any Debtor included in the SWINC Consolidated Estate, and the bankruptcy proceedings of SWE&C and the SWE&C Subsidiaries shall otherwise continue unaffected by the Plan.

         6.1      Treatment of Class 1B Claims (Secured Claims).

                  6.1.1 Alternatives. The SWE&C Consolidated Estate shall, in its sole discretion, elect one of the following treatments for each Allowed Class 1B Claim as promptly as reasonably practicable following the later of
(i) the Effective Date, and (ii) the date such Class 1B Claim becomes an Allowed Claim:

                  (a) The SWE&C Consolidated Estate shall execute a written undertaking in favor of the Holder of such Allowed Class 1B Claim, whereby the SWE&C Consolidated Estate assumes such Allowed Class 1B Claim and leaves unaltered such Holder's legal, equitable and contractual rights concerning such Allowed Class 1B Claim;

                  (b) Notwithstanding any contractual provision or applicable law that would entitle the Holder of such Allowed Class 1B Claim to demand or receive accelerated payment after the occurrence of a default, the SWE&C Consolidated Estate shall (w) cure any such default that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy
                           Code), (x) reinstate the maturity of such Allowed Class 1B Claim that existed before such default, (y) compensate the Holder of such Allowed Class 1B Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law and (z) execute a written undertaking in favor of such holder whereby the SWE&C Consolidated Estate assumes such Allowed Class 1B Claim and, except as permitted in clauses (w), (x) and (y) of this subparagraph
                           (b), does not otherwise alter the legal, equitable or contractual rights of such Holder concerning such Allowed Class 1B Claim;

                  (c) The SWE&C Consolidated Estate shall pay the Holder of such Allowed Class 1B Claim the Allowed Amount thereof (x) in Cash as promptly as reasonably practicable following the later of (i) the Effective Date, and (ii) the date such Claim becomes an Allowed Claim or (y) at such other later date(s) and upon such other terms more favorable to the SWE&C Consolidated Estate as may be agreed to by the Holder of such Allowed Class 1B Claim and the SWE&C Consolidated Estate.

                  (d) As promptly as reasonably practicable following the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed Claim, the SWE&C Consolidated Estate shall transfer to the Holder of such Allowed Class 1B Claim any property securing such Allowed Class 1B Claim in full satisfaction of such Allowed Class 1B Claim.

                  6.1.2 The SWE&C Consolidated Estate need not elect the same alternative for all Allowed Claims in Class 1B, but rather may elect different alternatives for any portion of the Allowed Claims in such Class. Notwithstanding the foregoing, for each Allowed Class 1B Claim in respect of which an election pursuant to section 1111(b) of the Bankruptcy Code has been made, the SWE&C Consolidated Estate shall elect the treatment provided in
Section 6.1.1(d) of the Plan or shall pay the Holder of such Allowed Class 1B Claim property of a value, as of the Effective Date, that is not less than the value of such Holder's interest in the SWE&C Consolidated Estate's interest in the property that secures such Claim.

         6.2 Release of Collateral. In the event the SWE&C Consolidated Estate elects, with respect to any Class 1B Claim, the treatment provided in Section 6.1.1(c) of the Plan, the Holder of such Class 1B Claim shall, simultaneously with the delivery by the SWE&C Consolidated Estate of the Cash as provided in
Section 6.1.1(c) of the Plan, (i) release such Holder's security interest in all collateral securing such Allowed Class 1B Claim, (ii) take such further action as the SWE&C Consolidated Estate may request to effectuate or evidence such release, and (iii) deliver or cause to be delivered to the SWE&C Consolidated Estate any collateral securing such Allowed Class 1B Claim in such Holder's possession or control suitable for transfer to the SWE&C Consolidated Estate.

         6.3 Treatment of Class 2B Claims (Priority Claims--SWE&C Consolidated Estate). As promptly as reasonable practicable following the later of (a) the Effective Date, and (b) the date such Claim becomes an Allowed Claim, each Holder of an Allowed Class 2B Claim shall be paid by the SWE&C Consolidated Estate, in respect of such Claim, Cash equal to one hundred percent (100%) of the Allowed Amount of such Claim, or such Claim shall be satisfied upon such other terms more favorable to the SWE&C Consolidated Estate as may be agreed upon by the Holder of such Claim and the SWE&C Consolidated Estate.

         6.4 Treatment of Class 3B Claims (Convenience Claims--SWE&C Consolidated Estate). As promptly as reasonably practicable following the later of (i) the Effective Date, and (ii) the date such Claim becomes an Allowed Claim, the SWE&C Consolidated Estate shall pay each Holder of an Allowed Class 3B Claim the amount of the Allowed Claim in Cash.

         6.5 Treatment of Class 4B-1 Claims (Unsecured Claims--SWE&C Consolidated Estate). As promptly as reasonably practicable following the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed Claim, the SWE&C Consolidated Estate shall pay each Holder of an Allowed Class 4B-1 Claim its Pro Rata share of the SWE&C Consolidated Estate's Distributable Cash.

         6.6 Treatment of Class 4B-2 Claims (Asbestos Claims--SWE&C Consolidated Estate). As of the Effective Date, liability, if any, for all Asbestos Claims against any of the Debtors shall be automatically and without further act or deed be deemed assumed by and shall be the sole responsibility of the Asbestos Trust. Each holder of an Allowed Class 4B-2 Asbestos Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4B-2 Asbestos Claim (a) its pro rata portion of the Asbestos Trust assets set forth in Article VII., section 7.3, subject to the terms and conditions of the Asbestos Trust Agreement or (b) such other treatment as to which the Asbestos Trustee and such holder shall have agreed upon in writing.

                  Under the Plan, Allowed Class 4B-2 Asbestos Claims are characterized as impaired because the Equity Committee is unable to determine whether the Available Asbestos Trust Cash plus any Asbestos Insurance Proceeds with respect to Allowed Class 4B-2 Asbestos Claim will be adequate to pay all Allowed Class 4B-2 Asbestos Claims in full. The Equity Committee believes, however, based on the Debtors' historical liability for Asbestos Claims and an understanding of the Asbestos Insurance Coverage that the holders of Class 4B-2 Allowed Asbestos Claims will receive from the Available Asbestos Trust Cash and the Asbestos Insurance Proceeds at least the same percentage recovery as they receive if they held Allowed Claims in Class 4B-1 General Unsecured Claims against the SWE&C Consolidated Estate. Accordingly, the Equity Plan characterizes the Class 4B-2 Asbestos Claims as impaired and seeks a vote of Class 4B-2 to bind all members of Class 4B-2 Asbestos Claims to the treatment of such Claims as proposed herein.

         6.7 Treatment of Class 5B (Subordinated Claims-SWE&C Consolidated Estate). As promptly as reasonably practicable following the later of (i) the Effective Date, and (ii) the date such Class 5B Claim becomes an Allowed Claim, and (iii) the payment of any Senior Debt under the terms of any Subordination Agreement, each Holder of an Allowed Class 5B Claim shall be paid its Pro Rata share of the SWE&C Consolidated Estate's Distributable Cash in an amount not to exceed the amount of its Allowed Claim.

         6.8 Treatment of Class 6B Intercompany Claim (SWINC Intercompany Claim against SWE&C Consolidated Estate). If Class 4B-1 votes to accept the Plan, then the SWINC Intercompany Claim shall be treated as a Class 5B Subordinated Claim. If Class 4B-1 votes to reject the Plan, then on, or as soon as reasonably practicable after the Effective Date of the Plan, the Holders of Class 6B Allowed Claims shall be reclassified as Holders of Allowed Class 4B-1 Claims and receive all distributions otherwise payable to Holders of Allowed Class 4B-1 Claims pari passu.

         6.9 Treatment of Class 7B (SWE&C & SWE&C Subsidiary Interests). On the Effective Date, all Interests in SWE&C and the SWE&C Subsidiaries shall be eliminated, and the Holders of Class 7B Interests shall not receive or otherwise be entitled to receive or retain any property or interest under the Plan.


                                  ARTICLE VII
                  SPECIAL PROVISIONS REGARDING CERTAIN CLAIMS

         7.1 Treatment of Pension Claims. On the Effective Date, Reorganized SWINC shall assume all obligations and benefits under the Pension Plan.

         7.2 Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim against a Debtor shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, provided, however, that: (a) the maximum amount of any distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to the amount of the Allowed Insured Claim minus any applicable insurance; and (b) with respect to Class 4B-2 Asbestos Claims, such claims are deemed to be Insured Claims under the Plan and the balance remaining of any such claims after payment of applicable insurance shall be a Class 4B-1 Unsecured Claim to the extent and only at such time as such claim is determined to be an Allowed Claim against the SWE&C Consolidated Estate.

                  7.2.1 Nothing in this section 7.2, including subparts thereof, shall (x) constitute a waiver of any litigation claim the Debtors may hold against any Person, including any Insurance Carriers or (y) is intended to, shall, or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking or obtaining a distribution or other recovery from any Insurance Carrier of the Debtors in addition to any distribution such Holder may receive pursuant to the Plan; provided, however, that the Debtors shall be deemed not to waive, and expressly reserve their rights to assert, that any insurance coverage is property of a Consolidated Estate.

                  7.2.2 This Plan shall not expand the scope of or alter in any other way the Insurance Carriers' obligations under their policies, and the Insurance Carriers shall retain any and all defenses to coverage that they may have. The Plan shall not operate as a waiver of any other Claims the Insurance Carriers have asserted or may assert in proofs of claim filed in the Debtors' bankruptcy cases, or the rights of the Debtors and their respective Consolidated Estates to object to the final allowance of such Claims for distribution purposes on any basis under applicable state or federal law.

                  7.2.3 Each of the Insurance Carriers retains any and all of its rights, at its own expense, to commence and participate in any contested matters and other related proceedings concerning asbestos personal injury claims, including objections to and requests for relief from the automatic stay with respect to any such claims, until the Debtors' bankruptcy cases are closed.

         7.3 The Asbestos Trust. On the Effective Date, subject to final documentation acceptable to the Equity Committee and the Asbestos Insurers, and pursuant to the terms of the Asbestos Trust Agreement, the SW&EC Consolidated Estate shall transfer to the Asbestos Trust Cash in the amount of $4.5 million and an Allowed Class 4B-1 Claim in the amount of $1.0 million for distribution to holders of Allowed Asbestos Claims and to pay the reasonable and necessary costs and expenses associated with administering the Asbestos Trust, any litigation related to the liquidation, resolution, settlement or compromise of the Asbestos Claims or any litigation related to the resolution settlement or compromise regarding Asbestos Insurance Issues. On the Effective Date, and pursuant to the terms of the Asbestos Trust Agreement, any Debtors having rights under the insurance policies issued by the Asbestos Insurance Carriers and any other policies which provide coverage for Asbestos Claims shall transfer to the Asbestos Trust all of their rights under such insurance policies. The Asbestos Trust shall remain in existence until dissolved by the Asbestos Trustee, and upon termination, any remaining assets of the Asbestos Trust shall revert and be paid over to the SWE&C Consolidated Estate.

7.4      The Asbestos Trustee

                  7.4.1 Appointment. From and after the Effective Date, ______________ shall serve as the Asbestos Trustee pursuant to the Plan, until death, resignation, discharge or the appointment of a successor Asbestos Trustee. The Asbestos Trustee shall have and perform all duties, responsibilities, rights and obligations set forth in the Asbestos Trust Agreement.

                  7.4.2 Rights, Powers and Duties of the Asbestos Trustee. The Asbestos Trustee shall retain and have all the rights, powers and duties necessary to carry out her responsibilities under the Plan and the Asbestos Trust Agreement. Such rights, powers and duties, which shall be exercisable by the Asbestos Trustee on behalf of the Debtors pursuant to the Plan and the Asbestos Trust Agreement, shall include, among others:

                           (a) maintaining any Unclaimed Distribution Reserve
for the benefit of the Holders of Allowed Asbestos
Claims;

                           (b) investing Cash in the Asbestos Trust in (i)
direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (ii) money market deposit accounts, checking accounts, savings accounts, certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investment that may be permissible under (x) Bankruptcy Code section 345 or (y) any order of the Court entered in the Debtors' Chapter 11 Cases;

                           (c) calculating and paying of all distributions to
be made under the Plan, the Asbestos Trust
Agreement, and other orders of the Court, to Holders of Allowed Asbestos Claims that have become undisputed, non-contingent, and liquidated claims;

                           (d) employing, supervising and compensating
professionals, if any, necessary to represent the interests of and serve on behalf of the Asbestos Trust;

                           (e) objecting to, defending against and settling
Asbestos Claims, and seeking estimation of contingent or unliquidated Asbestos Claims under section 502(c) of the Bankruptcy Code;

                           (f) dissolving the Asbestos Trust;

                           (g) exercising all powers and rights, and taking
all actions, contemplated by or provided for in the Asbestos Trust Agreement;

                           (h) taking any and all other actions necessary or
appropriate to implement the provisions of the Asbestos Trust Agreement;

                           (i) making and filing any tax returns for the
Asbestos Trust;

                           (j) taking any actions necessary to ensure that the
Asbestos Trustee will receive timely notice of any Asbestos Claim including, without limitation, taking action to maintain the corporate existence of one or more of the Debtors; and

                           (k) shall enter into one or more coverage in place
agreements with the Asbestos Insurance Carriers on terms satisfactory to the Asbestos Trustee or take other appropriate action with respect to insurance provided by the Asbestos Insurance Carriers; and

                           (l) shall take any actions necessary to ensure the
preservation of the Debtors' documents to the extent such documents may be necessary to the defense of Asbestos Claims, including, without limitation, the entry into long-term storage agreements with respect to such documents.

                                 ARTICLE VIII
                           DISTRIBUTIONS TO HOLDERS

         8.1 Holders Entitled to Receive Distributions. Only Holders of Claims and Interests that are Allowed Claims and Allowed Interests, respectively, as of a Distribution Date shall be entitled to receive any distribution of property on such date. Any provision in the Plan that distribution be made "as promptly and reasonably practicable" after some date means as promptly as reasonably practicable in the sole discretion of the SWE&C Liquidation Board for the SWE&C Consolidated Estate and the SWINC Liquidation Board for the SWINC Consolidated Estate after adequate provision for reserves, expenses and contingencies in their respective business judgment.

         8.2 Distribution Record Date. The SWINC or the SWE&C Consolidated Estate, as applicable, shall establish a record date with respect to each Distribution Date, provided that such date is not more than fifteen (15) Business Days prior to the applicable Distribution Date. Only Holders of Allowed Claims or Allowed Interests as of the applicable record date shall be entitled to receive distributions under the Plan. If no record date is established, the applicable Distribution Date shall serve as the record date.

         8.3 Minimum Distributions. No distribution of Cash shall be required to be made hereunder to any Holder at any particular time unless specifically set forth in the Plan, unless such distribution is at least equal to US $100.00, or, if applicable, its equivalent in foreign currency ("Minimum Distributable Amount") or unless such distribution is the Final Distribution to such Holder. Any Cash not distributed by operation of this Section 8.3, shall be retained, as applicable, in trust for such Holder until the earlier of (a) the next distribution to such Holder, provided that such distribution, taken together with amounts retained hereby, equals or exceeds the Minimum Distributable Amount, or (b) the Final Distribution to such Holder.

         8.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                  8.4.1 Delivery of Distributions in General. Except as provided below in this Section 8.4.1, for distributions to Holders entitled to distributions but for the inability to locate such Holders, distributions to Holders shall be made: (a) at the addresses set forth on the respective proofs of claim or proofs of interest Filed by or on behalf of such Holders (or in the case of any transferee of such Claim, to the address set forth on any document of transfer); (b) at the addresses set forth in any written notices of address changes delivered to the Debtors, the SWINC or the SWE&C Consolidated Estate, as applicable, after the date of any related proof of claim or proof of interest; or (c) at the address reflected on the Schedules if no proof of claim is filed and the SWINC or SWE&C Consolidated Estate, as applicable, has not received a written notice of a change of address; or (d) if the Claim or Interest is based on a security of the Debtors, at the address shown on the most current records of the transfer agent or registrar relating to such security, if any.

                  8.4.2    Undeliverable Distributions.

                  (a) Holding and Investment of Undeliverable Property. If the distribution to any Holder is returned as undeliverable, no further distribution shall be made to such Holder unless and until the SWINC or SWE&C Consolidated Estates, as applicable, is notified in writing of such Holder's then current address within the time period specified in section 8.4.2(b). For purposes of this Plan, undeliverable distributions shall include checks (as of the date of their issuance) sent to Holders respecting distributions to such Holders under the Plan, which checks have not been cashed within six (6) months following the date of issuance of such checks. Undeliverable distributions shall remain in the possession of the SWINC or SWE&C Consolidated Estate, as applicable, until such time as a distribution becomes deliverable, subject to section 8.4.2(b).

                  (b) Distribution of Undeliverable Property After it Becomes Deliverable and Failure to Claim Undeliverable Property. Any Holder that does not assert a Claim for an undeliverable distribution within the later of (y) one (1) year after the Effective Date, and (z) six (6) months after the applicable Distribution Date, shall no longer have any Claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases title to and all beneficial interests in any property held for distribution on account of such Claims or Interests shall remain in the respective Estate, and such property shall be redistributed in accordance with the provisions of this Plan as if such Claims or Interests were not Allowed Claims or Allowed Interests, as the case may be. Nothing contained in the Plan shall require any person, including the SWINC or SWE&C Consolidated Estates, to attempt to locate any Holders.

         8.5 Means of Cash Payments. Cash payments in an amount of less than $50,000 made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Debtors, or by wire transfer from a domestic bank, except that such payments to foreign Holders may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments in an amount of $50,000 or more shall be made by wire transfer from a domestic bank, provided, that at least five (5) Business Days prior to the applicable Distribution Date, the proposed recipient of such Cash payment has provided the Debtors with appropriate wire instructions.

         8.6 Compliance With Tax Requirements. In connection with the Plan, to the extent applicable, the SWINC and SWE&C Consolidated Estates shall comply with all withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

         8.7 Investments. Cash held by the SWINC and SWE&C Consolidated Estates may be invested in any manner permitted by Section 345 of the Bankruptcy Code or any order of the Bankruptcy Court that has established investment guidelines for funds of the Estate.

         8.8 Allocation of Distributions. Each distribution to the Holder of an Allowed Claim or Interest pursuant to the Plan shall be allocated (a) first, to that portion of the relevant Allowed Claim or Interest that constitutes principal, and (b) second, to that portion of the relevant Allowed Claim or Interest that constitutes interest, if any (including, without limitation, accreted original issue discount, if any) in order of accrual.

         8.9 Single Recovery. Distributions on account of Allowed Claims that lie against more than one Consolidated Estate shall be adjusted so that such Holders do not receive more than the amount of their Allowed Claim, plus Post-Petition Interest if applicable, and all equitable rights of contribution, indemnification, subrogation and exoneration shall be preserved as set forth below.

                                  ARTICLE IX
                              ALLOWANCE OF CLAIMS

         9.1 Schedules. The Debtors' Schedules, to the extent that they list Claims against a particular Debtor or particular Debtors, shall constitute prima facie evidence of the validity and amount of the Claims of Creditors against such Debtor or Debtors, unless they are scheduled as disputed, contingent, or unliquidated. Claims listed as disputed, contingent or unliquidated on the Schedules are not Allowed Claims, except Claims otherwise treated by the Plan or previously allowed by Final Order of the Court. A proof of claim executed and filed in accordance with Bankruptcy Rule 3003 and any order of the Court shall supersede any scheduling of such Claim by a Debtor pursuant to section 521(1) of the Bankruptcy Code.

         9.2 Disallowance of Late Filed Claims and Interests and Claims That Do Not Specify the Applicable Debtor. Any Holder who is or was required, pursuant to applicable law, rule, order or otherwise, to file a proof of claim, proof of interest or application for final allowance by a particular date (including, without limitation, Holders of Administrative Claims who are required to file applications for final allowance in accordance with Article II hereof), but fails or failed to timely file such proof of claim, proof of interest or application for final allowance, or who files a proof of claim or interest, or an application for final allowance, that does not specify the applicable Debtor against which the Claim lies or lists more than one Debtor on a single proof of claim form, shall not be treated as a Holder with respect to such Claim or Interest for the purpose of receiving distributions under the Plan, and such Claim or Interest shall be disallowed after notice and a hearing, unless otherwise ordered by the Bankruptcy Court.

         9.3 Objections to Claims or Interests. Any Claim or Interest that has not previously been disallowed, shall be conclusively deemed to be an Allowed Claim as of the day after the Claims Objection Date (including objections based on section 502(d) of Bankruptcy Code) or a notice from the applicable Debtor, the Equity Committee or the SWINC or SWE&C Consolidated Estate, as applicable, has been sent to the Holder of such Claim or Interest evidencing an intention to object to such Claim.

         9.4      Estimation.

                  9.4.1 For Purposes of Allowance. The SWINC Consolidated Estate or the SWE&C Consolidated Estate may request that the Court, pursuant to section 502(c) of the Bankruptcy Code, estimate for the purpose of allowance and distribution hereunder, (a) any contingent or unliquidated Claim, the fixing or liquidation of which, as the case may be, would unduly delay the administration of such Consolidated Estate, or (b) any right to payment arising from a right to an equitable remedy for breach of performance.

                  9.4.2 For Purposes of Determining Cash Reserves. As to any Claim (including, without limitation, any unliquidated Claim), the Court shall, upon motion by the SWINC Consolidated Estate or the SWE&C Consolidated Estate, estimate the maximum allowable amount of such Claim (and, therefore, the maximum property distribution to be held on behalf of such Claim).

                  9.4.3 Standing with respect to Objections to Claims. Each of the SWINC Consolidated Estate on behalf of SWINC and any SWINC Subsidiary, and the SWE&C Consolidated Estate on behalf of SWE&C and any SWE&C Subsidiary, will have the sole authority to object to and contest the allowance of any Claims filed with the Court against a Debtor included in the applicable Consolidated Estate, with the exception of Claims assumed by Shaw in connection with the Shaw Sale, as to which Shaw has standing to object as approved by prior order of the Court.

                  9.4.4 Compromises and Settlements. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the SWINC Consolidated Estate on behalf of SWINC and any Debtor included in the SWINC Consolidated Estate, and the SWE&C Consolidated Estate on behalf of SWE&C and any Debtor included in the SWE&C Consolidated Estate, may compromise and settle Claims against a Debtor included in their respective Consolidated Estates and Claims they may have against other Persons. After the Effective Date, the SWINC Consolidated Estate on behalf of SWINC and any Debtor included in the SWINC Consolidated Estate, and the SWE&C Consolidated Estate on behalf of SWE&C and any Debtor included in the SWE&C Consolidated Estate shall be authorized to compromise and settle any Claims against the respective Debtors or that the respective Debtors may have against other Persons, pursuant to Bankruptcy Rule 9019(a) and section 105(a) of the Bankruptcy Code, without further approval from the Court.

                                   ARTICLE X
                        PROVISIONS FOR DISPUTED CLAIMS
                             AND DISPUTED INTEREST

         10.1 No Distribution Pending Resolution of Objection. No distribution shall be made upon, or in respect of, any Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest as the case may be.

         10.2 Distribution On Account of Subsequently Allowed Claims and Subsequently Allowed Interests. For purposes of the distributions referenced in Articles V and VI of this Plan, the SWINC Consolidated Estate and the SWE&C Consolidated Estate and each Debtor shall assume that each Holder of a Disputed Claim holds an Allowed Claim having an Allowed Amount equal to the lesser of (a) the maximum Allowed Amount possible in respect of such Disputed Claim or (b) the amount estimated by the Court in respect of such Disputed Claim. Cash not distributed as of a Distribution Date because of a Disputed Claim shall be held, respectively, in a Disputed Claim Reserve by each of the SWINC Consolidated Estate and the SWE&C Consolidated Estate, pending the allowance of any Disputed Claims against their respective Estates.

                  10.2.1 As soon as reasonably practicable following the allowance of any Disputed Claim (a "Subsequently Allowed Claim"), the SWINC Consolidated Estate or the SWE&C Consolidated Estate shall distribute to the Holder of such Subsequently Allowed Claim Cash equal to the amount held by the SWINC Consolidated Estate or the SWE&C Consolidated Estate, respectively, on account of such Subsequently Allowed Claim. If a Disputed Claim is disallowed, the SWINC Consolidated Estate and the SWE&C Consolidated Estate, respectively, shall distribute the Cash held on account of such Disputed Claim in their respective Disputed Claims Reserve as provided under the Plan.

                  10.2.2 If a Disputed Claim is allowed in an amount less than the amount which the SWINC Consolidated Estate or the SWE&C Consolidated Estate was holding Cash on account of such Disputed Claim, then the SWINC Consolidated Estate or the SWE&C Consolidated Estate, respectively, shall distribute to the Holder of such Subsequently Allowed Claim an amount equal to the amount that the SWINC Consolidated Estate or the SWE&C Consolidated Estate would have held had the amount been based on the amount of the Subsequently Allowed Claim. The SWINC Consolidated Estate and the SWE&C Consolidated Estate shall distribute the excess Cash held in their respective Disputed Claims Reserve on account of any such Disputed Claim as provided under the Plan.



                                  ARTICLE XI
                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

         11.1 Rejection. Except as otherwise provided herein, any and all leases or executory contracts not previously rejected by a Debtor, unless specifically assumed pursuant to order of the Court, or otherwise provided in this Plan, shall be deemed rejected on the Confirmation Date, and all leases or executory contracts so assumed shall remain unaffected by the Plan.

         11.2 Rejection Claims Bar Date. If the rejection of an executory contract or unexpired lease hereunder gives rise to a Claim, such Claim shall be forever barred and not enforceable against the applicable Debtor or its successor in interest under this Plan unless a proof of Claim is filed and served on the SWINC or SWE&C Consolidated Estate, as applicable, within thirty
(30) days after the Confirmation Date. Any Holder of a Claim arising from a timely filed proof of Claim relating to the rejection of any lease or executory contract pursuant to the Plan shall have, to the extent such Claim becomes an Allowed Claim, the rights of a Holder of an Unsecured Claim against the applicable Debtor. Any such timely filed Claim arising from rejection of a lease or executory contract shall be conclusively deemed to be an Allowed Claim unless prior to the Claims Objection Date either an objection to such Claim has been filed or a notice from the applicable Debtor, SWINC or SWE&C Consolidated Estate, or the Equity Committee or Creditors' Committee has been sent to the Holder of such Claim evidencing an intention to object to such Claim.

         11.3 Pension Plan. The Pension Plan shall be and is an executory contract and is assumed by SWINC and assigned to Reorganized SWINC pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code. Reorganized SWINC shall succeed SWINC as the "contributing sponsor" of the Pension Plan for all purposes, including ERISA section 4001(a)(13), and shall succeed SWINC as the "employer" maintaining the Pension Plan for all purposes, including under ERISA section 4044(d).

         11.4 Other Employee Benefit Plans. As soon as practicable after the Effective Date, the SWINC Liquidation Board will cause the SWINC Consolidated Estate to fulfill any remaining fiduciary duties to terminate or settle the ESOP, the Group Life Insurance and Spouses Insurance Plan of Stone and Webster, Incorporated and the EIP.

         11.5 Insurance Policies. Unless the applicable Consolidated Estate moves to reject such policy within ninety days after the Effective Date, to the extent any insurance policies and contracts of the Debtors which provide coverage for an Insured Claim are deemed to be executory contracts, such policies and contracts are hereby assumed by the applicable Consolidated Estate pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code. If both Consolidated Estates have an interest in an insurance policy or contract that provides coverage for an Insured Claim that is deemed to be an executory contract, liability for cure amounts, if any, and responsibility for continued obligations shall be as agreed to by the Consolidated Estates or, in the absence of agreement, shall be as determined by the Court. Any such contracts which are deemed not executory shall continue to be property of the applicable Consolidated Estate pursuant to section 541 of the Bankruptcy Code and all rights with respect to such policies are hereby preserved.

                                  ARTICLE XII
                          IMPLEMENTATION OF THE PLAN
                          AND EXECUTION OF ITS TERMS

         12.1 Consolidation or Merger. Pursuant to and in accordance with section 1123(a)(5)(C) of the Bankruptcy Code:

                  12.1.1 SWINC Consolidated Estate. On the Effective Date, or as soon thereafter as reasonably practicable, (a) each of the SWINC Subsidiaries and all their assets and liabilities shall be merged into and become a part of the SWINC Consolidated Estate; (b) the SWINC Estate shall be deemed to merge into the SWINC Consolidated Estate, except for the assets transferred to Reorganized SWINC pursuant to Article 12.2.2 hereof; (c) any guarantees, liabilities and obligations of SWINC and any SWINC Subsidiary, or more than one Debtor entity in the SWINC Consolidated Estate, by or to a single creditor shall be deemed to be one obligation to said creditor entitling such creditor to a single recovery from the SWINC Consolidated Estate; (d) any proof of claim filed or scheduled or otherwise made against SWINC and any SWINC Subsidiary, or more than one Debtor entity in the SWINC Consolidated Estate, by or to a single creditor shall be deemed to be one obligation to said creditor entitling such creditor to a single recovery from the SWINC Consolidated Estate; and (e) each of the Chapter 11 Cases of the SWINC Subsidiaries shall be deemed closed, and any proceedings that could have been brought or commenced in such Chapter 11 Cases shall be brought or otherwise commenced in the SWINC Joint Case which shall remain pending for the administration of the SWINC Consolidated Estate pursuant to this Plan. Further, on the Effective Date any Claims based upon guarantees of collection, payment or performance made by SWINC or any SWINC Subsidiary as to the obligations of SWINC or any SWINC Subsidiary shall be released and of no further force and effect. As the result of the merger of the SWINC Subsidiaries into each other and with the SWINC Estate as set forth above, no SWINC Subsidiary shall have an Allowed Claim against SWINC or another SWINC Subsidiary, and vice versa. Such Intracompany Claims, however, are preserved to the extent such Claims directly or indirectly contribute to an Intercompany Claim on behalf of the SWINC Consolidated Estate against the SWE&C Consolidated Estate, including without limitation the Class 6B Intercompany Claim. Further, any Administrative Claims or subrogation claims by the SWINC Consolidated Estate against the SWE&C Consolidated Estate are expressly preserved as provided in Articles II and XVI of the Plan.

                  12.1.2 SWE&C Consolidated Estate. On the Effective Date, or as soon thereafter as reasonably practicable, (a) each of the SWE&C Subsidiaries and all their assets and liabilities shall be merged into and become a part of the SWE&C Consolidated Estate; and (b) all assets and liabilities of SWE&C and the SWE&C Subsidiaries, of any kind and nature whatsoever, shall merge into and become a part of the SWE&C Consolidated Estate, as set forth in Article 12.2.4 of this Plan; (c) any guarantees, liabilities and/or obligations of SWE&C and any SWE&C Subsidiary, or more than one Debtor entity in the SWE&C Consolidated Estate, by or to a single creditor shall be deemed to be one obligation to said creditor entitling such creditor to a single recovery from the SWE&C Consolidated Estate; (d) any proof of claim filed or scheduled or otherwise made against SWE&C and any SWE&C Subsidiary, or more than one Debtor entity in the SWE&C Consolidated Estate, by or to a single creditor shall be deemed to be one obligation to said creditor entitling such creditor to a single recovery from the SWE&C Consolidated Estate; and (e) each of the Chapter 11 Cases of the SWE&C Subsidiaries shall be deemed closed, and any proceedings that could have been brought or commenced in such Chapter 11 Cases shall be brought or otherwise commenced in the SWE&C Joint Case which shall remain pending for the administration of the SWE&C Consolidated Estate pursuant to this Plan. Further, on the Effective Date any Claims based upon guarantees of collection, payment or performance made by SWE&C or any SWE&C Subsidiary as to the obligations of SWE&C or any SWE&C Subsidiary shall be released and of no further force and effect. As the result of the merger of the SWE&C Subsidiaries into each other and with the SWE&C Estate as set forth above, no SWE&C Subsidiary shall have an Allowed Claim against SWE&C or another SWE&C Subsidiary, and vice versa. Such Intracompany Claims, however, are preserved to the extent such claims directly or indirectly contribute to the SWE&C Setoff Claim consisting of the aggregate Intercompany Claim on behalf of the SWE&C Consolidated Estate against the SWINC Consolidated Estate. The SWE&C Setoff Claim shall be setoff against the gross aggregate Intercompany Claim asserted by the SWINC Consolidated Estate against the SWE&C Consolidated Estate.

         12.2     Vesting of Assets.

                  12.2.1 SWINC Consolidated Estate. On the Effective Date, the SWINC Consolidated Estate shall be vested in and retain all property of the Estates of the SWINC Subsidiaries, including without limitation: (a) all Cash held by SWINC and the SWINC subsidiaries, including without limitation the Cash necessary to fund the SWINC Consolidated Estate Implementation Reserve, as defined hereafter, but excluding the Cash necessary to fund the Reorganized SWINC Implementation Reserve; (b) all causes of action of SWINC retained for enforcement pursuant to Articles XVI and XVII of the Plan; and (c) all property of any other kind of the SWINC Subsidiaries and all causes of action of the SWINC Subsidiaries retained for enforcement pursuant to Articles XVI and XVII of the Plan. The SWINC Consolidated Estate shall be entitled to act as the representative of the SWINC Subsidiaries' Estates pursuant to section 1123(b)(5) of the Bankruptcy Code.

                  Any Cash remaining in the Disputed Claims Reserve after resolution of Disputed Claims as provided in the Plan, and that portion of the SWINC Cash retained by the SWINC Consolidated Estate, not later than thirty
(30) days after the later of (a) the date on which all actions retained by the SWINC Consolidated Estate under Articles XVI and XVII have been completed; (b) the date on which all assets of the SWINC Consolidated Estate have been liquidated and all funds due from Reorganized SWINC under section 12.2.3 of the Plan have been collected; and (c) the date on which all Claims against any Debtor in the SWINC Consolidated Estate have been allowed or disallowed, shall be distributed as provided hereunder.

                  12.2.2 Reorganized SWINC. On the Effective Date, Reorganized SWINC shall be vested exclusively in (1) any and all property interests in and to any reversion in the Pension Plan and any Pension Plan related property interests of any kind; (2) any Letter of Credit in which SWINC owned a proprietary interest of any kind as of the Petition Date and which remains to be liquidated as of the Effective Date; and (3) the Cash necessary to fund the Reorganized SWINC Implementation Reserve. On the Effective Date, subject to the provisions of the Plan, no other Debtors or Debtors' Estates shall have any Claim, equitable or otherwise, to such reversionary interest in the Pension Plan. Reorganized SWINC shall be authorized to conduct business pursuant to Article 12.5 of this Plan.

                  12.2.3 Reorganized SWINC Obligations Under Plan. Reorganized SWINC shall pay the SWINC Consolidated Estate its Distributable Cash as necessary for the SWINC Consolidated Estate to: (a) make the payments required under this Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Allowed Claims and Interests in Classes 1A, 2A, 3A, 4A, and 6A; (b) maintain the Disputed Claim Reserve required under Article X of the Plan; and
(c) maintain the Consolidated SWINC Estate Implementation Reserve in the amounts deemed necessary or appropriate by the SWINC Liquidating Board. Further, Reorganized SWINC shall be liable to pay the SWINC Liquidating Trust, for the benefit of Allowed Class 5A Interests, all Distributable Cash remaining after the foregoing payments have been made or the foregoing Holders of Allowed Claims have been paid in full.

                  12.2.4 SWE&C Consolidated Estate. On the Effective Date, the SWE&C Consolidated Estate shall be vested in and retain all property of the Estates of the SWE&C Subsidiaries, including without limitation all causes of action of SWE&C and any SWE&C Subsidiary retained for enforcement pursuant to Articles XVI and XVII of the Plan.

         12.3 Implementation Reserves. From and after the Effective Date, the SWINC Consolidated Estate, Reorganized SWINC and the SWE&C Consolidated Estate shall maintain the following reserves:

                  12.3.1 SWINC Consolidated Estate. The SWINC Consolidated Estate shall maintain a reserve, in an amount determined by the SWINC Liquidation Board in its business judgment, and in its sole discretion, to ensure the ability to fund the implementation and effectuation of the intents and purposes of the Plan, including without limitation the resolution of objections to Claims against the SWINC Consolidated Estate, pursuit of actions retained by the SWINC Consolidated Estate under Articles XVI and XVII of the Plan, and the liquidation of all other assets of the SWINC Consolidated Estate.

                  12.3.2 Reorganized SWINC. Reorganized SWINC shall maintain a reserve, in an amount to be determined by the SWINC Liquidation Board, its business judgment, to ensure its ability to fund the implementation and effectuation of the intents and purposes of the Plan.

                  12.3.3 SWE&C Consolidated Estate. The SWE&C Consolidated Estate shall maintain a reserve, in an amount determined by the SWE&C Liquidation Board, its business judgment, to ensure the ability to fund the implementation and effectuation of the intents and purposes of the Plan, including without limitation the resolution of objections to Claims against the SWE&C Consolidated Estate, pursuit of actions retained by the SWE&C Consolidated Estate under Articles XVI and XVII of the Plan, and the liquidation of all other assets of the SWE&C Consolidated Estate.

                  12.3.4 Replenishment of Reserves. The SWINC Liquidation Board and the SWE&C Liquidation Board may, with respect to each of their Estates and in their sole discretion, replenish their Implementation Reserve from Cash otherwise available to their respective Consolidated Estates, including from a Disputed Claims Reserve to the extent such Reserve has excess Cash in it because of the disallowance of Disputed Claims. Similarly, the SWINC Liquidation Board and/or the Board of Directors of Reorganized SWINC in their sole discretion may replenish the Reorganized SWINC Implementation Reserve from Cash otherwise available to Reorganized SWINC, or if no Cash is available, from Cash otherwise available to the SWINC Consolidated Estate. In the event any Cash remains in the Implementation Reserves after the final resolution of Claims and Interests, the remaining Cash shall be distributed to the respective underlying Consolidated Estate for distribution as provided in the Plan.

         12.4 Corporate Governance. From and after the Effective Date, the SWINC Consolidated Estate, Reorganized SWINC and the SWE&C Consolidated Estate shall be managed as follows:

                  12.4.1 SWINC Consolidated Estate. From and after the Effective Date, issues of corporate governance, management and administration regarding the SWINC Consolidated Estate shall be determined by members of the SWINC Liquidation Board in accordance with the terms of this Plan and otherwise applicable law.

                  12.4.2 Reorganized SWINC. From and after the Effective Date, the corporate governance, management and administration of Reorganized SWINC shall be determined by a new board of directors which shall govern Reorganized SWINC's affairs in accordance with applicable law. The members of the board of directors for Reorganized SWINC shall be the same as the members of the SWINC Liquidation Board as of the Effective Date.

                  12.4.3 SWE&C Consolidated Estate. From and after the Effective Date, issues of corporate governance, management and administration regarding the SWE&C Consolidated Estate shall be determined by members of the SWE&C Liquidation Board in accordance with the terms of this Plan and otherwise applicable law.

         12.5 Continued Corporate Existence & Operations of Reorganized SWINC. Reorganized SWINC shall continue to exist after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws of SWINC in effect prior to the Effective Date, as amended under this Plan. Reorganized SWINC will be authorized to engage in any lawful activity for which corporations may be organized under the Delaware General Corporation Law.

                  12.5.1 Certificates of Incorporation and Bylaws - Reorganized SWINC. On the Effective Date, the existing certificate of incorporation and bylaws for SWINC shall be deemed to be amended and restated in their entirety as provided in the Certificates of Incorporation and Bylaws, respectively. The Certificates of Incorporation as restated shall restrict the issuance of non-voting equity securities as provided in section 1123(a)(6) of the Bankruptcy Code.

                  12.5.2 Corporate Actions to Implement Plan. On or before the Effective Date, the board of directors of each Debtor shall cause each Debtor to take all corporate and other action necessary to adopt, implement and effectuate the intents and purposes of the Plan.

                  12.5.3 Dissolution of Reorganized SWINC. As promptly as reasonably practicable, as determined by the Reorganized SWINC board of directors, Reorganized SWINC shall adopt a resolution to dissolve itself under Delaware General Corporation Law and shall commence such dissolution proceeding. In connection therewith, the board of directors of Reorganized SWINC shall (a) terminate the Pension Plan in a standard termination pursuant to Title IV of ERISA, with the date of Pension Plan termination falling on a date when Reorganized SWINC is in the dissolution proceeding, and (b) otherwise pursue the dissolution proceeding toward the end of providing for the distribution of the remaining assets of Reorganized SWINC to the SWINC Consolidated Estate for payment to Holders of Allowed Claims against the SWINC Consolidated Estate, and to the SWINC Liquidating Trust as the Holder of the share of common stock of Reorganized SWINC, in accordance with section 12.2.3 of the Plan and Delaware General Corporation Law. Reorganized SWINC may retain and compensate such employees and professionals as it deems necessary to enable it to perform its duties under this section.

         12.6 Dissolution of Other Debtors. Pursuant to this Plan, the Confirmation Order and applicable state law, a Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved as of its Final Distribution Date, unless the SWE&C Liquidation Board or the SWINC Liquidation Board elects to dissolve a Debtor within their respective Consolidated Estates sooner. Each Liquidation Board shall cause to be filed with the Court a notice of any Final Distribution Date with respect to its Consolidated Estate. The SWINC Liquidation Board and the SWE&C Liquidation Board shall each file a certificate of dissolution for such Debtors as they are dissolved and shall take all other actions necessary or appropriate to effect the dissolution of the remaining Debtors, if any, by no later than the Final Distribution Date.

                  12.6.1 Certificates of Incorporation and Bylaws - Other Debtors. To the extent any other Debtor is not dissolved pursuant to section
12.6 of this Plan, the existing certificate of incorporation and bylaws for such Debtor shall be deemed to be amended and restated in its entirely as provided therein, until such time as the Debtor is dissolved in accordance with this Plan.

         12.7 Dissolution of Board(s) of Directors. Upon the inauguration of the SWINC Liquidation Board on the Effective Date, each of the then existing members of each Debtor's board of directors for SWINC and the SWINC Subsidiaries shall be deemed to have resigned and each board of directors shall be dissolved. Similarly, upon the inauguration of the SWE&C Liquidation Board on the Effective Date, each of the then existing members of each Debtor's board of directors for SWE&C and the SWE&C Subsidiaries shall be deemed to have resigned and each board of directors shall be dissolved.

         12.8 Shares of Common Stock. All shares of Common Stock of SWINC shall be cancelled as of the Effective Date. Reorganized SWINC shall issue one share of Common Stock, which shall be distributed to the SWINC Liquidating Trust on the Effective Date. The beneficial interests in the SWINC Liquidating Trust will not be represented by certificates and will not be transferable except by operation of law. The SWINC Liquidating Trust shall exist only to effect a liquidation and will be terminated upon action of the SWINC Liquidating Board.

         12.9 Payment of Fees Under 28 U.S.C. ss.1930. Any fees due under 28 U.S.C. ss.1930 after the Effective Date shall be paid from the Implementation Reserves of the SWINC Consolidated Estate and the SWE&C Consolidated Estate, respectively, as if for one Consolidated Estate with respect to each, as described in section 12.1 of this Plan.

         12.10 Effectuating Documents; Exemption from Certain Transfer Taxes and Further Transactions. Each Debtor shall be authorized and is hereby directed to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance or exchange of any security, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with, the Plan, including but not limited to, any merger or consolidation agreements, deeds, bills of sale, assignments or other instruments of transfer relating to property of an Estate after the Effective Date, shall not be subject to any stamp tax, real estate transfer tax or similar tax. The Shaw Sale, which has generated the funds necessary to implement the Plan, is hereby deemed to have been undertaken in furtherance of the Plan for purposes of section 1146(c) of the Bankruptcy Code.

                                 ARTICLE XIII
                             LIQUIDATION BOARD AND
                        POST-EFFECTIVE DATE MANAGEMENT

         13.1     Liquidation of the Consolidated Estates.

                  13.1.1 SWINC Consolidated Estate. Under the supervision and control of the SWINC Liquidation Board, following the Effective Date, the SWINC Consolidated Estate shall liquidate all remaining property of its Estate as rapidly, efficiently and prudently as practicable with the goal of maximizing the recoveries, shall pursue objections to Claims against its Estate and the prosecution of Claims belonging to the SWINC Consolidated Estate, shall pay ratable distributions from Distributable Cash to Holders of Allowed Claims against the SWINC Consolidated Estate and shall take all other actions permitted or provided for under the Plan.

                  13.1.2 SWE&C Consolidated Estate. Under the supervision and control of the SWE&C Liquidation Board, following the Effective Date, the SWE&C Consolidated Estate shall liquidate all remaining property of its Estate as rapidly, efficiently and prudently as practicable with the goal of maximizing the recoveries, shall pursue objections to Claims against its Estate and the prosecution of Claims belonging to the SWE&C Consolidated Estate, shall pay ratable distributions from Distributable Cash to Holders of Allowed Claims against the SWE&C Consolidated Estate and shall take all other actions permitted or provided for under the Plan.

         13.2 Supervision of Liquidation. From the Effective Date, the activities specified in section 13.1 of the Plan shall be implemented and supervised by the respective Liquidation Boards designated as follows:

                           13.2.1 Selection of SWINC Liquidation Board. On or
prior to the Effective Date, the Equity Committee shall designate a minimum of three (3) and a maximum of five (5) individuals to serve as members of the SWINC Liquidation Board. The Equity Committee designates the following individuals: (1) a designated new manager to be named by not later than May 2, 2003; (2) Mr. James Kjorlien of CRT Capital Group, LLC, a current shareholder; and (3) a designee to be named from Grace Brothers Ltd., Chair of the Equity Committee. In addition, the Equity Committee may nominate an additional two persons to serve on the SWINC Liquidation Board by not later than fifteen (15) days prior to the Confirmation Hearing.

                  13.2.2 Selection of SWE&C Liquidation Board. On or prior to the Effective Date, the Equity Committee, the Debtors and the Creditors' Committee shall each designate one (1) individual, for a total of three (3) individuals, to serve as members of the SWE&C Liquidation Board. Subject to approval of such individuals by the Court, each of the individuals so designated shall become a member of the SWE&C Liquidation Board, and the designated members shall comprise the SWE&C Liquidation Board as of the Effective Date. In the event that Class 4B-1 votes to reject the Plan, however, the SWINC Liquidation Board will appoint that member of the SWE&C Liquidation Board that would otherwise be appointed by the Creditors' Committee.

         13.3 Authority of Liquidation Board. The SWINC Liquidation Board and the SWE&C Liquidation Board shall each be authorized to effectuate this Plan, with respect to their respective Consolidated Estates, and to carry out all orders of the Court relative thereto, perform each Debtor's other obligations under the Plan and applicable bankruptcy and other law and otherwise manage the affairs of their respective Consolidated Estates in a manner consistent with the intent of this Plan. Pursuant to section 303(a) of the Delaware Corporation Law, each of the SWINC Liquidation Board and the SWE&C Liquidation
Board: (a) may initiate any proceeding or do any act consistent with the above without any further action by such Debtor's directors or stockholders, and (b) all actions taken by said Liquidation Board under this Plan and consistent with the foregoing shall have the same effect as if exercised and taken by unanimous action of the directors and stockholders of such Debtor. Decisions of the Liquidation Boards may be made by majority vote unless the members of such Liquidation Board unanimously designate any decision as requiring unanimous decision.

         13.4 Compensation and Indemnification of Members of the Liquidation Boards. With respect to each of the SWINC Liquidation Board and the SWE&C Liquidation Board, the initial members of each of said Liquidation Boards shall be reasonably compensated, and shall enjoy the indemnification and other rights, consistent with Delaware General Corporation Law, as are provided in a writing filed by the Equity Committee at least five (5) Business Days prior to the Confirmation Date. Subsequent members shall be compensated, and shall enjoy such indemnification and other rights, as are reasonably agreed to by the then existing Liquidation Board and, to the extent such compensation, indemnification or other rights differ materially from that applicable to the member being replaced, approved by the Court.

         13.5 Removal. Any member of either the SWINC Liquidation Board or the SWE&C Liquidation Board may be removed in any manner in which a member of a board of directors may be removed under Delaware General Corporation Law.

         13.6 Vacancies. Vacancies on either the SWINC Liquidation Board or the SWE&C Liquidation Board shall be filled by a majority vote of the remaining members of the respective Liquidation Board. With respect to the SWINC Liquidation Board, in addition to the foregoing and in the absence of a majority, vacancies may be filled by the majority vote of the Holders of the beneficial interests in the SWINC Liquidating Trust.

         13.7 Delegation of Authority. Each of the SWINC Liquidation Board and the SWE&C Liquidation Board may delegate its obligations and responsibilities under this Plan to officers of a Debtor or agents of their choosing, including without limitation, by retaining a manager to manage the liquidation and interim operation of all or any portion of the assets of their respective Consolidated Estates.

         13.8 Fees and Expenses of Professionals. Other than as specifically provided in any agreement pursuant to which a professional renders services to a Consolidated Estate, the reasonable fees and expenses incurred of any and all professionals post-Effective Date (including, without limitation, legal counsel and financial advisors) retained by such Consolidated Estate in connection with the implementation of the Plan and the fulfillment of such Consolidated Estate's duties, as approved and agreed to by the SWINC Liquidation Board or the SWE&C Liquidation Board, for each of their respective Consolidated Estates, may be paid by such Consolidated Estate without any requirement of approval by the Court of the retention, fees or expenses of such professionals. Professionals retained after the Effective Date by a Consolidated Estate need not be "disinterested" within the meaning of the Bankruptcy Code and may represent more than one Consolidated Estate and Reorganized SWINC.

         13.9 Further Orders. The SWINC Liquidation Board and the SWE&C Liquidation Board shall each be entitled to seek such orders or such other relief from the Court as it deems appropriate to implement the intent of the Plan, including without limitation, an order approving or directing the transfer, dividend or distribution of any asset held by any Debtor.

         13.10 Liability and Indemnification of Members of the Liquidation Boards. With respect to each of the SWINC Liquidation Board and the SWE&C Liquidation Board, the members of such Liquidation Board, acting in such capacity after the Effective Date, shall not be personally liable in connection with any act or omission except for such acts or omissions as shall constitute fraud, gross negligence or willful misconduct. Except in those instances in which the member of the Liquidation Board is found by a Final Order to have engaged in acts or omissions constituting fraud, gross negligence or willful misconduct, such members of the Liquidation Board shall be indemnified by the respective Consolidated Estate on whose Liquidation Board they serve from any losses, Claims, damages, liabilities or expenses (including without limitation, reasonable attorneys' fees, disbursements and related expenses) (collectively, "Expenses") which such members of the Liquidation Board may incur or to which such members may become subject in connection with any action, suit, proceedings or investigation (collectively, "Action") brought or threatened against such Liquidation Board members in such members' capacity as Liquidation Board members. If any Liquidation Board member incurs or becomes subject to any Expenses in connection with any such Action, the SWINC Consolidated Estate or the SWE&C Consolidated Estate, as applicable, shall advance to, or otherwise reimburse, such member for such Expenses; provided, however, that such Liquidation Board member shall be required to promptly repay to the applicable Consolidated Estate the amount of any such advanced or reimbursed Expenses paid to him or her to the extent that it shall be ultimately determined by Final Order that the proximate cause for such Expense was such Liquidation Board member's fraud, gross negligence or willful misconduct. Each of the SWINC Consolidated Estate and the SWE&C Consolidated Estate shall, at the request of their respective Liquidation Board, jointly and severally, indemnify and hold harmless the agents and professionals retained by said Liquidation Board on customary terms acceptable to the Liquidation Board members.

         13.11 SWINC Liquidating Trust. On the Effective Date, the SWINC Liquidating Trust shall be formed to hold the share of Reorganized SWINC. The members of the SWINC Liquidating Board shall be the trustees of the SWINC Liquidating Trust. The SWINC Liquidating Trust shall hold the share of Reorganized SWINC, shall perform all duties incident thereto and shall distribute amounts received from Reorganized SWINC Pro Rata to the Holders of beneficial interests in it, who shall be Holders of Allowed Class 5A Interests. The SWINC Liquidating Trust, as the Holder of a share of Reorganized SWINC, will receive no distributions from Reorganized SWINC or the SWINC Consolidated Estate until all Holders of Allowed Claims in Classes 1A, 2A, 3A and 4A have been paid in full pursuant to the terms of the Plan, and the Holders of Allowed Class 5A Interests will receive nothing on account of their beneficial interests in the SWINC Liquidating Trust unless and until such Holders have been paid in full pursuant to the Plan. The SWINC Liquidating Trust shall be subject to the SWINC Liquidating Trust Agreement, a copy of which is attached as Exhibit D to this Plan.


                                  ARTICLE XIV
                            CONDITIONS PRECEDENT TO
                   CONFIRMATION AND CONSUMMATION OF THE PLAN

         14.1 Conditions to Confirmation. The Confirmation Order must be acceptable in form and substance to the Equity Committee.

         14.2 Conditions to Effective Date. The Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions has been satisfied: (a) the Confirmation Order shall have been entered by the Court in a form satisfactory to the Equity Committee; and (b) the Confirmation Order shall have become enforceable pursuant to Bankruptcy Rule 7062.

         14.3 Waiver of Conditions. The conditions to Confirmation and the Effective Date may be waived in whole or in part by the Equity Committee, at any time, without notice.

         14.4 Effect of Non-Occurrence of Conditions to Effective Date. If each condition to the Effective Date has not been satisfied or duly waived pursuant to section 14.3 above, within ninety (90) days after the Confirmation Date, then upon motion by any party in interest made before the time that each condition has been satisfied or duly waived and upon notice to such parties in interest as the Court may direct, the Confirmation Order may be vacated by the Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is satisfied or duly waived before the Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this section 14.4, the Plan will be deemed null and void, including the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to Article XI above, and nothing contained in the Plan will (a) constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor, or (b) prejudice in any manner the rights of any Debtor.



                                  ARTICLE XV
                                   CRAMDOWN

         15.1 Cramdown Intention. The Equity Committee intends to request that the Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code if any impaired Class fails to accept the Plan.

         15.2 Modification to Plan in the Event of Cramdown. The Equity Committee specifically reserves the right to modify the Plan and seek its confirmation as modified in accordance with section 1129(b) of the Bankruptcy Code. In the event that cramdown under Bankruptcy Code section 1129(b) is necessary for the Debtors included in the SWE&C Consolidated Estate but is denied by the Bankruptcy Court, the Equity Committee reserves the right to modify the Plan so as to seek confirmation for only the Debtors included in the SWINC Consolidated Estate. If the Plan is confirmed as to the SWINC Consolidated Estate only, then in such circumstances the Chapter 11 Cases of SWE&C and the SWE&C Subsidiaries would continue unaffected by this Plan.

                                  ARTICLE XVI
                     PLAN CONFIRMATION AND EFFECT THEREOF

         16.1 Voting Classes. Claims and Interests in Classes 3B, 4B-1, 4B-2, 5A and 6A are impaired under the Plan and shall be entitled to vote to accept or reject this Plan. Claims and Interests in Classes 1A, 1B, 2A, 2B, 3A and 4A are unimpaired under the Plan, are presumed to have accepted the Plan, and shall not be entitled to vote to accept or reject the Plan. Claims and Interests in Classes 5B and 7B either are unlikely to receive or retain any property on account of such Claims or do not receive or retain any property on account of said Interests and, under the Bankruptcy Code, these Classes are conclusively deemed to have rejected the Plan, and their votes will not be solicited. Claims in Class 6B are held by Debtors, and the votes of Holders of Class 6B Claims will not be solicited.

         16.2 Disputed Claims For Voting Purposes. The Claims identified in Exhibit E to the Plan as disputed, contingent, or unliquidated shall not be entitled to vote unless otherwise agreed upon by the Equity Committee by Court order upon a motion filed pursuant to Federal Bankruptcy Rule 3018(a) seeking the temporary allowance of such Claim for voting purposes, which motion is granted on or before the Rule 3018 Motion Deadline to be set by the Court, as set forth more fully in the Disclosure Statement Order attached as part of Exhibit "C" to the Plan.

         16.3 Discharge Provisions. The confirmation of the Plan does not discharge any Debtor from any debt that arose prior to the Effective Date or any debt of any kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, except any Claims disallowed under the Plan including without limitation Claims not filed by any deadline set by the Bankruptcy Code, order of the Court or this Plan.

                  16.3.1 Notwithstanding the foregoing, Reorganized SWINC shall be discharged from liabilities to Holders of any and all Claims against SWINC arising prior to the Petition Date, any debt of any kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code and any Claims not filed by any deadline set by the Bankruptcy Code, order of the Court or this Plan, except for liability for payment to the SWINC Consolidated Estate of such Cash as necessary to make all payments due under the Plan to Holders of Allowed Claims against the SWINC Consolidated Estate.

                  16.3.2 Pursuant to section 19.7.2 of the Plan, at such time as Reorganized SWINC files a state court dissolution proceeding, any Holders of Claims against SWINC arising prior to the Petition Date shall be barred from filing such Claims against Reorganized SWINC in such dissolution proceeding; however, such Holders shall retain all rights to seek payment of their Allowed Claims from the SWINC Consolidated Estate in accordance with the terms of the Plan. Pursuant to section 12.2.3 of the Plan, Reorganized SWINC shall remain liable to the SWINC Consolidated Estate for payment of all Cash necessary to pay Allowed Claims against the SWINC Consolidated Estate in accordance with the terms of the Plan.

         16.4 Exculpation. As of the Effective Date, none of the current or former members of the Equity Committee, or any officers, directors, employees, advisors, professionals or agents of said members or of the Equity Committee (the "Exculpated Parties") shall have or incur any liability to any Holder of a Claim or Interest, for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case of any Debtor, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan, except for with respect to any such Exculpated Party:

                  (a) any indebtedness of such Exculpated Party to a Debtor for money borrowed by such Exculpated Party;

                  (b) any setoff or counterclaim a Debtor may have or assert against such Exculpated Party, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Exculpated Party against such Debtor and provided further that such Debtor shall not be permitted to assert any such setoff or counterclaim against any Post-Petition Indemnification Claims;

                  (c) the uncollected amount of any Claim made by a Debtor (whether in a filed pleading, by letter or otherwise) prior to the Effective Date against such Exculpated Party; or

                  (d) any Claims arising from the fraud, gross negligence or willful misconduct of such Exculpated Party; or

                  (e) any Claim against a fiduciary of the Pension Plan, the ESOP, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster, Incorporated or the Employee Investment Plan of Stone & Webster, Incorporated with respect to the Pension Plan or such other Plan.

The release embodied in this section 16.4 of the Plan is in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by any Debtor to any other Exculpated Party. Nothing in this Plan shall affect or limit any action by the Secretary of Labor, United States Department of Labor (the "Department of Labor"), consistent with the Stipulated Agreement between Stone & Webster, Incorporated and the Department of Labor approved by the Court (Docket #2946). Pursuant to that Stipulated Agreement, the Department of Labor compromised certain claims against SWINC in exchange for agreement as to the termination of the EIP, ESOP and Pension Plan and payment of $300,000 to be allocated pro rata to EIP participants.

         16.5 Waiver of Contractual Subordination Rights. Each Holder of a Claim by virtue of such Holder's receiving distributions hereunder, waives, releases and relinquishes any and all rights to the issuances, payments and distributions of consideration made or to be made under the Plan to any other Holder of a Claim arising under any subordination agreement entered into before the Petition Date, provided, however, that (i) all subordination of rights arising under section 510 of the Bankruptcy Code or resulting from the classification, treatment and distribution provisions of this Plan shall be preserved and shall be unaffected by operation of this section 16.5

         16.6 Preservation of Subrogation Rights. The SWINC Consolidated Estate and the SWE&C Consolidated Estate shall each respectively be entitled to assert any and all equitable rights of subrogation, contribution, indemnification and exoneration arising or existing under applicable law with respect to any Allowed Claims paid under the Plan, said rights being expressly preserved herein, including without limitation, the rights of the SWINC Consolidated Estate with respect to payment of any Allowed Claim arising from the Guaranty by SWINC or a SWINC Subsidiary of an Allowed Claim against SWE&C or a SWE&C Subsidiary.

         16.7 Binding Effect; Continuation of Stay. The provisions of the Plan shall bind each Debtor, the SWE&C Consolidated Estate, the SWINC Consolidated Estate, any Creditor and any Holder of an Interest, regardless of whether any Claim or Interest of such Creditor or Holder of an Interest is impaired under the Plan, and regardless of whether such Holder has accepted the Plan. The stay of any act against property of the SWINC Consolidated Estate, the SWE&C Consolidated Estate, and any other Debtor Estate provided by Bankruptcy Code section 362(a) shall continue until such property is no longer property of the respective successor Consolidated Estate under this Plan, and the stay of any other act provided by Bankruptcy Code section 362(a) shall continue, to the extent permitted by applicable law, until the applicable Case is closed pursuant to applicable law. The stay shall also apply to the property of Reorganized SWINC until Reorganized SWINC commences a dissolution proceeding under Delaware General Corporation Law, at which time acts against Reorganized SWINC shall be governed by such law.

         16.8 Preservation of Causes of Action. The SWE&C Consolidated Estate on behalf of SWE&C and the SWE&C Subsidiaries, and the SWINC Consolidated Estate on behalf of SWINC and the SWINC Subsidiaries, shall each retain the sole and exclusive right to pursue or retain the Litigation Claims owned by each of their respective Consolidated Estates and all causes of action recoverable by the Debtors in such Consolidated Estate under Chapter 5 of the Bankruptcy Code, including without limitation all Claims under sections 510 and 544-550 of the Bankruptcy Code, and all Claims owned by the respective Debtors in each Consolidated Estate pursuant to section 541 of the Bankruptcy Code or similar state law, including all Claims against third parties on account of any indebtedness, and all other Claims owed to or in favor of such Debtor to the extent not specifically compromised and released pursuant to this Plan or an agreement referred to or incorporated herein, and all such causes of action will be preserved for enforcement only by the Consolidated Estate of each such Debtor under this Plan after the Effective Date. Each Consolidated Estate shall act as the representative of the respective Debtors included in that Consolidated Estate pursuant to section 1123 of the Bankruptcy Code for this and all other purposes. The failure of the Equity Committee to list or identify specific Litigation Claims being preserved shall not constitute a waiver or release by any of the Debtors or their respective Consolidated Estates of such Claims, as they are hereby expressly preserved.

         16.9 Legally Binding Effect. The provisions of this Plan will bind all Creditors and Interest Holders, regardless of whether they accept this Plan.

                                 ARTICLE XVII
                           RETENTION OF JURISDICTION

         17.1 Jurisdiction. Until a Case is closed, the Court will retain such jurisdiction as is legally permissible, including that necessary to: (a) ensure that the purposes and intents of this Plan are carried out; (b) assist the SWINC Consolidated Estate and the SWE&C Consolidated Estate with the implementation and enforcement of their respective duties and rights under the Plan, and (c) hear and determine all Claims that could have been brought. The Court will retain jurisdiction to hear and determine all Claims against each Debtor, and its respective successor Consolidated Estate, and to enforce all Claims that may exist on behalf of such Debtor except as provided for in this Plan. Nothing contained in this Plan will prevent the SWINC Consolidated Estate or the SWE&C Consolidated Estate on behalf of any Debtor from taking such action as may be necessary in the enforcement of any Claim, cause of action or right that may exist on behalf of such Debtor and that may not have been enforced or prosecuted by such Debtor.

         17.2 Examination of Claims. Following the Effective Date, the Court will retain exclusive jurisdiction to decide disputes concerning the estimation, classification and allowance of the Claim of any Creditor. Any claimants having filed proofs of claim in the Debtors' Chapter 11 cases shall be required to have their Claims adjudicated before this Court, unless the SWINC Consolidated Estate on behalf of SWINC or a SWINC Subsidiary or the SWE&C Consolidated Estate on behalf of SWE&C or a SWE&C Subsidiary agree otherwise in writing.

         17.3 Property of the Debtors. The Court will retain jurisdiction after the Effective Date of the SWE&C Joint Case and the SWINC Joint Case to determine any and all adversary proceedings, applications and contested matters with respect to a Debtor, as appropriate, including proceedings for the recovery of assets and property of any of the Debtors, wherever located and proceedings to determine the nature and extent of the Debtors' property rights in any property of their respective estates, wherever located.

         17.4 Determination of Disputes. The Court will retain jurisdiction after the Effective Date to determine all questions and disputes regarding the property of the SWE&C Consolidated Estate the SWINC Consolidated Estate and, until Reorganized SWINC commences a state court dissolution proceeding, Reorganized SWINC; disputes concerning the allowance of Claims, and all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action, as of the Effective Date; and all contested maters, adversary proceedings and litigated matters arising out of, under, or related to the Chapter 11 Cases.

         17.5 Additional Purposes. The Court will retain jurisdiction for the following additional purposes, consistent with paragraph 17.1 of this Plan, after the Effective Date:

                  (a) to resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

                  (b) to adjudicate matters and enter such orders as may be necessary or appropriate to correct, interpret, implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan;

                  (c) to assure performance by a Debtor, the SWINC Consolidated Estate, the SWE&C Consolidated Estate or the SWINC Liquidating Trust of its obligations to make distributions under this Plan and otherwise ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished as provided herein;

                  (d) to hear and determine any timely objections to Administrative Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of the secured or unsecured status or any Claim, in whole or in part, or otherwise determine if a Claim is an Allowed Claim or if an Interest is an Allowed Interest;

                  (e) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

                  (f) to issue such orders in aid of execution, implementation or consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code and similarly aid in the execution, enforcement and implementation of any contract instrument, release, agreement or document executed or created pursuant to the Plan;

                  (g) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order pursuant to section 1127(b) of the Bankruptcy Code;

                  (h) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date pursuant to sections 330, 331, 507(a)(1), 503(b), 1103 and 1129(a)(4) of the
                           Bankruptcy Code provided, however, that after the Effective Date the payment to professionals for fees and expenses incurred after the Effective Date shall be made in the ordinary course of business and shall not be subject to approval of the Court;

                  (i) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the extent of any entity's obligations incurred in connection with or released under the Plan;

                  (j) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided herein;

                  (k) to determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

                  (l) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code including any federal tax reporting and withholding issues which arise in connection with the confirmation and consummation of this Plan;

                  (m) to hear any other matter not inconsistent with the Bankruptcy Code including the enforcement of prior Orders of the Bankruptcy Court in the Debtors' Chapter 11 Cases, and to enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

                  (n) to assure the timely performance by the SWINC Consolidated Estate and the SWE&C Consolidated Estate of their respective obligations under this Plan; and

                  (o)      to enter final decrees closing the Chapter 11
                           Cases.

                                 ARTICLE XVIII
                              DEFAULT UNDER PLAN

         18.1 Asserting Default. If the SWINC Consolidated Estate or the SWE&C Consolidated Estate defaults under the provisions of this Plan (as opposed to default under the documentation executed in implementing the terms of the Plan, which documents will provide independent bases for relief), any Creditor of such Consolidated Estate or party in interest desiring to assert a default will provide such Consolidated Estate with thirty (30) days written notice of the alleged default prior to seeking any relief from the Bankruptcy Court. The notice shall be delivered by United States certified mail, postage prepaid, return receipt requested addressed to the following address:

                  (a) If to the SWINC Consolidated Estate:

                      c/o SWINC Liquidation Board
                      [addresses to be provided at Confirmation
                      Hearing and in Confirmation Order]

                      and to counsel for the SWINC Liquidation Board:
                      BELL, BOYD & LLOYD LLC
                      Attention:  David F. Heroy
                      70 West Madison Street, Suite 3300
                      Chicago, Illinois  60602-4207

                  (b) If to the SWE&C Liquidation Board:

                      c/o SWE&C Liquidation Board
                      [addresses to be provided at Confirmation
                      Hearing and in Confirmation Order]

                      and to counsel for the SWE&C Liquidation Board:

                      [addresses to be provided at Confirmation
                      Hearing and in Confirmation Order]

         18.2 Curing Default. The SWINC Consolidated Estate and the SWE&C Consolidated Estate shall each have thirty (30) days from receipt of the written notice in which to cure an alleged default under this Plan, including any default under any Related Document. If the default has not been cured by then, any Creditor of such Consolidated Estate or party in interest may thereafter seek relief from the Court.



                                  ARTICLE XIX
                           MISCELLANEOUS PROVISIONS

         19.1 Compliance with Tax Requirements. In connection with this Plan, the SWINC Consolidated Estate and the SWE&C Consolidated Estate shall comply with all withholding and reporting requirements imposed by federal, state, and local taxing authorities, and distributions will be subject to such withholding and reporting requirements.

         19.2 Amendment of the Plan. The Equity Committee reserves the right to Amend this Plan at any time before the Confirmation Date, without further notice except as provided at the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of the Plan, the Equity Committee may institute proceedings, pursuant to section 1127(b) of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistencies in the Plan, Disclosure Statement or Confirmation Order, so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under the Plan, provided notice of such proceedings shall be served in accordance with the Bankruptcy Rules or as ordered by the Court.

         19.3 Revocation of Plan. The Equity Committee reserves the right to revoke and withdraw this Plan at any time before the Confirmation Date.

         19.4 Effect of Withdrawal or Revocation. If the Equity Committee revokes and withdraws this Plan before the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan will be null and void. In such event, nothing contained herein will be deemed to constitute a waiver or release of any Claims by or against any Debtor or any other Person, or Statutory Committee or to prejudice in any manner the rights of the Equity Committee or any Debtor or any Person in any further proceedings involving any Debtor.

         19.5 Due Authorization By Holders. Each and every Holder of a Claim against a Debtor or Interest in a Debtor who elects to participate in the distributions provided for herein warrants that it is authorized to accept in consideration of the Claim against such Debtor or Interest in such Debtor the distributions provided for in this Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Plan.

         19.6 Implementation. Each Debtor will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan.

         19.7     Injunction.

                  19.7.1 Except as provided in the Plan, as of the Effective Date, all persons are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any Claim, debt, right or cause of action of any Debtor as to which a Debtor retains sole and exclusive authority to pursue in accordance with this Plan or which has been released by a Debtor in accordance with the Plan.

                  19.7.2 At such time as Reorganized SWINC files a state court dissolution proceeding, any Holders of Claims arising prior to the Petition Date shall be barred and enjoined from filing or asserting such Claims against Reorganized SWINC and shall instead be required to assert any rights they may have against the SWINC Consolidated Estate in accordance with the terms of the Plan. Pursuant to section 12.2.3 of the Plan, Reorganized SWINC shall be liable to the SWINC Consolidated Estate for payment of Allowed Claims against the SWINC Consolidated Estate in accordance with the terms of the Plan.

                  19.7.3 Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, hold or may hold a Claim or other debt or liability against SWINC, a SWINC Subsidiary or the SWINC Consolidated Estate or an Interest in SWINC or a SWINC Subsidiary or the SWINC Consolidated Estate are (a) permanently enjoined from taking any of the following actions against the Estate of SWINC, the Estates of the SWINC Subsidiaries, the SWINC Consolidated Estate, Reorganized SWINC, or any of their property on account of any such Claims or Interests and (b) preliminary enjoined from taking any of the following actions against SWINC, a SWINC Subsidiary, the SWINC Consolidated Estate, Reorganized SWINC, or their property on account of such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to SWINC or the SWINC Subsidiaries; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, and provided, further, however, that the Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouse Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries. The foregoing provisions shall not apply to Holders of Allowed Asbestos Claims seeking to enforce their rights against the Asbestos Trust in accordance with the Plan.

                  19.7.4 Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, hold or may hold a Claim or other debt or liability against SWE&C or the SWE&C Subsidiaries or an Interest in SWE&C or the SWE&C Subsidiaries are (a) permanently enjoined from taking any of the following actions against the Estate of SWE&C, the Estates of the SWE&C Subsidiaries, the SWE&C Consolidated Estate, or any of their property on account of any such Claims or Interests:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to SWE&C or the SWE&C Subsidiaries; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, and provided, further, however, that the Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries. The foregoing provisions shall not apply to Holders of Allowed Asbestos Claims seeking to enforce their rights against the Asbestos Trust in accordance with the Plan.

                  19.7.5 By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Sections 19.7.2 through 19.7.4.

         19.8 Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents and Related Indemnity.

                  19.8.1 The Equity Committee and its members and professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation or confirmation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order; including solicitation of acceptances of the Plan; provided, however, that the provisions of this section 19.8.1 shall have no effect on the liability of the Equity Committee and its members that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

                  19.8.2 On and after the Effective Date, the Consolidated Estates shall, jointly and severally, indemnify the Equity Committee and each of its members and professionals, hold them harmless from, and reimburse them for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by any of them arising from any liability described in this section 19.8.

         19.9 Dissolution of Committees After the Effective Date. Pursuant to this Plan, the Confirmation Order and applicable state law, the Creditors' Committee and the Equity Committee shall cease to exist and shall be deemed, as a matter of law, dissolved, as of the Effective Date, and the members shall be relieved of all their responsibilities and duties in these cases. The employment of all professionals and counsel retained by the Creditors' Committee and the Equity Committee, and any members thereof, shall terminate as of the Effective Date and said professionals shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for reasonable compensation for services rendered in connection with (a) the implementation of the transactions contemplated to occur prior to the Effective Date hereunder, (b) applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date pursuant to Article II of the Plan; and (c) services rendered to one or more of the Consolidated Estates after the Effective Date with the approval of the applicable Liquidation Board as provided in Article XIII of this Plan. If the Plan is not confirmed as to SWE&C and the SWE&C Subsidiaries, the Creditors' Committee shall continue in existence, but only as to those Estates.

         19.10 In the event the Plan is confirmed as to the SWINC Consolidated Estate but not as to SWE&C and the SWE&C Subsidiaries, as provided in section
15.2 hereof, the Plan shall nevertheless be effective as to SWINC and the SWINC Subsidiaries, and all provisions of the Plan concerning SWE&C and the SWE&C Subsidiaries shall be void and of no effect, except those provisions concerning any Debtor included in the SWINC Consolidated Estate and any Claims against such Debtors, including any Claims of SWE&C or the SWE&C Subsidiaries against any Debtors included in the SWINC Consolidated Estate. In such event, the bankruptcy proceedings of SWE&C and the SWE&C Subsidiaries shall continue unaffected by the Plan, subject to applicable provisions of the Bankruptcy Code and applicable law concerning the corporate governance of such Debtors.


                           [SIGNATURE PAGE FOLLOWS]

        Date: April 22, 2003                     OFFICIAL COMMITTEE OF EQUITY
                                                 HOLDERS FOR STONE & WEBSTER,
                                                       INCORPORATED


                                             By: Grace Brothers, Ltd.


                                             By: /s/ Brian D. Brookover
                                                -----------------------------
                                                 Name:    Brian D. Brookover
                                                 Title:   Portfolio Manager

                                   APPENDIX





                             DEFINITIONS OF TERMS
                      USED IN THIRD AMENDED AND RESTATED
                   PLAN OF LIQUIDATION OF EQUITY HOLDERS OF
                        STONE AND WEBSTER, INCORPORATED



                             DEFINITIONS OF TERMS
                      USED IN SECOND AMENDED AND RESTATED
                  NON-CONSOLIDATED JOINT PLAN OF LIQUIDATION


1. "A-1 Subsidiary" means the same as "SWINC Subsidiary" and includes any entity listed on Exhibit A-1 to the Plan.

2. "A-2 Subsidiary" means the same as "SWE&C Subsidiary" and includes any entity listed on Exhibit A-2 to the Plan.

3. "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(a)(1), 507(b), 1103, 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving a Debtor's Estate and operating the business of the Debtor (such as wages, salaries or commissions for services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 327, 328, 330, 331 or 1104 of the Bankruptcy Code; and (c) all fees and charges assessed against a Debtor's Estate under 28 U.S.C. ss. 1930.

4. "Affiliate" means "Affiliate" as defined in Rule 405, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

5. "Allowed Amount" means, with respect to a particular Claim, (a) the dollar amount of a Claim that is listed in a Debtor's Schedules as a Claim against that Debtor, as they may from time to time be amended in accordance with Rule 1009 of the Bankruptcy Rules, as not disputed, contingent or unliquidated, if the Holder of such Claim has not Filed a proof of claim within the applicable period of limitation fixed by the Court pursuant to Rule 3003 (c)(3) of the Bankruptcy Rules, to the extent it has not been paid or otherwise deemed satisfied, or assumed by Shaw as part of the Shaw Sale, or (b) if a Holder of a Claim has Filed a proof of claim within the applicable period of limitation fixed by the Court pursuant to Rule 3003(c) (3) of the Bankruptcy rules or if a proof of claim for such Holder is deemed Filed under applicable law or by reason of an order of the Court within such applicable period of limitation, and such proof of claim lists the Debtor against which the Claim lies and does not list more than one Debtor; (i) the dollar amount stated in such proof of claim, if no objection to such proof of claim has been interposed by a party in interest within the applicable period of limitations fixed by this Plan, the Code or applicable Bankruptcy Rules, or as otherwise fixed by the Court, to the extent it has not been withdrawn, paid, assumed by Shaw as part of the Shaw Sale, or otherwise deemed satisfied or (ii) such dollar amount as shall be fixed by an order of the Court which has become a Final Order, if an objection has been interposed by a party in interest within the applicable period of limitations fixed by the Code, applicable Bankruptcy Rules, or the Court, or (c) with respect to the allowance of fees and expenses pursuant to section 330, 331 or 503(b) of the Bankruptcy Code, such amount as shall be fixed by an order of the Court which has become a Final Order.

6. "Allowed Claim" means a Claim against a Debtor for which an Allowed Amount has been determined. Pursuant to section 9.2 of the Plan, a Claim evidenced by a proof of claim that does not list the Debtor against which the Claim lies or that lists more than one Debtor is not an Allowed Claim.

7. "Allowed Class [ ] Claim" means an Allowed Claim in the particular Class of Claim identified.

8. "Allowed Class [ ] Interest" means an Allowed Interest in the particular Class of Interest.

9. "Allowed Interest" means an Interest in a Debtor as of the Equity Distribution Record Date to the extent that:

                  (a) a proof of the Interest:

                      (i)  was timely Filed;

                      (ii) is deemed Filed under applicable law or by reason of
                           an order of the Court; and a Debtor or any other party in interest does not File an objection within such time fixed by the Court and the Interest is not otherwise a Disputed Interest (but only to the extent that such Interest is not a Disputed Interest);

                     (iii) the Interest is allowed (and only to the extent
                           allowed) by a Final Order; or

                      (iv) the Interest is allowed under this Plan.

         10. "Asbestos Claim" means any Claim or demand whenever or wherever arising or asserted against any of the Debtors, their predecessors, successors, or their present or former officers, directors or employees (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured or unsecured), sounding in tort, contract, warranty or any other theory of law, equity or admiralty for, relating to, or arising by reason of physical, emotional, bodily or other personal injury or damages whether or not diagnosable or manifested before the Confirmation of the Plan or the close of the Chapter 11 Cases, (x) caused or allegedly caused, in whole or in part (i) by asbestos or asbestos-containing products sold, installed, or removed by the Debtors, (ii) by services, actions or operations provided, completed or taken by the Debtors in connection with asbestos or asbestos-containing products, or
(y) caused or allegedly caused by asbestos for which Debtors are otherwise liable under any applicable law, whether or not arising or allegedly arising from acts or omissions of the Debtors, their predecessors, successors or their present or former officers, directors or employees. Notwithstanding the foregoing, "Asbestos Claim" shall not include any Claim or Demand (i) for loss of or damage to property; or (ii) based on exposure to asbestos or asbestos-containing products solely during the course of the claimant's employment with the Debtors, their predecessors or successors.

         11. "Asbestos Trust" means the segregated trust fund established pursuant to the Asbestos Trust Agreement as set forth in Article VII, section
7.3 of the Plan.

         12. "Asbestos Insurance Carriers" or "Asbestos Insurers" means Travelers Insurance Company, Aetna Casualty & Surety Company, Kemper National Insurance Company, Centennial Insurance Company, United States Fidelity & Guaranty Co., Argonaut Insurance Company, Royal Insurance Company and any other insurance companies that issued policies covering an Asbestos Claim.

         13. "Asbestos Insurance Coverage" means the insurance coverage available under the policies issued by the Asbestos Insurance Carriers.

         14. "Asbestos Insurance Proceeds" means the insurance proceeds projected to be available from the policies issued by the Asbestos Insurance Carriers for Allowed Asbestos Claims.

         15. "Asbestos Trust Agreement" means that certain agreement, effective as of the Effective Date, substantially in the form attached as Exhibit F to the Equity Plan.

         16. "Asbestos Trustee" means ______________ appointed to serve as trustee of the Asbestos Trust pursuant to the terms of the Asbestos Trust Agreement and in accordance with section 7.3 of the Plan.

         17. "Asbestos Trust Payment" means the Cash payment in the amount of $4.5 million to be made by the SWINC Consolidated Estate to the Asbestos Trust pursuant to the Asbestos Trust Agreement.

         18. "Available Asbestos Trust Cash" means any Cash remaining in the Asbestos Trust after deducting the amount determined by the Asbestos Trustee to be necessary and appropriate to reserve for future costs of administration of the Asbestos Trust (including, without limitation, the compensation, fees and costs of the Asbestos Trustee and the compensation, fees and costs of all professionals, consultants, agents and employees retained or to be retained by the Asbestos Trustee).

         19. "Ballot" means a ballot for purposes of voting on the Plan.

         20. "Ballot Return Date" means the date set by the Court as the last date on which Ballots may be returned for purposes of voting on the Plan.

         21. "Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended.

         22. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the local rules of the Court applicable to bankruptcy proceedings, as now in effect or hereafter amended.

         23. "Business Day" means any day except Saturday, Sunday and any other day on which commercial banks in Delaware are authorized or required by law to close.

         24. "By-Laws" means the Amended and Restated By-Laws of Reorganized SWINC and each of the Debtors substantially in the same form as in effect as of the Petition Date.

         25. "Case" means the case of the applicable Debtor under chapter 11 of the Bankruptcy Code entitled In re Stone & Webster, Inc. et al. (Chapter 11 Case Nos. 00-2142 to 00-2214 (PJW)).

         26. "Chapter 11 Cases" means, collectively, the Chapter 11 cases of all the Debtors, jointly administered by order of the Bankruptcy Court under Case No. 00-2142 (PJW).

         27. "Cash" means lawful currency of the United States of America.

         28. "Certificates of Incorporation" means the Amended and Restated Certificates of Incorporation of each of the Debtors substantially in same form as the Certificates of Incorporation in effect as of the Petition Date.

         29. "Claim" means a (a) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment whether or not such equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and includes any claim of one Debtor against another, except as otherwise provided in this Plan.

         30. "Claims Objection Date" means the date that is one hundred twenty
(120) days after the Effective Date; provided, however, that, by order of the Court, such date may be modified or extended at any time (including, without limitation, following such date) as to any Claim.

         31. "Class" means a group of Claims or Interests as classified by the Plan.

         32. "Class [ ] Claim" means a Claim in the particular Class of claims identified.

         33. "Class [ ] Interest" means an Interest in the particular Class of Interests identified.

         34. "Committees" means the Creditors' Committee and the Equity
Committee.

         35. "Confirmation" means the confirming of the Plan by the Court under section 1129 of the Bankruptcy Code.

         36. "Confirmation Date" means the day on which the Court enters the Confirmation Order on its docket.

         37. "Confirmation Order" means an order of the Court, in form and substance reasonably acceptable to the Equity Committee, confirming the Plan under section 1129 of the Bankruptcy Code.

         38. "Consolidation Motion" means the Motion for Substantive Consolidation dated August 9, 2001 filed by the Creditors' Committee.

         39. "Convenience Claim" means a general Unsecured Claim against the SWE&C Consolidated Estate in an amount of $1,500.00 or less, and a general Unsecured Claim against such Consolidated Estate that is greater than $1,500.00 but that is reduced to $1,500.00 by an irrevocable written election of the Holder of such Claim made on a validly executed and timely delivered Ballot.

         40. "Court" means the United States Bankruptcy Court for the District of Delaware or such other court or adjunct thereof as may have jurisdiction over the Case.

         41. "Creditor" means any Person that has a Claim.

         42. "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Cases to represent the interests of unsecured creditors.

         43. "Debtor" means SWINC, SWE&C or any of the entities listed on Exhibits A-1 and A-2 to the Plan, as indicated in a particular reference.

         44. "Debtors" means SWINC, SWE&C and each of the entities listed on Exhibits A-1 and A-2 to the Plan.

         45. "Disclosure Statement" means the Disclosure Statement With Respect to Third Amended and Restated Plan of Liquidation dated April 1, 2003, as it may be amended from time to time.

         46. "Disclosure Statement Order" means the Order approving Disclosure Statement entered by the Court on _________________, 2003.

         47. "Disputed Claim" means a Claim as to which a proof of claim has been Filed or deemed Filed under applicable law, as to which either an objection has been timely filed, or a notice from the Debtor or the Equity Committee of intention to object has been sent by the Claims Objection Date, if such objection has not been withdrawn or has not been overruled or denied by a Final order. Prior to the Claims Objection Date, for the purposes of this Plan a Claim shall be considered a Disputed Claim if: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim scheduled by a Debtor in any Schedules, (ii) the Claim has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or
(iii) no corresponding Claim has been scheduled by a Debtor in its Schedules. For the purposes of this paragraph, "objection" shall include any proceeding seeking the subordination of any Claim.

         48. "Distributable Cash" means, with respect to the SWINC Consolidated Estate, the Cash in possession of the SWINC Consolidated Estate minus the SWINC Consolidated Estate Implementation Reserve provided for in Article 12.3 of this Plan, and minus the amounts to be paid or held pursuant to section 10.2 of the Plan for Disputed Claims in the SWINC Consolidated Estate, and minus the amounts to be paid to Holders of Allowed Administrative Claims, Priority Tax Claims, Secured Claims and Priority Claims against the SWINC Consolidated Estate; with respect to the SWE&C Consolidated Estate, "Distributable Cash" means the Cash in possession of the SWE&C Consolidated Estate minus the SWE&C Consolidated Estate Implementation Reserve provided for in Article 12.3 of this Plan, and minus the amounts to be paid or held pursuant to section 10.2 of the Plan for Disputed Claims in the SWE&C Consolidated Estate, and minus the amounts to be paid to Holders of Allowed Administrative Claims, Priority Tax Claims, Secured Claims, Priority Claims and Convenience Claims, against the SWE&C Consolidated Estate; and with respect to Reorganized SWINC, (i) any Cash held by Reorganized SWINC and (ii) any funds realized by Reorganized SWINC from the liquidation of its assets, including any funds generated from the Pension Plan over-funding after satisfaction of Reorganized SWINC's obligations under the Pension Plan, minus deduction of the funds necessary to fund the Reorganized SWINC Implementation Reserve as provided for in Article 12.3 of the Plan.

         49. "Distribution Date" means a date on which a Liquidation Board makes a distribution pursuant to the terms of the Plan.

         50. "Effective Date" means the Business Day that is the latest of (a) the eleventh (11th) day after the Confirmation Date or such other date following the Confirmation Date designated by the Equity Committee in writing and filed, (b) the first day on which no stay of the Confirmation Order is in effect, and (c) the first day on which all conditions precedent to the Effective Date have been satisfied in accordance with the terms hereof.

         51. "EIP" means the Employee Investment Plan of Stone and Webster, Incorporated and Participating Subsidiaries.

         52. "ESOP" means the Employee Stock Ownership Plan of Stone and Webster, Incorporated and Participating Subsidiaries.

         53. "Equity Committee" means the Official Committee of Equity Holders appointed in the Case to represent the interest of Holders of SWINC common stock.

         54. "Equity Distribution Record Date" means the date that is thirty
(30) days before the first Distribution Date under the Plan, unless otherwise determined by the Liquidation Board, or otherwise ordered by the Court.

         55. "ERISA" means the Employee Retirement Income and Security Act of 1974, as amended.

         56. "Estate" means the estate of the applicable Debtor created by section 541 of the Bankruptcy Code.

         57. "File" or "Filed" means filed with the Court in any one of the Chapter 11 Cases.

         58. "Final Distribution Date" means the first business day after which a Consolidated Estate has completed all distributions to be made pursuant to the Plan.

         59. "Final Order" means an order or judgment of the Court, or other court of competent jurisdiction that the Court has specifically permitted to proceed to enter such order or judgment, as entered on the docket in or related to the Case, which has not been reversed, stayed, modified, vacated or amended, and as to which (a) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.


         60. "Guaranty Claim" means any Allowed Claim against a Debtor which arises from a guaranty, insurance agreement, indemnity agreement, surety agreement, or similar agreement wherein that Debtor is liable for a financial obligation or other performance of any of its subsidiaries or affiliates.

         61. "510(b) Claim" means a Claim against the Debtor arising from the rescission of a purchase or sale of a security of the Debtor or an Affiliate of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

         62. "Holder" means the holder of a Claim or Interest.

         63. "Interest" means the rights or interests of an "equity security holder" as defined in section 101 of the Bankruptcy Code.

         64. "Insured Claim" means any Claim against a Debtor, including Class 4B-2 Asbestos Claims, for which the Debtor is entitled to indemnification, reimbursement, contribution, or other payment under a policy of insurance wherein a Debtor is an insured or beneficiary of the insurance coverage of any of the Debtors.

         65. "Intercompany Claim" means any Claim reflected in the books and records of account by one Debtor with respect to any other Debtor: With respect to Class 6B under the Plan it means the aggregate of all Claims of SWINC and the SWINC Subsidiaries against SWE&C and the SWE&C Subsidiaries after having taken into account all SWINC and SWINC Subsidiary Intracompany Claim balances and their direct or indirect contribution to an overall Claim against the SWE&C Consolidated Estate and after netting said Claim against the SWE&C Setoff Claim, but does not include any Subrogation Claims preserved under section 16.6 of the Plan which are Class 4B-1 Unsecured Claims against the SWE&C Consolidated Estate.

         66. "Intracompany Claim," with respect to the SWINC Consolidated Estate means all Claims by one Debtor included in the SWINC Consolidated Estate against another Debtor included in the SWINC Consolidated Estate; and with respect to the SWE&C Consolidated Estate, means all Claims by one Debtor included in the SWE&C Consolidated Estate against another Debtor included in the SWE&C Consolidated Estate.

         67. "Joint Case Caption" means the bankruptcy case caption naming "Stone and Webster Incorporated, et al., Debtors" in "Case No. 00-2142 Jointly Administered," pending in the Bankruptcy Court for the District of Delaware pursuant to the Bankruptcy Court's order consolidating the Debtors' Chapter 11 Cases for administrative purposes only.

         68. "Litigation Claims" means any and all Claims, causes of action, rights of action, defenses, suits or proceedings, whether in law or equity, whether known or unknown, whether pending as of the Confirmation Date or not, whether under state or federal law, of any one of the Debtors as of the Confirmation Date which are retained by the Debtors for the benefit of their respective Consolidated Estates pursuant to Article XVI of this Plan.

         69. "Net Proceeds" means (1)(x) all Cash received by a Consolidated Estate from the actions retained by such Consolidated Estate under Articles XVI and XVII of the Plan, (y) all Cash received by a Consolidated Estate from the sale or other disposition of other assets after deduction, to the extent actually incurred and legally required to be paid, of: (a) all reasonable costs and expenses incurred in connection with such sale, including legal fees, and
(b) all adjustments and liabilities with respect to any such transactions, including, without limitation, (i) any amounts paid or payable in satisfaction of any liens or encumbrances on property sold or otherwise disposed of, or (ii) any taxes arising as a consequence of such transaction; and (z) any Cash made available to a Debtor by reason of the disallowance in whole or part of a Disputed Claim or for any other reason; minus (2)(x) all expenses incurred in collecting such Cash, including legal fees, and (y) all reasonable costs and expenses incurred in administering the Estates after the Effective Date, including legal fees and costs related to Post-Petition Indemnification Claims.

         70. "Non-Debtor Affiliated Entity" means an entity affiliated with the Debtors that is not a Debtor in the Chapter 11 Cases.

         71. "November 14 Order" means the Memorandum Opinion and Order denying the Motion of the Official Committee of Equity Security Holders for Summary Judgment and Granting Part of the Motion of the Official Committee of Unsecured Creditors for Substantive Consolidation entered on November 14, 2002 (Docket #
3564).

         72. "Pension Plan" means the Employee Retirement Plan of Stone & Webster, Incorporated and Participating Subsidiaries, As Amended and Restated Effective January 1, 1997, as amended.

         73. "Pension Reversion" means the surplus projected in the Pension Plan after payment of all obligations under the Pension Plan, including obligations to all participating employees, having a projected value of $54.2 million.

         74. "Person" means a natural person, corporation, partnership, trust or unincorporated organization or any governmental entity or department or agency thereof.

         75. "Petition Date" means June 2, 2000.

         76. "Plan" means the Third Amended and Restated Plan of Liquidation of the Official Committee of Equity Holders for Stone & Webster, Incorporated, dated April 1, 2003, as it may be amended from time to time.

         77. "Plan Proponent" means the Official Committee of Equity Holders.

         78. "Post-Petition Indemnification Claims" means Claims arising from the obligations of a Debtor pursuant to the Plan or orders of the Court, its Certificate of Incorporation and Bylaws and applicable Delaware Corporate Law to indemnify its, and its Affiliates' directors, officers, agents, employees and representatives and other Persons for any action taken or omitted to be taken by any such person after the Petition Date.

         79. "Post-Petition Interest" means interest accruing since the Petition Date at the highest of: (i) the interest rate provided in the contract or agreement from which the subject Claim arises; or (ii) the federal judgment interest rate in 28 U.S.C. ss. 1961(a) in effect as of the Confirmation Date, unless the Court fixes a different rate at the Confirmation Hearing upon the request of a party in interest. As of the week ending February 7, 2003, this rate is 1.28% per annum.

         80. "Priority Claims" means all Claims against a Debtor entitled to priority under section 507(a) of the Bankruptcy Code other than Administrative Claims and Priority Tax Claims.

         81. "Priority Tax Claims" means all Claims against the Debtor entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         82. "Pro Rata" means:

                  (a) with respect to Allowed Claims, the same proportion that the Allowed Amount of a Claim of a creditor in any Class of Claims bears to the aggregate of:

                           (i) the aggregate Allowed Amounts of all Allowed Claims in that particular Class of Claims; plus

                           (ii)     the aggregate face amounts of all
                                    outstanding Disputed Claims in that
                                    particular Class of Claims; and

                  (b) with respect to Interests, the same proportion that a Holder's shares of Common Stock bear to the shares of Common Stock outstanding.

         83. "Reorganized SWINC" means the new entity existing after the Effective Date as a result of this Plan.

         84. "Reorganized SWINC Implementation Reserve" means the reserve of Cash to be maintained by the SWINC Consolidated Estate after the Confirmation Date pursuant to section 12.3.1 of the Plan. The initial amount of this reserve is anticipated to be $1 million.

         85. "Schedules" means any schedules of assets and liabilities that may have been Filed by a Debtor as such schedules may have been amended, revised, or supplemented from time to time.

         86. "Secured Claim" means a Claim against a Debtor which is secured by a lien, charge, pledge, encumbrance or other security interest on property of a Debtor or which is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such Claim in such property or to the extent of the amount subject to setoff, as the case may be, as determined either by the Court pursuant to section 506(a) of the Bankruptcy Code or by agreement between the Debtor and such Holder.

         87. "Securities Litigation Claims" means (a) any Claim or demand whenever and wherever arising or asserted against the Debtors, their predecessors, successors, or their present or former officers, directors or employees and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, of the Debtors, their predecessors, successors, or their present or former officers, directors or employees (including, but not limited, to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); relating to, or arising by reason of, directly or indirectly, the ownership of SWINC Common Stock, including but not limited, any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

         88. "Subordinated Claim" means any Claim that is subordinate to Unsecured Claims pursuant to agreement of the Holder of such Claim, Final Order of the Court, or a specific provision of the Plan, and shall not include any Claims of one Debtor against another unless expressly provided in the Plan.

         89. "Subsequently Allowed Interest" means any Interest which becomes an Allowed Interest after the Effective Date.

         90. "Subsequently Allowed Claim" means any Claim for which an Allowed Amount is fixed after the Effective Date.

         91. "SWEC" means Stone &Webster Engineering Corporation, a Delaware Corporation and debtor and debtor-in-possession in Chapter 11 Case No. 00-2213
(PJW) pending in the Bankruptcy Court for the District of Delaware, in all of its capacities, including, without limitation, in its individual corporate capacity as well as in its capacity as debtor-in-possession in the Case and representative of its Estate. SWEC is included in the SWE&C Consolidated Estate.

         92. "SWE&C" means Stone & Webster Engineers and Constructors, Inc., a Delaware Corporation and debtor and debtor-in-possession in Chapter 11 Case No. 00-2183 (PJW) pending in the Bankruptcy Court for the District of Delaware, in all of its capacities, including, without limitation, in its individual corporate capacity as well as in its capacity as debtor-in-possession in the Case and representative of its Estate.

         93. "SWE&C Subsidiaries" means the subsidiaries and affiliates of SWE&C listed in Exhibit A-2 to the Plan.

         94. "SWE&C Consolidated Estate" means the Consolidated Estate created pursuant to Article XII of this Plan consisting of the Chapter 11 Estates of SWE&C and the SWE&C Subsidiaries identified on Exhibit A-2 to this Plan.

         95. "SWE&C Implementation Reserve" means the reserve of Cash to be maintained by the SWE&C Consolidated Estate after the Confirmation Date pursuant to section 12.3.3 of the Plan. The initial amount of this reserve is anticipated to be $3 million.

         96. "SWE&C Joint Case" means Chapter 11 Case No. 00-2183 (PJW) pending in the Bankruptcy Court for the District of Delaware which shall remain pending after the Effective Date for the administration of the SWE&C Consolidated Estate pursuant to this Plan.

         97. "SWE&C Liquidation Board" means those individuals supervising the liquidation of the SWE&C Consolidated Estate, from time to time, in accordance with Articles XII and XIII of the Plan.

         98. "SWE&C Setoff Claim" means the aggregate Intercompany Claim against the SWINC Consolidated Estate on behalf of the SWE&C Consolidated Estate resulting after having taken into account all SWE&C Subsidiary Intracompany Claim balances and their direct or indirect contribution to an overall Intercompany Claim against the SWINC Consolidated Estate by the SWE&C Consolidated Estate, as determined by the Debtors' books and records as of the Petition Date.

         99. "SWINC" means Stone & Webster, Incorporated, a Delaware Corporation and debtor and debtor-in-possession in Chapter 11 Case No. 00-2142
(PJW) pending in the Bankruptcy Court for the District of Delaware, in all of its capacities, including, without limitation, in its individual corporate capacity as well as in its capacity as debtor-in-possession in the Case and representative of its Estate.

         100. "SWINC Consolidated Estate" means the Consolidated Estate created pursuant to Article XII of this Plan consisting of the Chapter 11 Estates of SWINC and the SWINC Subsidiaries identified on Exhibit A-1 to this Plan.

         101. "SWINC Common Stock" means the shares of SWINC common stock outstanding as of the Petition Date in the estimated amount of 14,266,000 shares.

         102. "SWINC Implementation Reserve" means the reserve of Cash to be maintained by the SWINC Consolidated Estate after the Confirmation Date pursuant to section 12.3.1 of the Plan. The initial amount of this reserve is anticipated to be $3 million.

         103. "SWINC Intercompany Claim" means the net Intercompany Claim remaining against the SWE&C Consolidated Estate on behalf of the SWINC Consolidated Estate, which claim results after setting off the SWE&C Setoff Claim against the aggregate SWINC Subsidiary Intracompany Claim balances and their direct or indirect contribution to an overall Intercompany Claim against the SWE&C Consolidated Estate by the SWINC Consolidated Estate, as determined by the Debtors' books and records as of the Petition Date, but does not include Claims arising from equitable rights of subrogation, contribution, indemnification and exoneration preserved pursuant to Section 16.6 of the Plan, which Claims are Class 4B-1 Claims. The SWINC Intercompany Claim is an Allowed Class 6B Claim under the Plan.

         104. "SWINC Joint Case" means Chapter 11 Case No. 00-2142 (PJW) pending in the Bankruptcy Court for the District of Delaware which shall remain pending after the Effective Date for the administration of the SWINC Consolidated Estate pursuant to this Plan.

         105. "SWINC Liquidation Board" means those individuals supervising the liquidation of the SWINC Consolidated Estate, from time to time, in accordance with Articles XII and XIII of the Plan.

         106. "SWINC Liquidating Trust" means that certain Liquidating Trust established pursuant to section 13.11 of this Plan to hold the share of common stock issued by Reorganized SWINC pursuant to the trust agreement to be dated as of the Effective Date establishing and delineating the terms and conditions of said Liquidating Trust in the form and annexed to the Plan as Exhibit D for the benefit of the Holders of Allowed Class 5A Interests.

         107. "SWINC Subsidiaries" means the subsidiaries and affiliates of SWINC listed in Exhibit A-1 to the Plan.

         108. "Unsecured Claim" means any Claim against a Debtor that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Priority Claim, or, a Convenience Claim.

                                  EXHIBIT A-1





        EQUITY COMMITTEE THIRD AMENDED AND RESTATED PLAN OF LIQUIDATION

EQUITY COMMITTEE THIRD AMENDED AND RESTATED PLAN OF LIQUIDATION

                                                                   EXHIBIT A-1

IN ADDITION TO STONE AND WEBSTER INCORPORATED, DEBTOR IN CASE
NO. 00-2142 (PJW) PENDING IN THE BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, THE FOLLOWING DEBTORS ARE ALSO INCLUDED IN THE SWINC
CONSOLIDATED ESTATE

SWINC CONSOLIDATED ESTATE

ADDITIONAL DEBTORS INCLUDED:                         CASE NO. 00-2____ (PJW):

Auburn VPS General Corporation                                 147
Auburn VPS Limited Corporation                                 148
Commercial Cold Storage, Inc.                                  150
Enclave Parkway Realty, Inc.                                   152
Nordic Holdings, Inc.                                          156
Nordic Investors Inc.                                          157
Nordic Rail Services, Inc.                                     158
Nordic Refrigerated Services, Inc.                             159
Nordic Refrigerated Services, Limited Partnership              160
Nordic Transportation Services, Inc.                           161
Polar Transport, Inc.                                          162
Prescient Technologies, Inc.                                   164
Sabal Corporation                                              168
Sabal Real Estate Corporation                                  169
Sleeper Street Realty Corporation                              173
Stone & Webster Auburn Corporation                             176
Stone & Webster Binghamton Corporation                         178
Stone & Webster Development Corporation                        181
Stone & Webster Oil Company, Inc.                              198
Stone & Webster Wallingford, Corporation                       210
SWL Corporation                                                212

         COUNT: 22








4/22/03

                                  EXHIBIT A-2





        EQUITY COMMITTEE THIRD AMENDED AND RESTATED PLAN OF LIQUIDATION

EQUITY COMMITTEE THIRD AMENDED AND RESTATED PLAN OF LIQUIDATION

                                                                 EXHIBIT A-2

IN ADDITION TO STONE AND WEBSTER ENGINEERS AND CONSTRUCTORS, INC., DEBTOR IN CASE NO. 00-2183 (PJW) PENDING IN THE BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, THE FOLLOWING DEBTORS ARE ALSO INCLUDED
IN THE

SWE&C CONSOLIDATED ESTATE

ADDITIONAL DEBTORS INCLUDED
IN THE SWE&C CONSOLIDATED ESTATE                        CASE NO. 00-2____ (PJW):

1430 Enclave Parkway Corporation                                  143
245 Summer Street Corporation                                     144
AEC International Projects, Inc.                                  145
Associated Engineers & Consultants, Inc.                          146
Belmont Constructors Company, Inc.                                149
DSS Engineers, Inc.                                               151
Fast Supply Corporation                                           153
GSES Holding, LLC                                                 154
International Engineers and Constructors, Incorporated            155
Power Technologies, Inc.                                          163
Projects Engineers, Incorporated                                  165
Rockton Associates, Incorporated                                  166
Rockton Technical Services Corporation                            167
SAW Consulting Services, Inc.                                     170
SC Wood, LLC                                                      171
Selective Technologies Corporation                                172
Stone & Webster Abu Dhabi (United Arab Emirates), Inc.            174
Stone & Webster Argentina Corporation                             196
Stone & Webster Asia Corporation                                  175
Stone & Webster Bharat, Incorporated                              177
Stone & Webster Civil and Transportation Services, Inc.           179
Stone & Webster Construction Company, Inc.                        180
Stone & Webster Dominican Republic, Incorporated                  182
Stone & Webster Engineering Corporation                           213
Stone & Webster Far East Technical Services Corp.                 184
Stone & Webster Indonesia Corporation                             185
Stone & Webster Industrial Technology Corporation                 186
Stone & Webster Inter-American Corporation                        187
Stone & Webster International Corporation                         188
Stone & Webster International Projects Corporation                189
Stone & Webster Italia, Incorporated                              190
Stone & Webster Korea Corporation                                 191
Stone & Webster Kuwait, Incorporated                              192
Stone & Webster Management Consultants, Inc.                      194



4/22/03
ADDITIONAL DEBTORS INCLUDED
IN THE SWE&C CONSOLIDATED ESTATE                        CASE NO. 00-2____ (PJW):

Stone & Webster Mexico Engineering Corporation                    197
Stone & Webster Michigan, Inc.                                    214
Stone & Webster Middle East Engineering
  Services Corporation                                            195
Stone & Webster Operating Corporation                             199
Stone & Webster Overseas Consultants, Inc.                        200
Stone & Webster Overseas Development
  Corporation f/k/a Stone & Webster                               193
Lithuania Corporation
Stone & Webster Overseas Group, Inc.                              201
Stone & Webster Pacific Corporation                               202
Stone & Webster Power Engineering Corporation                     203
Stone & Webster Power Projects Corporation                        204
Stone & Webster Procurement Corporation                           205
Stone & Webster Puerto Rico, Incorporated                         206
Stone & Webster Saudi Arabia, Incorporated                        207
Stone & Webster Taiwan Corporation                                208
Stone & Webster Technology Corporation                            209
Stone & Webster Worldwide Engineering Corporation                 211


         COUNT: 51

                                  EXHIBIT A-3





                    SUMMARY OF ASSETS AND CLAIMS BY ENTITY

Stone & Webster, Inc.
Summary of Assets and Claims by Entity (in Thousands)

                                                                                                           EXHIBIT A-3
                                                                                               Non-Debtor Subsidiaries
------------------------------------------ ------------------- ------------------- ------------------- ---------------
                                               PT Stone &             S&W                S&W do             S&W
                                           Webster Indonesia     International           Brazil         Engineering
                                                 (135)            Sales Corp.           Limitada        Constructors
               Description                                           (142)               (148)           B.V. (155)
------------------------------------------ ------------------- ------------------- ------------------- ---------------
------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Receivable                       $      -             $   390.8          $      -             $    32.0
------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Payables                             (217.4)                -                   -                   -
------------------------------------------ =================== =================== =================== ===============
                                               $  (217.4)          $   390.8          $      -             $    32.0
------------------------------------------ ------------------- ------------------- ------------------- ---------------


------------------------------------------ ------------------- ------------------- ------------------- ---------------
                                                  S&W                 S&W                 S&W               S&W
                                                Services          Engineering         Construction         India
                                                Limited           (Mauritius)           Limited             Ltd.
               Description                       (129)               (130)               (132)             (134)
------------------------------------------ ------------------- ------------------- ------------------- ---------------

------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Receivable                       $      -            $      -             $    20.7           $     9.6
------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Payables                             (591.6)             (678.4)             (465.4)               (7.4)
------------------------------------------ =================== =================== =================== ===============
                                               $  (591.6)          $  (678.4)          $  (444.7)          $     2.2
------------------------------------------ ------------------- ------------------- ------------------- ---------------


------------------------------------------ ------------------- ------------------- ------------------- ---------------
                                                  S&W                 S&W                 S&W            S&W United
                                              Engineering            Canada            Management           Arab
                                                Limited             Limited         Consultants Ltd.   Emirated Ltd.
               Description                       (089)               (099)               (118)             (128)
------------------------------------------ ------------------- ------------------- ------------------- ---------------

------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Receivable                       $  2,079.8          $    500.3          $      8.9          $      -
------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Payables                              (67.8)           (9,019.9)           (1,009.0)                -
------------------------------------------ =================== =================== =================== ===============
                                              $  2,012.1          $ (8,519.6)         $ (1,000.1)         $      -
------------------------------------------ ------------------- ------------------- ------------------- ---------------


------------------------------------------ ------------------- ------------------- ------------------- ---------------
                                                  S&W                 S&W                 S&W             S&W Eng.
                                               Technology           Limited              Group             Field
                                                  B.V.             (Thiland)            Limited        Services Ltd.
               Description                       (040)               (064)               (081)             (088)
------------------------------------------ ------------------- ------------------- ------------------- ---------------

------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Receivable                      $       4.8           $     0.1         $      36.0           $    45.6
------------------------------------------ ------------------- ------------------- ------------------- ---------------
Intercompany Payables                             (149.7)              (96.9)       $        -                (860.2)
------------------------------------------ =================== =================== =================== ===============
                                             $    (145.0)          $   (96.9)        $      36.0           $  (814.6)
------------------------------------------ ------------------- ------------------- ------------------- ---------------

                                   EXHIBIT B

                             LIQUIDATION ANALYSIS

Stone & Webster, Inc.                                                                                    AMENDED EXHIBIT B
EQUITY PLAN - Liquidation Analysis (in Thousands)                                                               (4/22/03)

----------------------------------------------------------------------------------------------------------------------------
                                                                      SWINC Consolidated        SW E&C Consolidated Estate
                                                                            Estate
                                                                      Estimated Recovery            Estimated Recovery
                                                          -----    ---------------------------------------------------------
                                     Description          Notes     Expected      Low ($)        Expected       Low ($)
                                                          -----        ($)                          ($)
----------------------------------------------------------------------------------------------------------------------------
Projected Cash, Cash Equivalents and
    Gov't Securities at 5/31/03                            (1)      $   50,635   $   50,635      $  25,469    $     25,469
----------------------------------------------------------------------------------------------------------------------------

Administrative Receivable/Payable                          (1)           4,868        4,868         (4,868)         (4,868)
----------------------------------------------------------------------------------------------------------------------------

SWINC Consolidated Estate recovery from
    SW E&C Consolidated Estate for
    Federal Allowed Claim                                  (9)           5,660        4,076              -               -
----------------------------------------------------------------------------------------------------------------------------

SWINC Consolidated Estate recovery from
    SW E&C Consolidated Estate for Maine
    Yankee Allowed Claim                                   (9)           2,264        1,630              -               -
----------------------------------------------------------------------------------------------------------------------------
Other Collections                                          (1)             500          500          3,000           3,000
----------------------------------------------------------------------------------------------------------------------------
Next Wave Note                                             (4)                                         619             619
----------------------------------------------------------------------------------------------------------------------------
Additional Foreign Cash                                    (10)              -             -         2,000           2,000
----------------------------------------------------------------------------------------------------------------------------
Pension                                                    (3)          54,200        54,200             -               -
----------------------------------------------------------------------------------------------------------------------------
Total Assets                                                           118,126       115,908        26,220          26,220
----------------------------------------------------------------------------------------------------------------------------
Consolidated Estate Implementation
    Reserves                                               (6)          (3,000)       (3,000)       (3,000)         (3,000)
----------------------------------------------------------------------------------------------------------------------------
General Administrative Reserves                            (1)
                                                                         (500)         (500)          (500)           (500)
----------------------------------------------------------------------------------------------------------------------------
Projected Professional Fees                                (1)         (2,000)       (2,000)        (1,500)         (1,500)
----------------------------------------------------------------------------------------------------------------------------
Accrued Professional Fees                                  (1)         (5,400)       (5,400)        (5,200)         (5,200)
----------------------------------------------------------------------------------------------------------------------------
Reorganized SWINC Consolidated Estate
    Implementation Reserve                                 (5)         (1,000)       (1,000)             -               -
----------------------------------------------------------------------------------------------------------------------------
Net Assets available For Unsecured Claims                              106,226       104,008         16,020          16,020
----------------------------------------------------------------------------------------------------------------------------
Priority Unsecured Claims
----------------------------------------------------------------------------------------------------------------------------
Asbestos Trust                                             (1)               -             -         (4,500)         (4,500)
----------------------------------------------------------------------------------------------------------------------------
Convenience Class                                          (7)               -             -            (18)            (86)
----------------------------------------------------------------------------------------------------------------------------

Net Assets available For General
    Unsecured Claims                                                   106,226       104,008         11,502          11,434
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
         Highly Litigated Claims                           (2)         (74,800)      (77,800)       (95,275)       (102,275)
----------------------------------------------------------------------------------------------------------------------------
         Accounts Payable and Other                        (2)               -             -        (15,000)        (50,000)
----------------------------------------------------------------------------------------------------------------------------
         Other SWINC Consolidated Estate Claims            (2)          (7,135)      (10,235)             -               -
----------------------------------------------------------------------------------------------------------------------------
General Unsecured Claims                                               (81,935)      (88,035)      (110,275)       (152,275)
----------------------------------------------------------------------------------------------------------------------------
Interest on SWINC Consolidated Estate Claims               (8)          (3,912)       (4,203)             -               -
----------------------------------------------------------------------------------------------------------------------------
Equity                                                                 $20,380      $ 11,771      $ (98,773)     $ (140,841)
                                                                   ==========================   ============================
Equity per Share (with 14.266 million shares)                        $    1.43    $     0.83
----------------------------------------------------------------------------------------------------------------------------
Unsecured Distribution                                                                                10.4%            7.5%
----------------------------------------------------------------------------------------------------------------------------

Returns if SWINC Consolidated Estate
    Intercompany claim included in Class
    4B-1:

----------------------------------------------------------------------------------------------------------------------------
Equity per Share                                                     $    1.67    $     1.02
----------------------------------------------------------------------------------------------------------------------------
Unsecured Distribution                                                                                 7.2%            5.7%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Stone & Webster, Inc.                                                                                    AMENDED EXHIBIT B
EQUITY PLAN - Liquidation Analysis (in Thousands)                                                                  (4/22/03)


----------------------------------------------------------------------------------------------------------------------------
Notes to Amended Exhibit B
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (1) Based upon information as filed
         with the court in the Cash Funding
         Analysis by the Debtors on 4/1/03.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (2) Based upon claim estimates of the Plan Proponent.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (3) Based upon estimates of the Plan Proponent
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (4) Note issued in favor of SWEC in chapter 11 cases of Nextwave Personal
         Communications, Inc., et al., Case No. 98 B 21529, pending in the
         United States Bankruptcy Court for the Southern District of New York.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (5) Based upon projected costs associated with the liquidation of the
         Pension Plan.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (6) Based upon projected costs and expenses associated with the fulfillment of obligations under the Plan by each of the Consolidated
         Estates.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     (7) In the expected column, based on the Official Claims Register as of
         1/10/03, includes all claims under $1,500 for the SW E&C Consolidated
         Estate.
----------------------------------------------------------------------------------------------------------------------------

     (8) Calculated at 1.28% based on the yield on 1 year Treasury Constant
         Maturities as of February 7, 2003 as published by the Federal Reserve.

----------------------------------------------------------------------------------------------------------------------------
     (9) Assumes that the SWINC Consolidated Estate would pay the Federal and
         Maine Yankee Allowed Claims in full and assert subrogation rights against the SWE&C Consolidated Estate.

----------------------------------------------------------------------------------------------------------------------------
    (10) Additional foreign cash does not include $5.0 million held by
         Canadian non-debtor entity which is restricted cash on account of Canadian claims.

----------------------------------------------------------------------------------------------------------------------------
         SEE ALSO ARTICLE IV, SECTION A(3) OF THE DISCLOSURE STATEMENT
----------------------------------------------------------------------------------------------------------------------------
         FILED WITH THE EQUITY PLAN FOR FURTHER DISCUSSION REGARDING THE INFORMATION IN THIS EXHIBIT B
----------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT B-1


                             CASH FUNDING ANALYSIS

Stone & Webster, Inc.
Equity Plan - Estimate of Cash at Confirmation (in Thousands)

                                                                                                         AMENDED EXHIBIT B-1
                                                                                                                     4/22/03

                                                                                                 SWINC              SW E&C
                                                                                             Consolidated        Consolidated
                                                                                                Estate              Estate
                                                                                            -----------------------------------
Projected Cash, Cash Equivalents and Gov't Securities at 5/31/03                                $    50,635         $   25,469
Administrative Receivable/Payable                                                                       -               (4,868)
                                                                                            ----------------    ---------------
    Net Cash                                                                                         50,635             20,601

Reserves:
    Consolidated Estate Implementation Reserves                                                      (3,000)            (3,000)
    General Administrative Reserves                                                                    (500)              (500)
    Projected Professional Fees                                                                      (2,000)            (1,500)
    Accrued Professional Fees                                                                        (5,400)            (5,200)
    Reorganized SWINC Consolidated Estate Implementation Reserve                                     (1,000)                 -
                                                                                            ----------------    ---------------
       Cash Available at Confirmation for Unsecured Claims                                           38,735             10,401
Priority Unsecured Claims:
    Asbestos Trust                                                                                        -             (4,500)
    Convenience Class                                                                                     -                (18)
                                                                                            ----------------    ---------------
       Cash Available at Confirmation, Net of Priority Unsecured Claims                              38,735              5,883

Other Assets Available for Future Distribution:
    Pension                                                                                          54,200                  -
    SWINC Consolidated Estate recovery from SW E&C Consolidated Estate for Federal Allowed            5,660                  -
    SWINC Consolidated Estate recovery from SW E&C Consolidated Estate for Maine Yankee               2,264                  -
    Administrative Receivable/Payable                                                                 4,868                  -
    Additional Foreign Cash                                                                               -              2,000
    Next Wave Note                                                                                        -                619
    Other Collections                                                                                   500              3,000
                                                                                            ----------------    ---------------
       Assets Available for Future Distribution                                                      67,491              5,619
                                                                                            ----------------    ---------------
Total Assets, Net of Reserves and Priority Unsecured Claims                                     $   106,226        $    11,502
                                                                                            ================    ===============

                                   EXHIBIT C

               Proposed Order Approving Disclosure Statement and
            Approving Solicitation, Balloting and Voting Procedures

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

--------------------------------------------x
                                            :
In re:                                      :        Chapter 11
                                            :
STONE & WEBSTER, INCORPORATED,              :        Case No. 00-2142 (PJW)
et al.,                                     :
                                            :        Jointly Administered
                            Debtors.        :
                                            :
--------------------------------------------x


              ORDER (I) APPROVING ADEQUACY OF OFFICIAL COMMITTEE
       OF EQUITY SECURITY HOLDERS' DISCLOSURE STATEMENT WITH RESPECT TO
            THIRD AMENDED PLAN OF LIQUIDATION DATED APRIL 22, 2003,
            (II) APPROVING PROCEDURES AND MATERIALS USED TO PROVIDE
              NOTICE OF THE DISCLOSURE AND CONFIRMATION HEARINGS;
           (III) DETERMINING TREATMENT OF CERTAIN CLAIMS FOR NOTICE
                             AND VOTING PURPOSES;
                        (IV) ESTABLISHING RECORD DATE;
           (V) ESTABLISHING PROCEDURES FOR FILING OBJECTIONS TO THE
              EQUITY PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; AND
            (VI) APPROVING SOLICITATION PROCEDURES FOR CONFIRMATION
             (THE "DISCLOSURE AND SOLICITATION PROCEDURES ORDER")
             ----------------------------------------------------

         Upon the Supplemental Motion, dated April 22, 2003 (the
"Supplemental Disclosure and Solicitation Procedures Motion")(1), of the Official Committee of Equity Holders of Debtor Stone and Webster, Inc. (the "Equity Committee"), seeking, among other things, the entry of this Order
(i) Approving the Adequacy of the Disclosure Statement With Respect to Third Amended Plan of Liquidation dated April 22, 2003 (the "Equity Disclosure Statement"), (ii) Approving Procedures and Materials Used to Provide Notice of the Equity Disclosure Statement and Confirmation Hearings, (iii) Determining Treatment of Certain Claims for Notice and Voting Purposes, (iv) Establishing Record Date, (v) Establishing Procedures for Filing Objections to the Equity Committee's Third Amended Plan of Liquidation dated April 22, 2003, as it may be amended from time to time (the "Equity Plan") and temporary allowance of claims, and (vi) Approving Solicitation Procedures for Confirmation (the "Revised Disclosure and Solicitation Procedures Order"); the Court having reviewed the Supplemental Disclosure and Solicitation Procedures Motion; and the Court having determined that the Equity Disclosure Statement contains adequate information and that the relief requested in the Supplemental Disclosure and Solicitation Procedures Motion is in the best interests of the Debtors' estates, creditors and other parties-in-interest; and it appearing that notice of the Supplemental Disclosure and Solicitation Procedures Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; after due deliberation thereon and good cause appearing therefor,


         IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT WITH RESPECT TO THE EQUITY PLAN:


         1. The Equity Plan and Equity Disclosure Statement filed April 22, 2003 supersede and replace any prior plans and disclosure statements filed by the Equity Committee.

         2. The Equity Disclosure Statement dated April 22, 2003, of the Official Committee of Equity Holders With Respect to the Official Committee of Equity Holders' Third Amended Plan of Liquidation dated April 22, 2003, as amended, is hereby approved.

         3. Record Date. Notwithstanding anything to the contrary in Bankruptcy Rule 3017(d), May 20, 2003 shall be the record date (the "Record Date") for purposes of determining (a) creditors and equity holders entitled to receive solicitation packages or other materials and (b) creditors entitled to vote to accept or reject said Equity Plan.

         4. Deadline and Procedures for Filing Objections to Confirmation. August 15, 2003 at 4:00 p.m. (prevailing Eastern Time) is fixed as the last date and time for filing and serving objections to confirmation of the Equity Plan (the "Confirmation Objection Deadline").


         5. In order to be considered, objections (if any) to confirmation of the Equity Plan must (a) be in writing; (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules; (c) state the grounds for the objection and the legal and factual bases therefor; (d) reference with specificity the text of the Equity Plan to which objection is made; and (e) be filed with the Court, together with proof of service, and served so as to be RECEIVED no later than the Confirmation Objection Deadline by the following parties:

                  Counsel for the Equity Committee

                           Bell Boyd & Lloyd LLC
                           70 West Madison Street
                           Chicago, Illinois 60602
                           Attn:    Robert V. Shannon, Esq.
                                    Carmen H. Lonstein, Esq.

                                    - and -

                           Bifferato, Bifferato & Gentilotti
                           1308 Delaware Avenue
                           Wilmington, Delaware 19899
                           Attn:    Ian Connor Bifferato, Esq.

                  Counsel for the Debtor

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           P.O. Box 636
                           Wilmington, Delaware 19899-0636
                           Attn: Gregg M. Galardi, Esq.
                                 Gary Rubin, Esq.

                  U.S. Trustee

                           U.S. Department of Justice
                           The Office of the United States Trustee
                           District of Delaware
                           844 North King Street
                           Wilmington, Delaware 19801
                           Attn: Julie Compton, Esq.

                  Counsel for the Creditors Committee

                           Orrick, Herrington & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, New York 10103-0002
                           Attn: Anthony J. Princi, Esq.
                                 Lorraine McGowan, Esq.

                                    - and -

                           Klett, Rooney, Lieber & Schorling
                           The Brandywine Building
                           1000 West Street, Suite 1410
                           Wilmington, Delaware 19801
                           Attn: Adam G. Landis, Esq.

Objections not timely filed and served in the manner set forth above shall not be considered and shall be deemed overruled.


         7. Deadline and Procedures for Temporary Allowance of Claims for Voting Purposes. Pursuant to Federal Rule of Bankruptcy Procedure 3018(a), and except as otherwise noted in this Disclosure and Solicitation Procedures Order, August 1, 2003, at 4:00 p.m. (prevailing Eastern Time) (the "Rule 3018
Motion Deadline") is fixed as the last date and time for filing and serving motions pursuant to Bankruptcy Rule 3018(a) ("Rule 3018(a) Motions") seeking temporary allowance of claims for the purpose of voting to accept or reject the Equity Plan. Rule 3018(a) Motions must be filed and served on the persons and in the manner set forth in paragraph 4 above so that they are RECEIVED no later than the Rule 3018(a) Motion Deadline. Rule 3018(a) Motions that are not timely filed and served in the manner as set forth above shall not be considered and, except as otherwise provided herein, the claims referred to therein shall not be counted in determining whether the Equity Plan has been accepted or rejected.


         8. Any party timely filing and serving a Rule 3018(a) Motion shall be provided a ballot and shall be permitted to cast a provisional vote to accept or reject the Equity Plan. If, and to the extent that, the Equity Committee and such party are unable to resolve the issues raised by the Rule 3018(a) Motion prior to the Voting Deadline, then at the Confirmation Hearing the Court shall determine whether or not the provisional ballot is to be counted as a vote to accept or reject the Equity Plan.

         9. Treatment of Certain Claims for Notice and Voting Purposes. Pursuant to Bankruptcy Code section 105(a) and Fed. R. Bankr. P. 3003(c)(2), creditors or parties in interest whose claims are listed in the Equity Plan as being disputed, unliquidated or contingent (in whole or in part), or which are scheduled by the Debtors as zero or unknown in amount, or who filed a proof claim prior to the Solicitation Date reflecting a claim or portion of a claim that is disputed, unliquidated or contingent, shall receive an Equity Solicitation Package which contains, in lieu of a ballot and the Confirmation Hearing Notice, a Notice of Disputed Claim Status attached hereto as Exhibit A, the form of which is hereby approved, informing such person or entity that their claim has been identified as disputed, contingent, or unliquidated or that it is scheduled as zero or unknown in amount and absent having filed a proof of claim by the claims bar date established in these cases and a Rule 3018(a) Motion, in the manner and by the deadline described below, they are thus precluded from submitting a vote for such claim.


         10. Any person or entity required to file a proof of claim: (i) who filed a proof of claim against the Debtors in an unliquidated amount, in whole or in part, or (ii) that filed such a claim as contingent or disputed, in whole or in part, or (iii) filed a claim as to which the Debtors, a statutory committee appointed by this Court, or a party in interest has filed an objection by__________, or (iv) that is scheduled as being, in whole or in part, disputed, contingent or unliquidated, or which is scheduled as zero or in an unknown amount, and has not been superseded by a proof of claim timely filed pursuant to Fed. R. Bankr. P. 3003 asserting a liquidated claim, shall not be entitled to vote on the Equity Plan, unless the holder of such claim obtains an order pursuant to Bankruptcy Rule 3018(a) and paragraph 5 of this Revised Disclosure and Solicitation Procedures Order temporarily allowing such claim for voting purposes in an amount deemed proper by the Court.

         11. Any claim as to which a separate objection has been filed before__________, whether to the entire claim or a portion thereof, whether filed by the Debtors, a statutory committee appointed by this Court or any party in interest in the Debtors' chapter 11 cases, shall not be entitled to vote on the Equity Plan and shall not be counted in determining whether the requirements of Bankruptcy Code section 1126(c) have been met unless: (a) such claim has been temporarily allowed for voting purposes pursuant to Fed. R. Bankr. P. 3018(a) and in accordance with this Revised Disclosure and Solicitation Procedures Order, or (b) on or before the Voting Deadline (defined below), the objection to such claim has been resolved in favor of the creditor asserting the claim. The Equity Committee shall provide notice in any such objection that the creditor must file a Rule 3018 motion in order to vote their claim on or before the Rule 3018 Motion Deadline.

         12. Notice and Transmittal of Solicitation Packages. On or before
June 1, 2003, the Equity Committee shall cause Trumbull Services Company,
LLC (the "Notice and Ballot Agent") or its designated agent to transmit to the holders of Claims in Classes 3B, 4B-1, 4B-2, 5A and 6A of the Equity Plan as of the Record Date, subject to the limitations contained therein and elsewhere in this Revised Disclosure and Solicitation Procedures Order, by mail, a solicitation packet from the Equity Committee (the "Equity Solicitation Package") containing:


                  (a) the Equity Confirmation Hearing Notice, which form of notice is hereby approved in substantially the form annexed hereto as Exhibit B;


                  (b) the Equity Disclosure Statement (excluding certain Exhibits to the Equity Plan or Appendices to the Equity Disclosure Statement, provided however, that all such Exhibits and Appendices shall be available for review as set forth in paragraphs 39 through 41 below);


                  (c) the Equity Plan (as Appendix A to the Equity Disclosure Statement);

                  (d) The Equity Solicitation Letters as appropriate, substantially in the form attached as Exhibit J;


                  (e) this Revised Disclosure and Solicitation Procedures Order; and


                  (f) a ballot (and pre-addressed, postage prepaid return envelope) appropriate for the specific creditor, in substantially the form of the proposed ballots attached hereto as Exhibits C, E, F, G and K (as may be modified for particular classes and with instructions attached thereto), which forms of ballots are hereby approved.


                  (g) Notwithstanding the above, the Equity Committee is authorized to (i) replace items (b) and (c) above with an Executive Summary of the Equity Plan and Disclosure Statement, provided however, that the Equity Plan and Disclosure Statement shall be available for review as set forth in paragraphs 39 through 41 below; and (ii) use the services of Innisfree M&A, Incorporated (the "SWINC Securities Voting Agent") together with the Debtors to solicit Class 5A equity security holders.


         13. The Executive Summary shall consist of Articles I, IV, and V of the Equity Disclosure Statement, but omits Articles II, III, and VI thereto. Articles I, IV, and V of the Equity Disclosure Statement contain an overview of the Equity Plan, an analysis of the voting requirements, the distributions to be made to classes of Claims and Interests under the Equity Plan, and the confirmation requirements and procedures. The Executive Summary shall direct parties on how to obtain complete copies of the Equity Plan and Disclosure Statement as set forth in paragraphs 39 through 41 below.

         14. The SWINC Securities Voting Agent is authorized and directed to assist the Equity Committee in: (i) mailing solicitation packages and other notices; (ii) receiving, tabulating, and reporting on ballots cast for or against the Equity Plan by holders of claims against the Debtors; (iii) responding to inquiries from holders of SWINC Common Stock relating to the Equity Plan, the Equity Disclosure Statement, the ballots and matters related thereto, including without limitation, the procedures and requirements for voting to accept or reject the Equity Plan and for objecting to the Equity Plan; (iv) soliciting votes on the Equity Plan; and (v) if necessary, contacting holders of SWINC Common Stock regarding the Equity Plan.


         15. Creditors holding claims in a class that is designated as impaired and entitled to vote under the Equity Plan shall receive only the Equity Solicitation Package appropriate for that impaired class. Nothing in this Disclosure and Solicitation Procedures Order shall affect the Equity Committee's right to object to any proof of claim.

         16. Identification of Beneficial Holders. All known Record Holders of SWINC Common Stock are hereby Ordered to transmit to their beneficial holders of SWINC Common Stock in a manner customary in the securities industry the Equity Solicitation Package to be provided by the Equity Committee, and to summarize the votes of such beneficial holders, all as provided below.

         17. Transmittal to Record Holders. Transmittal of the Equity Solicitation Package to holders of the SWINC Common Stock shall be made as follows: the Equity Solicitation Package shall be sent by overnight mail or delivered by hand no later than the Solicitation Date to Record Holders (or the agent therefor) identified by the Notice and Ballot Agent or its designated agent as an entity through which beneficial owners hold or held SWINC Common Stock as of the Record Date.

         18. Dissemination to Beneficial Holders. Each Record Holder (or their agents) through which beneficial owners hold SWINC Common Stock are hereby ordered to promptly (within three (3) days of receipt of Equity Solicitation Packages) distribute such Equity Solicitation Packages to the beneficial owners for which they hold such securities.

         19. Voting By Beneficial Holders; Approval of Ballots. The Equity Solicitation Packages to be transmitted to beneficial holders of the SWINC Common Stock by Record Holders will include a ballot for the beneficial owners (the "Beneficial Owner Ballot") substantially in the form of Exhibit E attached hereto and a return envelope provided by, and addressed to, the requisite Record Holders (or their agents) of the beneficial owners. The Record Holders(or their agents), as appropriate, shall then summarize the individual votes of their beneficial owners from the Beneficial Owner Ballots on a master ballot (the "Master Ballot") to be provided to them by the Equity Committee in substantially the form attached hereto as Exhibit F. The Record Holders (or their agents) shall then return the Master Ballot to the Notice and Ballot Agent by the Voting Deadline.

         20. Alternatively, the Record Holders may prevalidate a Beneficial Owner Ballot (a "Prevalidated Ballot") by signing that ballot and by indicating on that ballot the beneficial owner of the SWINC Common Stock, the number of shares owned by such beneficial owner, and the appropriate account number through which the beneficial owner's holdings are derived. The Record Holder shall then forward the Equity Solicitation Package, including the Prevalidated Ballot and a return envelope addressed to the Voting Agent, to the beneficial owner for voting by the beneficial owner.


         21. The Equity Committee shall serve a copy of this Revised Disclosure and Solicitation Procedures Order on each Record Holder (or their agents) identified by the Notice and Ballot Agent or its designated agent as an entity through which beneficial owners hold SWINC Common Stock. In addition, the Equity Committee shall, upon written request, reimburse such entities for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described in paragraphs 12 to 21 above. This Court shall retain jurisdiction to resolve any disputes regarding the payment of such fees or expenses.


         22. When No Notice or Transmittal Necessary. The Equity Committee need not transmit Equity Solicitation Packages or other notices to: (a) holders of claims that have already been paid in full during this case or that are authorized to be paid in full in the ordinary course of business pursuant to orders previously entered by this Court, (b) any person to whom the Notice and Ballot Agent mailed a notice of the meeting of creditors under Bankruptcy Code section 341 and such notice was returned marked "undeliverable" or "moved - no forwarding address" or for a similar reason, unless the Debtors or the Notice and Ballot Agent have been informed in writing by such person of that person's new address, or (c) the holders of claims and interests in Classes 6B and 7B of the Equity Plan deemed "insiders" under section 101(31) of the Bankruptcy Code, except that such holders shall receive a copy of the notice attached as Exhibit D to this Order (the "Insider Non-Voting Status Notice").

         23. Unimpaired Creditor Notice. Pursuant to Bankruptcy Code sections 105(a), 1126(g) and 1126(f) and Fed. R. Bankr. P. 3017(d), the Equity Committee shall cause the Notice and Ballot Agent to serve by first class mail to holders of Claims in Classes 1A, 1B, 2A, 2B, 3A and 4A, a copy of the Unimpaired Non-Voting Status Notice, in the form attached to this order as Exhibit H, which form of notice is hereby approved, in lieu of an Equity Solicitation Package.

         24. Holders of Class 5B Interests under the Equity Plan are not entitled to vote on the Equity Plan because they are deemed to have rejected the Equity Plan pursuant to Bankruptcy Code section 1126(g). Accordingly, the Equity Committee need not solicit votes on the Equity Plan from this Class of Interests and need not provide it with an Equity Solicitation Package. Instead Holders of Class 5B Interests shall receive the No Distribution Non-Voting Status Notice, the form of which is attached to this Order as Exhibit I.


         25. Publication of Notice. As a supplement to the Unimpaired Non-Voting Status Notice and the No Distribution Non-Voting Status Notice, the Equity Committee is directed to publish the Confirmation Hearing Notice for the Equity Plan in the national edition of either (a) The Wall Street Journal or The New York Times and (b) the Boston Globe, not later than the date provided by the Debtors for publication.

         26. Voting Deadline. To be counted, ballots for accepting or rejecting the Equity Plan must be RECEIVED by 4:00 p.m. (prevailing Eastern Time) on August 1, 2003 (the "Voting Deadline") by the Notice and Ballot Agent or its designated agent. Ballots may not be cast by facsimile transmission.


         27. Votes Counted. Any ballot timely received, properly executed, containing sufficient information to permit the identification of the claimant, and cast as an acceptance or rejection of the Equity Plan shall be counted and shall be deemed to be cast as an acceptance or rejection of the Equity Plan, as the case may be.

         28. Votes Not Counted. Unless otherwise ordered by this Court after notice and a hearing, the following ballots shall not be counted or considered for any purpose in determining whether the Equity Plan has been accepted or rejected:

                  (a) Any ballot received after the Voting Deadline if the Equity Committee has not provided an extension of time to file such ballot;

                  (b) Any ballot that is illegible or contains insufficient information to permit the identification of the claimant;

                  (c) Any ballot cast by a person or entity that does not hold a claim in a Class that is entitled to vote to accept or reject the Equity Plan;

                  (d) Any ballot cast for a claim referred to in paragraph 8 above for which no Rule 3018(a) motion has been filed by the Rule 3018(a) Motion Deadline;

                  (e)      Any unsigned ballot.

                  (f) Any Ballot cast in a manner that neither indicates an acceptance or rejection of the Equity Plan or which indicate both an acceptance and rejection of the Equity Plan.

         29. Changing Votes: Whenever two or more ballots are cast voting the same claim prior to the Voting Deadline, the last ballot received prior to the Voting Deadline shall be deemed to reflect the voter's intent and, thus, to supersede any prior ballots; provided, however, that nothing herein shall affect the Equity Committee's right to object to the validity of the second ballot on any basis permitted by law, including under Bankruptcy Rule 3018(a), and, if such objection is sustained, the first ballot shall then be counted unless not otherwise eligible to be counted.

         30. No Vote Splitting Effect. Claim splitting shall not be permitted and creditors who vote must vote all of their claims within a particular class to either accept or reject the Equity Plan.

         31. Counting Ballots from Beneficial Holders of SWINC Common Stock. All Record Holders (or their agents) through which beneficial owners hold SWINC Common Stock are directed to receive and summarize on a Master Ballot all Beneficial Owner Ballots cast by the beneficial owners for which they serve and then return the Master Ballot to the Notice and Ballot Agent.

         32. All Record Holders electing to use the Master Ballot voting process shall retain for inspection by the Court the ballots cast by beneficial owners for one year following the Voting Deadline.

         33. Votes cast by beneficial owners of SWINC Common Stock through Record Holders (or their agents) and transmitted by means of a Master Ballot shall be applied against the positions held by such Record Holder. Votes submitted by a Record Holder (or their agents) on a Master Ballot shall not be counted in excess of the position maintained in the applicable security by the respective Record Holder on the Record Date.

         34. To the extent that conflicting votes or overvotes are submitted on a Master Ballot, the Notice and Ballot Agent shall attempt to resolve the conflict or overvote prior to the certification of the vote in order to ensure that as many claims as possible are accurately tabulated.

         35. To the extent that overvotes on a Master Ballot are not reconcilable prior to the certification of the vote, the Notice and Ballot Agent shall count votes in respect of such Master Ballot in the same proportion as the votes to accept and reject the Equity Plan submitted on the Master Ballot that contained the overvote, but only to the extent of the applicable Record Holders' position in the SWINC Common Stock on the Record Date.

         36. Record Holders (or agents thereof) are authorized to complete multiple Master Ballots, and the votes reflected by such multiple Master Ballots shall be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots submitted are inconsistent in whole or in part, the latest Master Ballot received prior to the Voting Deadline shall, to the extent of such inconsistency, supersede and revoke any prior Master Ballot; provided, however, that nothing herein shall affect the Equity Committee's right to object to the validity of the second Master Ballot on any basis permitted by law, including under Bankruptcy Rule 3018(a), and, if such objection is sustained, the first Master Ballot shall then be counted unless not otherwise eligible to be counted.

         37. Each beneficial owner of SWINC Common Stock shall be deemed to have voted the full principal amount of its interest relating to such SWINC Common Stock, notwithstanding anything to the contrary on any ballot.


         38. Service and Notice Adequate and Sufficient. Service of all notices and documents described herein in the time and manner as set forth herein, including the service and publication of the Confirmation Hearing Notice, as described in the Disclosure and Solicitation Procedures Motion, shall be adequate and sufficient and no other or further notice shall be necessary. Service of Notice of the May 20, 2003. Disclosure Statement Hearing to creditors and parties in interest in accordance with the Court's December 10, 2003 Order on Equity Committee Request for Status Conference and Scheduling Order, as clarified by the Court's March 5, 2003, Order Clarifying Scheduling Order entered on December 10, 2002 shall be deemed adequate and sufficient notice to creditors of the Disclosure Statement Hearing;

         39. Copies and Review of Documents. Copies of the Equity Plan and Disclosure Statement are publicly available, free of charge, on the Court's website, www.deb.uscourts.gov and the website developed by the Debtors at www.stoneandwebinc.com.

         40. Copies of the Equity Disclosure Statement, Equity Plan and Exhibits and/or Appendices may also be obtained, upon request from IKON Office Solutions, at (302) 777-4500 or from Trumbull Services Company, Inc., 4 Griffin Road North, Windsor, Connecticut 06095, fax no. (888) 310-6350, or by contacting counsel for the Equity Committee: Bell, Boyd & Lloyd LLC, 70 West Madison Street, Suite 3300, Chicago, Illinois 60602-4207, Attn: Mark Young,
(312) 558-8276.


         41. Copies of the Equity Disclosure Statement, Equity Plan and Exhibits and/or Appendices may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. weekdays, except legal holidays) at the office of the Clerk, United States District Court for the District of Delaware, 844 North King Street, Wilmington, Delaware 19801, the offices of Bell, Boyd & Lloyd, LLC, 70 West Madison, Suite 3200, Chicago, Illinois 60602; and the offices of Bifferato, Bifferato & Gentilotti, 1308 Delaware Avenue, Wilmington, Delaware 19899.

         44. Date: Wilmington, Delaware


April ______, 2003


                           ______________________________
                           Honorable Peter J. Walsh
                           United States District Judge



___________


(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Disclosure and Solicitation Procedures Motion, as supplemented.

                                   EXHIBIT D




                       SWINC LIQUIDATING TRUST AGREEMENT

                                                                     EXHIBIT D



                          LIQUIDATING TRUST AGREEMENT
                           (SWINC Liquidating Trust)

         THIS LIQUIDATING TRUST AGREEMENT (SWINC LIQUIDATING TRUST) (the "Agreement") is dated as of ______________, 2003, by and among Stone & Webster, Incorporated, a Delaware corporation as reorganized ("Reorganized SWINC") under the Third Amended and Restated Plan of Liquidation of the Official Committee of Equity Holders dated April 22, 2003, as amended (the "Plan") and Mr. James Kjorlien of CRT Capital Group, LLC, ____________ of Grace Brothers, Ltd. and ______________ (collectively, the "Trustees").

                               R E C I T A L S:

         A. WHEREAS, Stone & Webster, Incorporated, a Delaware corporation and the predecessor to Reorganized SWINC ("SWINC"), and 72 of SWINC's wholly owned subsidiaries (collectively, with SWINC, the "Debtors") filed voluntary petitions for relief on June 2, 2000, in the United States Bankruptcy Court for the District of Delaware (the "Court") under title 11 of the United States Code (the "Bankruptcy Code") as Case Nos. 00-2142 through 00-2214 PJW) (the "Cases");

         B. WHEREAS, on June 4, 2000, the Court entered an order consolidating the Cases for procedural purposes only and providing that the Cases be jointly administered by the Court;

         C. WHEREAS, on June 26, 2000, the Office of the United States Trustee appointed the Official Committee of Equity Holders (the "Committee" or "Plan Proponent");

         D. WHEREAS, on April 22, 2003 the Committee filed with the Court the Third Amended and Restated Plan of Liquidation of the Official Committee of Equity Holders dated April 22, 2003, as amended (the "Plan");

         E. WHEREAS, on ___________, ___________ the Court conducted a hearing to consider the Committee's motion requesting confirmation of the Plan, at the conclusion of which the Court announced its intention to enter an order confirming the Plan, and on ___________, ____________, the Court entered an order confirming the Plan and authorizing the transactions contemplated thereby (the "Confirmation Order"), including, without limitation, the establishment of this SWINC Liquidating Trust (the "Liquidating Trust") for the benefit of Holders of Allowed Class 5A Interests and under certain circumstances Holders of Allowed Class 6A Claims;

         F. WHEREAS, pursuant to the Plan, on the date hereof SWINC undertook a reorganization such that all shares of SWINC's Common Stock were cancelled, and Reorganized SWINC, as the resulting entity, issued one share of its Common Stock to the Liquidating Trust;

         G. WHEREAS, the Plan provides for the Liquidating Trust to hold such share of Reorganized SWINC and to distribute amounts received from Reorganized SWINC and the SWINC Consolidated Estate Pro Rata to the Holders of beneficial interests in the Liquidating Trust, who shall be Holders of Allowed Class 5A Interest (the "5A Holders") and, under certain circumstances, Holders of Allowed Class 6A Claims (the "6A Holders") (collectively with the 5A Holders, the "Holders");

         H. WHEREAS, the Liquidating Trust, as the Holder of a share of Reorganized SWINC, will receive no distributions from Reorganized SWINC or the SWINC Consolidated Estate until all Holders of Allowed Claims in Classes 1A, 2A, 3A and 4A have been paid in full pursuant to the terms of the Plan, and the Holders will receive nothing on account of their beneficial interests in the Liquidating Trust unless and until the Holders of Allowed Claims in Classes 1A, 2A, 3A and 4A have been paid in full pursuant to the Plan;

         I. WHEREAS, the Plan calls for Reorganized SWINC to be dissolved and to terminate the Pension Plan in a Delaware dissolution proceeding ("Delaware Proceeding"); and

         J. WHEREAS, Reorganized SWINC and the Trustees desire to create and fund the Liquidating Trust, as contemplated by and in accordance with the Plan and the Confirmation Order pursuant to this Agreement.

                              W I T N E S S E T H:

         NOW THEREFORE, for and in consideration of the premises, and the mutual promises and agreements contained herein, the receipt and sufficiency of which are hereby expressly acknowledged, Reorganized SWINC and the Trustees hereby agree as follows:

         1.       Definitions:

                  1.1 Additional Defined Terms. In addition to those defined above and in the provisions of this Agreement following this Section 1, the following terms shall have the meanings set forth below, unless the context otherwise requires:

                  (a) "Beneficial Interest" shall mean the rights and interests of the Holders to the Trust Estate.

                  (b) "Trust Estate" shall mean all right, title and interest in and to the one share of Reorganized SWINC issued to the Liquidating Trust pursuant to the Plan.

                  1.2 Terms Defined in Plan. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan and all property rights derived therefrom.

         2. Authority of and Certain Directions to Trustees; Declaration of Trust.

                  2.1 Creation of Liquidating Trust. In accordance with the terms and conditions of the Plan and the Confirmation Order, and effective as of the Effective Date, the Liquidating Trust shall be deemed created for the benefit of the Holders.

                  2.2 Property in the Liquidating Trust. The Liquidating Trust shall hold the legal title to all property at any time constituting a part of the Trust Estate and the proceeds thereof and shall hold such property and proceeds in trust to be administered and disposed of by it pursuant to and in accordance with the terms of this Agreement, the Plan and the Confirmation Order for the benefit of the Holders. The Trustees are authorized to make disbursements and payments from the Trust Estate in accordance with the provisions of Sections 5 and 6 of this Agreement, and pursuant to the Plan and Confirmation Order.

                  2.3 Purpose of Liquidating Trust. This Liquidating Trust is organized for the sole purposes of collecting, holding and liquidating the Trust Estate with no objective to engage in the conduct of a trade or business. In accordance with such express and limited purposes, as of the Effective Date, the Trustees are hereby authorized and directed (i) to take any and all steps necessary to maintain the Liquidating Trust as a liquidating trust for Federal income tax purposes; (ii) to take all reasonable and necessary actions to conserve and protect the Trust Estate; and (iii) to hold, vote, sell or otherwise dispose of the Trust Estate, in accordance with the terms of this Agreement, the Plan, or the instructions or orders of the Court, and to distribute the net proceeds of such disposition to the Holders, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of this Agreement, the Plan and the instructions or orders of the Court. Further pursuant to these purposes, the Holders recognize that, although Reorganized SWINC issued and delivered the Trust Estate to the Liquidating Trust, the Holders, through the Trustees and the Liquidating Trust, are acquiring Beneficial Interests in a trust for their benefit.

         3.       Beneficial Interests.

                  3.1 No Transfer or Exchange. Beneficial Interests in the Liquidating Trust will not be evidenced by any certificate or other instrument or document. Beneficial Interests in the Liquidating Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law ("Permitted Transfer").

                  3.2 Means of Payment. Amounts payable to the Liquidating Trust pursuant to the Plan and the Confirmation Order and will be paid by checks drawn on an account or accounts maintained by Reorganized SWINC or the SWINC Consolidated Estate, or by wire transfer in accordance with the terms and conditions of the Plan. Amounts payable to the Liquidating Trust in the Delaware Proceeding will be paid as provided in such proceeding.

         4.       Delivery and Acceptance of Trust Estate.

                  4.1 Conveyance by Reorganized SWINC. Upon the Effective Date, Reorganized SWINC and the Liquidating Trust shall execute and deliver such, stock powers, endorsed certificates, assignments, and other instruments of conveyance of the shares comprising the Trust Estate, in such form as is necessary or appropriate to irrevocably assign, transfer and convey all right, title and interest in and to the Trust Estate to the Liquidating Trust in accordance with the Plan and the Confirmation Order. At any time and from time to time after the date hereof, at the Trustees' request and without further consideration, Reorganized SWINC shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and will cooperate and take such other actions as the Trustees may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all right, title and interest in and to the Trust Estate to the Liquidating Trust.

                  4.2 Acceptance of Conveyance. The Trustees are hereby directed to, and the Trustees agree that they will:

                  (a) accept delivery from Reorganized SWINC of the Trust Estate on behalf of the Liquidating Trust;

                  (b) accept from Reorganized SWINC all stock powers, endorsed certificates, assignments, and all other instruments of conveyance required to be delivered by Reorganized SWINC with respect to the Trust Estate transferred to the Liquidating Trust pursuant to or in connection with this Agreement, the Plan and the Confirmation Order; and

                  (c) take such other action as may be required of the Liquidating Trust hereunder, including, without limitation, the receipt and acceptance as part of the Trust Estate of any property or rights, including, without limitation, the proceeds of notes, other negotiable instruments which the Trustees may receive in connection with or in consideration of the Trust Estate.

         5.       Administration of Trust Estate.

                  5.1 Powers of the Trustees. From and after the Effective Date, the affairs of the Liquidating Trust and of all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Trustees in accordance with this Agreement, the Plan and the Confirmation Order. Trustees shall choose their own successors, who shall be a 5A Holder or representative of a 5A Holder. Decisions made by the Trustees on behalf of the Liquidating Trust shall be made by majority vote.

                           The powers of the Liquidating Trust shall include,
but be limited to: (a) the sale, transfer or other disposition, subject to approval of the Court, of any or all of the property of the Liquidating Trust;
(b) effecting distributions under the Plan to the Holders; (c) participating in any post-Confirmation motions to amend or modify the Plan, or appeals from the Confirmation Order; and (d) participating in actions to enforce or interpret the Plan.

                           Without limiting the generality of the foregoing,
and subject to all the other provisions of this Agreement, the Plan, but without further order from the Court, the Trustees may also exercise the power:

                  (a) to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law;

                  (b) to enter into, perform and exercise rights under contracts binding upon the Liquidating Trust (but not upon the Trustees) which are reasonably incident to the administration of the Liquidating Trust and which the Trustees, in the exercise of their best business judgment, reasonably believe to be in the best interests of the Liquidating Trust;

                  (c) to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which cash and property of the Liquidating Trust may be deposited, and draw checks or make withdrawals from such accounts, and to pay or distribute such amounts of the Trust Estate as permitted or required under this Agreement or the Plan;

                  (d) to employ attorneys, accountants, appraisers, brokers, expert witnesses, insurance adjusters or other persons whose services are necessary or advisable in the sole judgment of the Trustees, to advise or assist the Trustees in the discharge of their duties as Trustees, or otherwise in the exercise of any powers vested in the Trustees, and to pay from the Trust Estate reasonable compensation and expenses to such attorneys, accountants, appraisers, brokers, expert witnesses, insurance adjusters or other persons;

                  (e) to collect and receive any accounts receivable, income, proceeds of sale, and distributions derived from or relating to the Trust Estate and to distribute the same to the Holders in accordance with the terms of this Agreement;

                  (f) to pay from the Trust Estate any and all necessary or appropriate debts, obligations, liabilities and expenses attributable or relating to the management, maintenance, operation, preservation or liquidation of the Trust Estate;

                  (g) to sue or be sued in connection with any matter arising from or related to this Agreement, the Plan or the Confirmation Order that affects in any way the rights or obligations of the Liquidating Trust, the Trustees or the Holders;

                  (h) to represent the interests of the Holders with respect to any matters relating to this Agreement, the Plan, the Confirmation Order or the Liquidating Trust affecting the rights of such Holders; and

                  (i) to do any and all other things, not in violation of any other terms of this Agreement, which, in the reasonable business judgment of the Trustees, are necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate in accordance with the provisions of this Agreement, the Plan and the Confirmation Order.

                  5.2      Limitations on Trustee; Investments.

                           5.2.1 No Trade or Business. The Trustees shall
carry out the purposes of the Liquidating Trust and the directions contained herein and shall not at any time enter into or engage in any business (except as may be consistent with the limited purposes of the Liquidating Trust), including, without limitation, the purchase of any asset or property (other than such assets or property as are necessary to carry out the purposes hereof), on behalf of the Liquidating Trust or the Holders. The Trustees are directed to take all reasonable and necessary actions in accordance with this Agreement, the Plan, and the Confirmation Order, to dispose of the Trust Estate in as prompt, efficient and orderly a fashion as possible, to make timely distributions of the proceeds of the Trust Estate, and otherwise not to prolong unduly the duration of the Liquidating Trust.

                           5.2.2 Investments. The Trustees shall invest any
monies held at any time as part of the Trust Estate and in any reserve or escrow funds established pursuant to the terms of this Agreement, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution with a combined capital and surplus of at least $100,000,000.00 or short-term investments and obligations of, or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in payment of costs, expenses, and liabilities of the Liquidating Trust or in making distributions pursuant to Section 6 of this Agreement. The Trustees shall be restricted to the collection and holding of such monies and to the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Estate in accordance with the provisions hereof.

                  5.3 Transferee Liabilities. If any liability shall be asserted against the Liquidating Trust as transferee of the Trust Estate on account of any claimed liability of or through Reorganized SWINC or the Debtors, the Trustees may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustees. In no event shall the Trustees be required or obligated to use their own property, funds or assets for any such purposes.

                  5.4 Administration of Trust. In administering the Liquidating Trust, the Trustees, subject to the express limitations contained herein, are authorized and directed to do and perform all such acts, to execute and deliver such deeds, bills of sale, instruments of conveyance, and other documents as they may deem necessary or advisable to carry out the purposes of the Liquidating Trust.

                  5.5 Payment of Expenses and Other Liabilities. The Trustees shall utilize the Trust Estate as necessary or advisable to pay all expenses, charges, liabilities and obligations of the Liquidating Trust, and such other debts, liabilities, or obligations, as may be payable from the Trust Estate, interest, taxes, assessments, and public charges of every kind and nature, and the costs, charges and expenses in connection with or arising out of the execution or administration of the Liquidating Trust and the Trust Estate, and such other payments and disbursements as are provided for in this Agreement or which may be reasonably determined by the Trustees to be proper charges against the Liquidating Trust and the Trust Estate. The Trustees, in their reasonable discretion and business judgment, may from time-to-time make provision by reserve or otherwise, out of the Trust Estate, for such amount or amounts as the Trustees in their reasonable discretion and business judgment may determine to be necessary or advisable to meet or satisfy unascertained, unliquidated or contingent liabilities of the Liquidating Trust. The Trustees may make such payments without application to or order of the Court.

                  5.6 Fiscal Year. The Liquidating Trust's fiscal year shall end on December 31 of each year, unless the Trustees deem it advisable to establish some other date on which the fiscal year of the Liquidating Trust shall end.

                  5.7 Reports. The Trustees shall prepare, deliver, and file, as the case may be, reports as follows:

                  (a) Prepare and file unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations or as the Trustees deem advisable during the fiscal year; and

                  (b) Prepare, file, and mail, within the time required by applicable law or regulation, necessary income tax information, tax returns or reports to the proper recipients of such tax information and applicable taxing authorities, including, on an annual basis, the manner and calculation of the Liquidating Trust's taxable gain or loss which the Liquidating Trust would recognize if it were a separate taxable entity.

                  5.8 Employment of Professionals and Other Persons. The Liquidating Trust is authorized, without further order of the Court, to employ such persons, including professionals, as it may deem necessary or advisable to enable it to perform its functions hereunder, and the costs of such employment and other expenditures shall be paid from the Liquidating Trust except as otherwise specified in this Agreement. Such persons shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis as agreed by the Liquidating Trust without further notice, hearing or approval of the Court.

         6. Source of Payments; Distributions and Payments to Holders.

                  6.1 Payments from Trust Estate. All payments to be made hereunder to Holders shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustees shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Section 6. Each Holder shall look solely to the assets, income, and proceeds of the Trust Estate, and not to the Trustees in their individual capacity for distribution and payment as herein provided.

                  6.2 Distributions to Holders. Following the SWINC Consolidated Estate's payment in full, pursuant to the terms of the Plan, of all Allowed Claims in Classes 1A, 2A, 3A and 4A, Reorganized SWINC and the SWINC Consolidated Estate shall pay the Liquidating Trust all Distributable Cash thereafter remaining. Promptly but in no event more than three (3) Business Days following receipt of each of such payment of Distributable Cash, the Liquidating Trust shall distribute the amount of such payment to the Holders on a Pro Rata basis equal each Holder's Pro Rata share of the beneficial interest in the Liquidating Trust as of the Equity Distribution Record Date, all in accordance with the terms and conditions of this Agreement, the Plan, and the Confirmation Order.

                  The amount of the Trust Estate available at any time for distribution to the Holders pursuant to this Section 6.2 ("Net Distributable Cash") shall be determined by the Trustees on behalf of the Liquidating Trust in their reasonable discretion and their determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct on the part of the Trustees, and shall not be reviewed by the Court. In determining the amount of Net Distributable Cash, the Trustees may rely and shall be fully protected in relying upon the advice and opinion of independent public accountants or of counsel to the Liquidating Trust.

                  6.3 Undeliverable Distributions. Undeliverable distributions shall be distributed as provided for in Article __ of the Plan.

                  6.4 Disputed Claims. The Liquidating Trust shall not make any distributions on account of any Disputed Claims, unless and until such Claims become Allowed Class 5A Interests on Allowed Class 6A Claims as specified under the Plan.

                  6.5 Final Distribution. Upon the Liquidating Trust's receipt of the final payment of Distributable Cash by Reorganized SWINC and the SWINC Consolidated Estate and the final liquidation of all of the assets, rights and interests that the Trust Estate comprises, and in any event prior to the Termination Date (as defined in Section 6.6 hereof), the Liquidating Trust shall prepare a final accounting of any and all monies remaining in any accounts maintained by the Liquidating Trust or otherwise remaining in the Trust Estate (the "Final Cash"). Once the amount of the Final Cash has been determined, the Liquidating Trust shall deduct and pay from the Final Cash any and all permitted costs, expenses and liabilities of the Liquidating Trust. The Liquidating Trust shall then distribute the remaining cash to the Holders.

                  6.6 Termination. The Liquidating Trust shall terminate upon distribution of all of the assets of the Trust Estate to the Holders which date shall not be more than [three (3) years] from and after the Effective Date (the "Termination Date"); provided, however, that if in the reasonable determination of the Trustees, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, then not more than ninety (90) days prior to the Termination Date, the Trustees may execute an amendment to this Section 6.6 extending the Termination Date for an additional period of up to five (5) years (the "Extension Period"). If in the reasonable determination of the Trustees, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the conclusion of the Extension Period, then not more than ninety (90) days prior to the conclusion of the Extension Period, the Trustees may execute an amendment to this Section 6.6 further extending the Termination Date for an additional period of up to five (5) years.

         7. Other Duties of the Trustees.

                  7.1 Management of Trust Estate. With respect to the assets of the Trust Estate, the Trustees may, if sufficient funds are available, purchase and maintain in existence such insurance as the Trustees deem reasonable and necessary or appropriate from time to time to protect the Liquidating Trust's, the Trustees' and the Holders' interests in the assets of the Trust Estate or from any potential claims or liabilities relating thereto or the distribution thereof.

                  7.2 No Implied Duties. The Trustees shall not manage, control, use, sell, dispose, collect, or otherwise deal with the Liquidating Trust except as provided herein, and no implied duties or obligations whatsoever of the Trustees shall be read into this Agreement.

         8. Concerning the Trustees.


                  8.1 Acceptance by Trustees. The Trustees accept the Liquidating Trust hereby created for the benefit of the Holders and agree to act as Trustees of the Liquidating Trust pursuant to the terms of this Agreement. The Trustees shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustees. The Trustees also agree to receive and disburse all monies actually received constituting part of the Trust Estate pursuant to the terms of this Agreement.

                  8.2 Discretionary Submission of Questions. The Trustees in their sole discretion and reasonable business judgment, may, but shall not be required to, submit to the Court, from time to time, any question or questions with respect to which the Trustees may desire to have explicit approval of the Court for the taking of any specific action proposed to be taken by the Trustees with respect to the Trust Estate, or any part thereof, and the administration and distribution of the Trust Estate. The written authorization of the Court set forth in a Final Order shall constitute approval by the Court of the proposed action to be taken by the Trustees. All fees, costs and expenses incurred by the Trustees in the exercise of any right, power or authority conferred by this Section 8.2 shall be fees, costs and reasonable expenses of the Trust Estate.

                  8.3      Liability of the Trustees.

                           8.3.1 Limitation on Liability. No provision of this
Agreement shall be construed to impart any liability upon the Trustees unless it shall be proven that the Trustees' actions or omissions constituted gross negligence or willful misconduct in the exercise of or failure to exercise any right or power vested in the Trustees under this Agreement.

                           8.3.2 Reliance on Certificates or Opinions. In the
absence of gross negligence or willful misconduct on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement.

                           8.3.3 Discretion of Trustees. The Trustees, within
the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming their reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Holders, Reorganized SWINC, the Debtors, the Court, or of any official or officer; and the rights, powers and authority conferred on the Trustees by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustees shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustees were grossly negligent or acted in a manner which constituted willful misconduct.

                  8.4      Reliance by Trustees.

                           8.4.1 Genuineness of Documents. The Trustees may
rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by them to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

                           8.4.2 Retention of Counsel. The Trustees may consult
with legal counsel and with independent public accountants and other experts. The Trustees shall not be liable for any action taken or suffered by them or omitted to be taken by them without gross negligence or willful misconduct in reliance on any opinion or certification of such accountants or in accordance with the advice of such counsel or experts, provided that such accountants, counsel and experts were selected and retained with reasonable care.

                           8.4.3 Reliance on Trustees. No person dealing with
the Trustees shall be obligated to see to the application of any monies, securities, or other property paid or delivered to them or to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustees to enter into or consummate the same upon such terms as the Trustees may deem advisable. Persons dealing with the Trustees shall look only to the Trust Estate to satisfy any liability incurred by the Trustees to such persons in carrying out the terms of this Agreement, and, except as otherwise expressly provided herein, the Trustees shall have no personal, individual or corporate obligation to satisfy any such liability.

                  8.5 Compensation and Expenses of Trustees. Subject to
Section 5.8 above, the Liquidating Trust will not pay any compensation to the Trustees but will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder, but not including the hourly or other fee of a lawyer or other professional serving as a Trustee or the fees and expenses of counsel for a Trustee.

                  8.6      Indemnification.

                           8.6.1 Indemnification of Trustees and Agents. The
Liquidating Trust shall indemnify to the full extent of the Trust Estate any person or entity who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person or entity is or was a Trustee or an employee or agent of the Liquidating Trust, from and against any and all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding, including appeals thereof, if such person or entity acted without gross negligence and willful misconduct in the exercise and performance of any power or duties of such person or entity in accordance with this Agreement.

                           8.6.2 Payment of Expenses. Expenses (including
attorneys' fees) incurred in defending any action, suit or proceeding referred to in Section 8.6.1 may be paid by the Liquidating Trust in advance of the final disposition of such action, suit or proceeding, upon an undertaking by one of the Trustees or an employee or agent of the Liquidating Trust to repay such amount if it shall ultimately be determined that such person or entity is not entitled to be indemnified.

                           8.6.3 Insurance. The Liquidating Trust may maintain
insurance during its existence and after its termination, at its expense, to protect itself and the Trustees, officers, employees or agents of the Liquidating Trust, of and from any liability, whether or not the Liquidating Trust would have the legal power to directly indemnify the Trustees, officers, employees, or agents of the Liquidating Trust, against such liability. The terms "Trustees," "officers", "employers" or "agents" as used herein, where applicable, include the heirs, successors, executors, administrators, personal representatives, or estates of such persons or entities.

                  8.7      Costs and Expenses of the Liquidating Trust.

                           8.7.1 Costs and Expenses of the Liquidating Trust.
Subject to Section 8.5, the Liquidating Trust shall pay out of the Trust Estate all reasonable costs, expenses and obligations incurred by the Liquidating Trust in carrying out its duties under this Agreement or in any manner connected, incidental or related to the administration of the Liquidating Trust without application to or order of the Court, including, without limitation:

                  (a) any reasonable fees and expenses of attorneys, accountants, investment advisors, expert witnesses, insurance adjustors, brokers, professionals or other persons whom the Liquidating Trust may reasonably deem advisable to employ in connection with the Liquidating Trust, or on behalf of the Trustees in accordance with the terms of this Agreement; and

                  (b) any taxes, charges and assessments which may be owed by, or levied or assessed against, the Trust Estate or any property held in trust hereunder.

                  8.8      Resignation and Removal.

                           8.8.1 Resignation. A Trustee may resign and be
discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Court and the remaining Trustees at least thirty
(30) days prior to the effective date of such resignation. Such resignation shall become effective on the day specified in such notice.

                           8.8.2 Removal. In addition, a Trustee may be removed
with or without cause at any time by the unanimous vote or written consent of the other Trustees. In addition, if a Trustee who is concurrently serving on the SWINC Liquidation Board is removed or resigns from the SWINC Liquidation Board, the Trustee shall be automatically removed as a Trustee of the Liquidating Trust unless within five (5) Business Days after such Trustee's removal or resignation from the SWINC Liquidation Board, the Trustee's retention is approved by the unanimous vote or written consent of the other Trustees. Upon any such removal, such removed Trustee shall be entitled to any reimbursement and indemnification set forth in this Agreement which remain due and owing to such Trustee at the time of such removal.

                           8.8.3 Filling Vacancies; Appointment of a Successor
Trustee. If, at any time, the number of Trustees is increased in accordance with the Plan and Confirmation Order or a Trustee shall give notice of such Trustee's intent to resign pursuant to Section 8.8.1 hereof or is removed or shall become incapable of acting, the remaining Trustees shall give notice thereof to the Court. Not later than thirty (30) days after the date of such notice, the remaining Trustees shall choose by a majority vote a Trustee to fill each vacancy created by the expansion, resignation or removal to act under this Agreement, except that if a majority vote of the remaining Trustees cannot be obtained, the United States Trustee shall appoint a representative to fill the vacancy and serve as a Trustee subject to approval by the Court.

                  8.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder in the form determined by the remaining Trustees and shall deliver counterparts thereof to the Court. Thereupon, such successor Trustee shall, without any further act, become vested with all of the rights, powers and duties of its predecessor in the Liquidating Trust hereunder with like effect as if originally named herein.

         9. Supplements and Amendments to this Trust Agreement.

                  9.1 Supplements and Amendment. Subject to the provisions of
Section 9.2 hereof, at any time and from time to time, and subject to approval by the Court, if sought by all of the Trustees pursuant to Section 8.2 of this Agreement, the Trustees may, by majority vote, execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto, as specified in such vote or consent, provided, however, that no such supplement or amendment shall (i) require any Holder to furnish or advance funds to the Trustees or shall entail any additional personal liability (beyond that described in Section 10.3.4 hereof) or the surrender of any individual right on the part of any Holder except with the written consent of such Holder, (ii) change or modify the provisions for distribution of the Trust Estate, or (iii) amend or alter any obligation of the Liquidating Trust to Reorganized SWINC or the Debtors. In no event shall this Agreement be amended so as to change the purposes of the Liquidating Trust as set forth in Section 2.

                  9.2 Trustees' Declining to Execute Documents. If, in the reasonable opinion of any Trustee, any document required to be executed pursuant to the terms of Section 9.1 hereof materially and adversely affects any immunity or indemnity in favor of any Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

                  9.3 Notice and Effect of Executed Amendment. Upon the execution of any declaration of amendment or supplement, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustees and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

         10.      Miscellaneous.

                  10.1 Title to Trust Estate. Neither any Holder nor Reorganized SWINC shall have title to any part of the Trust Estate.

                  10.2 Sales of Assets of the Trust Estate. Any sale or other conveyance of any assets of the Trust Estate, or part thereof, by the Trustees made in accordance with the terms of this Agreement shall bind the Holders and Reorganized SWINC and shall be effective to transfer or convey all right, title and interest of the Trust, the Holders and Reorganized SWINC in and to such asset of the Trust Estate.

                  10.3 Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, the Plan or the Confirmation Order, all notices shall be in writing and delivered by registered or certified mail, return receipt requested, or by hand or by facsimile transmission (and confirmed by mail), in any such case addressed as follows:

         If to the Trustees:        ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________

                                    Facsimile:  (___)____-_____

                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    Facsimile:  (___)____-_____

                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    Facsimile:  (___)____-_____


         With a copy to:            Bell, Boyd & Lloyd LLC
                                    Attn:  David F. Heroy
                                    70 W. Madison Street
                                    Suite 3300
                                    Chicago, Illinois 60602
                                    Facsimile:  (312) 372-2098

         If to the
         Liquidating Trust:         ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    Facsimile:  (___)____-_____

                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    Facsimile:  (___)____-_____

         With a copy to:            ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    Facsimile:  (___)____-_____

and if to any Holder, addressed to its latest mailing address provided to the Liquidating Trust.

                           10.3.1 Severability. Any provision of this Agreement
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           10.3.2 Counterparts. This Agreement may be executed
in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature with the exchange of original signatures to occur within five (5) Business Days thereafter.

                           10.3.3 Binding Agreement. All covenants and
agreements contained herein shall be binding upon, and inure to the benefit of, the Trustees and any successor Trustee, his respective successors and assigns, and the Holders, and their respective personal representatives, successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Holder shall bind its respective heirs, personal representatives, successors and assigns.

                           10.3.4 No Personal Liability of Holders. None of the
Holders will incur any personal liability through their ownership or possession of their Beneficial Interests, except for taxes imposed on them pursuant to applicable provisions of federal, state or local law with respect to the receipt of such Beneficial Interests or distributions from or transactions of the Liquidating Trust. Liabilities of the Liquidating Trust are to be satisfied in all events (including the exhaustion of the Trust Estate) exclusively from the Trust Estate and such liabilities are not to attach to or be paid from any amounts distributed to the Holders, regardless of the time at which such distribution or payment took place, or from the other assets of the Trustees or the Holders.

                           10.3.5 Headings. The headings of the various
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                           10.3.6 Construction. Except where the context
otherwise requires, words importing one gender shall include the other and the neuter, if appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

                           10.3.7 Governing Law. This Agreement including all
matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of Delaware.

                           10.3.8 Construction with the Plan and the Approval
Orders. The Plan and the Confirmation Order are hereby incorporated fully by reference and are made a part hereof for all purposes. In the event of any inconsistency or conflict between the terms, conditions, definitions and provisions of this Agreement and the terms, conditions and provisions of the Plan and the Confirmation Order, the terms, conditions, definitions and provisions of the Plan and the Confirmation Order shall control, subject to any further order of the Court.

                           10.3.9 Subject to Court's Jurisdiction. The Court
shall retain jurisdiction over the Liquidating Trust, the Trust Estate, the Trustees, and the Debtors to: (a) ensure that the purposes and intents of this Agreement are carried out, and (b) issue any and all orders and to take other actions necessary to the implementation of this Agreement.

                           10.3.10 Intention of the Parties. Reorganized SWINC,
the Holders and the Trustees hereby express their intent to create and maintain the Liquidating Trust as a liquidating trust for Federal income tax purposes in accordance with Treasury Regulation Section 301.7701-4)d), and the Trustees further represent that the Liquidating Trust shall not: (a) receive transfers of listed stocks or securities, any readily-marketable assets (other than those constituting the Trust Estate), or any assets of a going business; (b) receive and will not retain cash in excess of a reasonable amount to meet claims and contingent liabilities, determined in the reasonable discretion of the Trustees in accordance with the provisions of Sections 5 and 6 hereof; and (c) receive general or limited partnership interests or the unlisted stock of any single issuer that represents 80 percent or more of the stock of such issuer.

                         [*** SIGNATURES TO FOLLOW ***]


         IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

                                   REORGANIZED SWINC:

                                   STONE & WEBSTER, INCORPORATED

                                   By:
                                      ------------------------------------
                                        Name:_____________________________
                                        Title:____________________________


                                   TRUSTEES:


                                   ________________________________________
                                                  [TBD]


                                   ________________________________________
                                   James Kjorlien, CRT CAPITAL GROUP, LLC



                                   ________________________________________
                                   _______________, GRACE BROTHERS, LTD.

                                   EXHIBIT E




                   DISPUTED, CONTINGENT, UNLIQUIDATED CLAIMS
                            NOT ENTITLED TO VOTE -
                   EXCEPT AS PROVIDED IN PARAGRAPH 4 BELOW:



         1. Holders of Claims scheduled by the Debtors as disputed, contingent, or unliquidated in "Schedule F" filed by the Debtors as part of the Schedules of Assets and Liabilities of the Debtors on file with the Court, unless the holder of such Claim has timely filed a proof of claim in accordance with Bankruptcy Rule 3003 as to which paragraphs 2 and 3 below do not apply; and

         2. Claimants who have filed a proof of claim asserting any portion of their Claim as disputed, contingent or unliquidated; and

         3. Holders of any Claims which are the subject of a pending objection to Claim filed by any one of the Debtors, any statutory committee appointed by the Court in the Debtors' chapter 11 cases, or any other party in interest;

Unless such Claim is an Allowed Claim under the Plan, or the Court has entered an Order allowing such Claim for voting purposes pursuant to Bankruptcy Rule 3018(a), or as may otherwise be agreed upon between the holder of such claim and the Equity Committee as proponent of the Plan.

                                   EXHIBIT F




                    ASBESTOS TRUST AGREEMENT (Exhibit F-1)

           Claims Resolution and Allowance Procedures (Exhibit F-2)

                                                                EXHIBIT F-1


                        STONE & WEBSTER ASBESTOS TRUST


                  This trust is established pursuant to the order of confirmation (the "Confirmation Order") of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered on ________________ confirming the [Insert Formal Name of Confirmed Plan] (the "Plan") in the chapter 11 proceedings under Title 11 of the United States Code, 11 U.S.C ss.ss. 101-1330 (as amended, the "Bankruptcy Code"), of Stone & Webster, Incorporated ("SWINC"), Stone & Webster Engineers and Constructors, Inc. ("SWE&C") and certain of their respective subsidiaries and affiliates, debtors and debtors in possession (together with SWINC and SWE&C, the "Debtors") .


                                   RECITALS

         WHEREAS, the Debtors each filed chapter 11 petitions for relief under the Bankruptcy Code on June 2, 2000;

         WHEREAS, the Bankruptcy Court entered the Confirmation Order on ______________________;

         WHEREAS, the Confirmation Order provides, among other things, for the establishment of an asbestos trust (the Trust, as hereinafter defined) and the appointment of _____________________ as trustee (the "Trustee") of such Trust; and

         WHEREAS, in accordance with the Confirmation Order the Debtors have caused the sum of $4.5 Million United States Dollars (US$4,500,000) and an allowed claim of $1.0 Million United States Dollars (US$1,000,000) against the SWE&C Consolidated Estate and certain rights under insurance policies to be irrevocably transferred to be used as the principal assets of the Trust estate;

         WHEREAS, the relief set forth in the Confirmation Order having become effective;

         NOW, THEREFORE, the Debtors hereby establish this trust as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan, the Confirmation Order and/or the Bankruptcy Code.

"Asbestos Claim" means any Claim or demand arising or asserted against the Debtors, their predecessors, successors, or their present or former officers, directors or employees (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured) sounding in tort, contract, warranty, or any other theory of law, equity or admiralty for, relating to, or arising by reason of physical, emotional, bodily or other personal injury or damages (x) caused or allegedly caused, in whole or in part (i) by asbestos or asbestos-containing products sold, installed, or removed by the Debtors, (ii) by services, actions or operations provided, completed or taken by the Debtors in connection with asbestos or asbestos-containing products, or (y) caused or allegedly caused by asbestos for which Debtors are otherwise liable under any applicable law, whether or not arising or allegedly arising from acts or omissions of the Debtors, their predecessors, successors or their present or former officers, directors or employees. Notwithstanding the foregoing, "Asbestos Claim" shall not include any claim or demand (i) for loss of or damage to property or (ii) based on exposure to asbestos or asbestos-containing products solely during the course of the claimant's employment with the Debtors, their predecessors or successors.

"Pre-effective Date Claim" means an Asbestos Claim which was manifested or diagnosable prior to the Effective Date of the Plan.

"Post-effective Date Claim" means an Asbestos Claim which was manifested or diagnosable on or after the Effective Date of the Plan.

                                  ARTICLE II

                             CREATION OF THE TRUST

         2.01 Creation and Name. There is hereby created a trust, that shall be known as the Stone & Webster Asbestos Trust (the "Trust"), and that is the trust mandated by the Order.

         2.02 Purpose. The purpose of the Trust is to provide a means of paying the Debtors' obligations with respect to Asbestos Claims against them by the use of the assets transferred to the Trust and claims resolution procedures approved by the Bankruptcy Court as amended from time to time. Such claims resolution procedures shall be designed to value any valid Asbestos Claims, to compensate the holders of valid Asbestos Claims and to dispose of invalid Asbestos Claims. In furtherance of this purpose, the Trustee shall be responsible for supervising and administering the claims resolution process. Also in furtherance of this purpose, the Trustee shall (i) receive, preserve, hold, manage, and maximize the value of the assets of the Trust, and (ii) shall take any other actions deemed by the Trustee to be in the best interests of the Trust. The Trust shall undertake to pay all Pre-effective Date Claims prior to payment of Post-effective Date Claims.

         2.03 Transfer of Assets to the Trust. There is hereby transferred by the Debtors to the Trust $4.5 Million United States Dollars and a general unsecured Claim against the Consolidated SWE&C Estate in the amount of $1.0 million (the "Trust Initial Fund"). Subject to the limitations set forth in the Plan, there is also hereby transferred to the Trust all of the Debtors' rights with respect to, among other things, indemnification, contribution or reimbursement under the insurance policies issued by the Asbestos Insurance Carriers (but not the policies themselves) and all of their rights under any other policies that provide coverage for Asbestos Claims (but not those policies themselves), but only to the extent of such coverage under those policies (the "Policy Rights"). The Policy Rights are transferred subject to the Debtors' obligations under the policies (other than the payment of premium) giving rise to such rights.

         2.04 Acceptance of Assets and of Purpose. In connection with and in furtherance of the purpose of this Trust, the Trustee hereby expressly accepts the transfer of the Trust Initial Fund and the Policy Rights, and hereby undertakes and shall control the liquidation, resolution, payment and satisfaction of approved Asbestos Claims in accordance with the approved claims resolution procedures and the further orders of the Bankruptcy Court.

                                  ARTICLE III

                         POWERS, TRUST ADMINISTRATION

3.01     Powers and Directions to the Trustee.

         (a) Subject to the limitations set forth in this Trust, the Trustee shall have the power to take any and all such actions as in the judgment of the Trustee are necessary or convenient to effectuate the purpose of the Trust, including, without limitation, any trust power now or hereafter permitted under the law of the State of Delaware, or any other state which becomes the domicile of the Trust, that is not inconsistent with the provisions of this Trust or with the Bankruptcy Court's orders in respect of the Trust.

         (b) Except as provided herein, the Trustee need not obtain the order of approval of any court in the exercise of any power or discretion conferred hereunder. The Trustee shall file such reports with the United States Bankruptcy Court as described in ss. 4.04 hereof.

         (c) Without limiting the generality of subsection 3.01(a) above, the Trustee shall have the power to:

                  1. maintain any Unclaimed Distribution Reserve for the benefit of the holders of Allowed Asbestos Claims;

                  2. invest Cash in the Asbestos Trust in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (ii) money market deposit accounts, checking accounts, savings accounts, certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments that may be permissible under (x) Bankruptcy Code section 345 or (y) any order of the Court entered in the Debtors' Chapter 11 Cases;

                  3. calculate and pay all distributions to be made under the Plan, the Asbestos Trust Agreement, and orders of the Court, to holders of Allowed Asbestos Claims that have become undisputed, non-contingent, and liquidated claims;

                  4. employ, supervise and compensate professionals, if any, necessary to represent the interests of and serve on behalf of the Asbestos Trust;

                  5. object to, defend against and settle Asbestos Claims, and seek estimation of contingent or unliquidated Asbestos Claims under Bankruptcy Code section 502(c);

                  6. dissolve the Asbestos Trust;

                  7. exercise all powers and rights, and take all actions, contemplated by or provided for in the Asbestos Trust Agreement;

                  8. take any and all other actions necessary or appropriate to implement the provisions of the Asbestos Trust Agreement;

                  9. make and file any tax returns for the Asbestos Trust;

                  10. take any actions necessary to ensure that the Asbestos Trustee will receive timely notice of any Asbestos Claim including, without limitation, taking action to maintain the corporate existence of one or more of the Debtors;

                  11. enter into one or more coverage in place agreements with the Asbestos Insurance Carriers on terms satisfactory to the Trustee or take other appropriate action with respect to insurance provided by the Asbestos Insurance Carriers; and

                  12. take any actions necessary to ensure the preservation of the Debtors' documents to the extent such documents may be necessary to the defense of Asbestos Claims, including, without limitation, the entry into long-term storage agreements with respect to such documents.

         (d) The Trustee is directed, consistent with the purpose of the Trust, to administer and manage the Trust estate within his discretion and in the exercise of his business judgment. Such discretion may include, without limitation, entry into agreements with one or more of the Asbestos Insurance Carriers that provides, as part of a coverage in place agreement, for the defense and disposition by such Asbestos Insurance Carriers of the Asbestos Claims covered by such insurers' policies.

         3.02     Administration.

         (a) The Trustee shall act in the exercise of his business judgment. However, the Trustee, on behalf of the Trust, may apply to the Bankruptcy Court for approval of any action or decision he contemplates taking, and if such Bankruptcy Court approval is granted by the entry of appropriate order(s), the Trustee shall implement such action or decision.

         (b) The Trustee shall timely file such income tax and other returns and statements as are required to comply with applicable provisions of Title 26 of the United States Code (as amended, the "Internal Revenue Code") and of any state law and the regulations promulgated thereunder.

                                  ARTICLE IV

                           ACCOUNTS AND INVESTMENTS

         4.01 Accounts. The Trustee may, from time to time, create such accounts and reserves within the Trust estate as he may deem necessary, prudent or useful in his discretion in order to provide for the payment of expenses and the valid Asbestos Claims, and may, with respect to any such account or reserve, restrict the use of monies therein.

         4.02 Investments. The Trustee shall administer and/or invest the Trust Initial Fund and any other assets transferred or contributed to the Trust in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

         (a) The Trust may acquire or hold any certificates of deposit of any federally insured financial institution whose publicly held long-term debt securities of such financial institution or of the holding company, if any, of which such financial institution is a subsidiary, (i) are rated "Baa" or higher by Moody's Investors Service, Inc. ("Moody's"), "BBB" or higher by Standard & Poor's Corporation ("S&P's"), or have been given an equivalent rating by another nationally recognized statistical rating agency, or (ii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

         (b) The Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustee, they are adequately collateralized.

         (c) The Trust may acquire or hold long-term debt securities only if those securities (i) are rated "Baa" or higher by Moody's, "BBB" or higher by S&P's or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (ii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

         (d) The Trust may acquire any commercial paper and hold it for less than 90 days, but only commercial paper that is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency may be held for 90 days or more.

         (e) The Trust may acquire or hold preferred stock if the preferred stock is rated "Baa" or higher by Moody's or "BBB" or higher by S&P's or has been given an equivalent investment grade by another nationally recognized statistical rating agency.

         (f) The Trust may acquire and hold securities or instruments of a single issuer with an aggregate market value of 10% or less of the value of the Trust estate; the limitations of this section shall not apply to debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

         (g) The Trust may acquire and hold an interest in any mutual fund the investments of which comply with the limitations and provisions of this subsection 4.02. Such investments by such mutual fund shall be deemed held or acquired by the Trust for purposes of this subsection 4.02.

         4.03 Source of Payments. All Trust expenses and payments in respect of Asbestos Claims, including the expenses of the Trustee and any professionals he retains in connection with the administration of the Trust, shall be payable solely out of the Trust estate assets. Neither the Trustee nor any employee or agent of the Trust shall be personally liable for the payment of any Trust expense or Asbestos Claims or other liability of the Trust.

         4.04 Trustee Reporting. The Trustee shall cause to be prepared and filed with the Bankruptcy Court, as soon as available and in any event within 120 days following the end of the Trust's fiscal year end, an annual report (the "Annual Report") containing financial statements of the Trust audited by a firm of independent public accountants selected by the Trustee and accompanied by an opinion of such firm as the to fairness of the financial statements' presentation and as to the conformity of the financial statements with generally accepted accounting principles, a list of all submitted claims and the Trustee's action regarding each claim (approved, rejected, or being reviewed).



                                   ARTICLE V

                                    TRUSTEE

         5.01     Initial Trustee.   Pursuant to the Order, __________________
is the initial Trustee of this Trust.

         5.02 Term of Service. The initial Trustee, ________________________, shall serve for the duration of this Trust, or until his earlier death or resignation or removal for cause pursuant to an order of the Bankruptcy Court.

         5.03 Appointment of Successor Trustee. The Debtors may appoint one or more successor trustees if the Trustee dies, resigns, becomes incapacitated, ineligible to hold the position of trustee or fails to carry out his duties under this Trust. Notwithstanding the foregoing, if the Trustee enters into coverage in place agreements with the Asbestos Insurance Carriers that provide for the appointment of a successor trustee by such Asbestos Insurance Carriers, then the Asbestos Insurance Carriers shall have the right to appoint a successor trustee if the Trustee dies, resigns, becomes incapacitated, ineligible to hold the position of trustee or fails to carry out his duties under this Trust. The Bankruptcy Court may replace the Trustee, with cause, or on application of the Trustee, with one or more successor trustees. If there is more than one trustee, the trustees shall act by a majority vote.

         5.04 Compensation and Expenses of Trustee. The Trustee shall receive reasonable compensation for his services as Trustee in the amount of $_______per hour. All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the performance of his duties hereunder will be promptly reimbursed to the Trustee by the Trust upon the presentment of appropriate documentation. All such compensation shall be subject to review and approval of the Bankruptcy Court upon the motion of any party in interest or upon the Bankruptcy Court's own motion.

         5.05 Liability of Trustee. The Trustee and any successor thereto, and any employee or agent of the Trust shall not be liable to the Trust or to any holder of any Asbestos Claims except for his own breach of trust committed in bad faith, gross negligence or for willful misappropriation.

         5.06     Indemnification of Trustee and Others.

         (a) The Trustee and each employee and agent of the Trust shall be indemnified by the Trust as determined by the Trustee in the exercise of his business judgment, but in no event shall such indemnification exceed that extent of indemnification which a corporation organized under the laws of the State of Delaware is from time to time entitled to indemnify its directors, officers and employees, against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder, except any such liability, expense, claim, damage or loss as to which they are liable under subsection 5.05 hereof.

         (b) The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of the Trustee, or any employee or agent of the Trust against liability asserted against or incurred by such individual in that capacity or arising from his or her status as Trustee, employee or agent of the Trust.

         5.07 Trustee's Lien. The Trustee shall have a first priority lien upon the assets of the Trust to secure the payment of any amounts payable pursuant to subsection 5.06 hereof.

                                  ARTICLE VI

                              GENERAL PROVISIONS

         6.01 Irrevocability. The Trust is irrevocable, but is subject to amendment (i) by the Trustee with the approval of the Bankruptcy Court or (ii) by an order of the Bankruptcy Court.

         6.02     Termination.

         (a) The Trust shall remain in existence until dissolved by the Trustee.

         (b) Upon the Termination Date, or as soon thereafter as is reasonably practicable in the judgment of the Trustee, and after payment of all the amounts due to the Trustee and to Asbestos Claims, all remaining assets of the Trust shall be returned to the SWE&C Liquidating Trust, and if as of the Termination Date the SWE&C Liquidating Trust does not exist, then to such charitable purposes as the Trustee in his reasonable discretion shall determine.

         6.03 Severability. Should any provision of this Trust be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust.

         6.04 Notices. Notices or other communications permitted hereunder shall be in writing and delivered at the address designated below, or sent by email or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by the Trustee or the Bankruptcy Court:

To the Trustee:                     ____________________, Trustee
                                    P.O. Box ____
                                    __________________

                                    Street Address:
                                    _________________
                                    ___________________
                                    (fax)  ______________
                                    (email)  ____________________

To the
Bankruptcy Court:                   United States Bankruptcy Court for the
                                    District of Delaware
                                    824 North Market Street
                                    Wilmington, DE 19801

                                    Attention:  ________________, Clerk

         6.05 Successors and Assigns. The provisions of this Trust shall be binding upon and inure to the benefit of the Trust and the Trustee and their respective successors and assigns, except that neither the Trust nor the Trustee may assign or otherwise transfer any of its or his rights or obligations under this Trust without prior approval of the Bankruptcy Court.

         6.06 No Waiver. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

         6.07 Headings. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust nor in any manner affect the construction of the provisions of this Trust.

         6.08 Governing Law. THIS TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF _____________, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         6.09 Dispute Resolution. Any controversy or claim arising out of or relating to this Trust, or the breach thereof, shall be resolved by the Bankruptcy Court.


IN WITNESS WHEREOF, the Trustee has executed and delivered this Trust as of _______________________.

Trustee:

_______________________, Trustee of the Stone & Webster Asbestos Trust


        /s/
        By: ___________________, as Trustee, and not as an individual

                                                                   EXHIBIT F-2


                                STONE & WEBSTER
                                ASBESTOS TRUST

                  Claims Resolution and Allowance Procedures


         The following claims resolution and allowance procedures (the "Claims Resolution Procedures") shall govern the processing and payment of claims by the Stone & Webster Asbestos Trust (the "Asbestos Trust") as contemplated in that certain [Plan] (the "Plan") confirmed by that certain [Confirmation Order] (the "Confirmation Order") of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") dated as of ______________, 2003, and entered in the chapter 11 proceedings under Title 11 of the United States Code (as amended, the "Bankruptcy Code"), of Stone & Webster, Incorporated ("SWINC"), Stone & Webster Engineers and Constructors, Inc. ("SWEC") and certain of their respective subsidiaries and affiliates, debtors and debtors in possession (together with SWINC and SWE&C, the "Debtors"). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Asbestos Trust, or if not defined in the Asbestos Trust, in the Plan, the Order or the Bankruptcy Code.

         ________________________ or his successor (the "Trustee"), shall administer the Asbestos Trust and the Claims Resolution Procedures. In the course of such administration, the Trustee may engage third-party service providers to perform some or all of the services required to implement the Claims Resolution Procedures.

                                   OVERVIEW

         1.1      Purpose

         (a) The purpose of the Claims Resolution Procedures is to provide for the fair and equitable resolution of all Asbestos Claims against the Debtors. Notwithstanding the foregoing, the Asbestos Trust shall be administered in a manner designed to satisfy Pre-effective Date Claims first and satisfy Post-effective Date Claims thereafter.

         (b) If at any time it appears to the Trustee that the assets of the Asbestos Trust will be insufficient to pay all Asbestos Claims, the Trustee will undertake to treat similar Asbestos Claims with similar circumstances on a substantially equivalent basis with each other. (For purposes of the foregoing sentence, Pre-effective Date Claims will be considered to be similar only with other Pre-effective Date Claims and Post-effective Date Claims will be considered to be similar only with other Post-effective Date Claims.) Under those circumstances, the Trustee may make distributions to the holders of valid claims as such claims are allowed and liquidated in accordance with section 4 hereof, while maintaining sufficient resources to make distributions upon future valid claims on a substantially equivalent basis. In order to assure substantially equivalent treatment of all claimants, the Trustee may decide to have different forms and timing of distributions to different claimants. Because such decisions must be based on estimates and cannot be made precisely, the estimates may have to be revised, from time to time, in light of the experience over time.

         1.2      Process

         Settlement shall be favored over all other forms of claims resolution, and the lowest feasible transaction costs shall be incurred in order to conserve resources to make distributions upon all valid Asbestos Claims.

                     GENERAL PRINCIPLES FOR FILING CLAIMS

         2.1      General

         Pre-effective Date Claims shall be resolved in accordance with the procedures prescribed by the Bankruptcy Code and the Bankruptcy Rules. The Trustee shall have the right to enforce applicable stays, bar orders and other protections afforded by applicable bankruptcy law, and may, with the cooperation of the Debtors, receive assignments of agreements with Asbestos Claimants. Post-effective Date Claims shall be non-bankruptcy forums under applicable non-bankruptcy law or under the voluntary procedures outlined below.

         2.2      Claim Forms

         The Trustee may design special forms ("Special Forms") to enable the Trustee to determine the validity and amount of Asbestos Claims without the need for the commencement or continuation of litigation by the holder of an Asbestos Claim.

         2.3      Filing Claims

         The holder of an Asbestos Claim may present such claim to the Asbestos Trust by submitting the Special Form requested by the Trustee with all supporting documentation required by said form or as set forth herein to the Trustee at the addresses provided therein.


         The filing of a claim shall not necessarily result in the allowance of such claim against the Asbestos Trust. All filed claims shall be allowed or disallowed in accordance with these Claims Resolution Procedures. The expiration of the applicable statute of limitations on any particular claim shall constitute cause for disallowance of such claim.

                      EVALUATION AND ALLOWANCE OF CLAIMS

         3.1      General

         The Trustee shall evaluate and allow or disallow claims only in accordance with these Claims Resolution Procedures. A claim asserted against the Asbestos Trust shall be allowed if (a) it qualifies as an Asbestos Claim,
(b) in the opinion of the Trustee, the subject Asbestos Claim is sustainable as a cause of action in or evidenced by a judgment of a court of the United States and (c) is valid and enforceable. A claim which does not qualify as an Asbestos Claim, which the Trustee determines does not constitute a sustainable cause of action in or is not evidenced by a judgment of a court of the United States, or which is otherwise invalid or unenforceable shall be disallowed against the Asbestos Trust.

         3.2      Asbestos Claims

         In addition to the provisions of subsection 3.1 hereof, Asbestos Claims shall be subject to a special review process (the "Review Process"). Such Review Process shall require the submission of medical, employment and other information necessary to permit the Trustee to determine the validity of such claims, including proof of exposure to asbestos products allegedly involving the Debtors.

         3.3      Determination of Allowed Amounts

         The Trustee shall, in his discretion, determine the amount to be allowed on any valid, Asbestos Claims (the "Allowed Amount" or "Allowed Amounts") after taking into account the documentation or proof submitted with the Proof of Claim Form and/or otherwise available in support of such claim.

         3.4      Additional Information

         If during the evaluation of a claim by the Trustee, the Trustee determines that the claim fails to meet the criteria of the Claims Resolution Procedures for allowance, including any additional procedures imposed for asbestos-related claims, or that the submitted claim form or supporting materials are deficient, the Trustee shall provide the corresponding claimant with a written deficiency notice. The claimant shall have ninety (90) calendar days from the mailing of the deficiency notice to cure the noted deficiencies by providing the requested information or materials. Prior to the expiration of the 90-day period, the claimant may request an extension of thirty (30) calendar days from the end of the said 90-day period to cure the deficiency, such extension to be granted or denied by the Trustee in his sole discretion. If the claimant fails to cure the deficiency within such 90-day period, or within any extension granted in connection therewith, the claim automatically will be deemed rejected, without further notice. If the claimant attempts to cure the deficiency and the attempted cure is inadequate, the Trustee may, but will have no obligation to, provide additional deficiency notices with respect to any deficiency. After such additional notice, if any, the claimant shall have sixty (60) calendar days to respond, with no provision for additional extension.

         3.5      Review of Trustee Evaluation of a Claim

         In the event the Trustee determines to disallow a Pre-effective Date Claim in whole or in part, the Trustee shall file an objection to such claim in the Bankruptcy Court or may, in his sole discretion, grant relief from any applicable stay or injunction and contest such claim in another forum. In the event that the Trustee determines to disallow a Post-effective Date Claim that has been submitted prior to the commencement of legal action by the claimant, the Trustee shall so advise the claimant and the claimant shall have the right to commence legal action with respect to such claim.

         3.6      Employment of Claims Servicing Agent

         The Trustee may employ a claims servicing agent and other professionals, possessing the expertise required to determine the validity and enforceability of any claim asserted against the Asbestos Trust. The Trustee may consult with such agent or professionals in order to reach his conclusion as to whether a claim asserted against the Asbestos Trust is sustainable as a cause of action in a court of the United States and is valid and enforceable.

                        DISTRIBUTIONS FOR ALLOWED CLAIMS

         4.1      General

         Distributions by the Trustee, in his discretion, shall be made upon each valid, allowed Asbestos Claim in an amount corresponding to such Asbestos Claim's Allowed Amount plus interest, if any, as provided herein. Distributions shall be made or reserved with respect to Pre-effective Date Claims prior to making distributions with respect to Post-effective Date Claims.

         4.2      Factors to be Considered

         (a) In determining the amount of distributions to be made upon Pre-effective Date Claims, the Trustee may take into account the nature of the claims filed against the Asbestos Trust and the likely magnitude of those claims. In furtherance thereof, the Trustee, in the exercise of the discretion granted in this subsection, may take into account (i) estimates of the number, types and values of present claims, (ii) the value of the Asbestos Trust assets and the projected earnings of those assets, (iii) the projected administration and legal defense costs of the Asbestos Trust, and (iv) other material matters.

         (b) In determining the amount of distributions to be made upon Post-effective Date Claims, the Trustee may take into account the nature of the claims filed against the Asbestos Trust and the information then available bearing on the magnitude of claims likely to ripen into valid, allowable Asbestos Claims. In furtherance thereof, the Trustee, in the exercise of the discretion granted in this subsection, may take into account (i) estimates of the number, types and values of present claims and future demands, (ii) the value of the Asbestos Trust assets and the projected earnings of those assets,
(iii) the projected administration and legal defense costs of the Asbestos Trust, and (iv) other material matters.

         4.4      Interim Distributions

         The Trustee may, but shall not be obligated to, make interim or partial distributions upon the Allowed Amounts on the valid, allowed Asbestos Claims at such time or times as he is satisfied that he has had available and has reviewed adequate information as set forth above. In all events, the Trustee shall make distribution on claims on any given distribution date only in a manner that assures that each holder of a valid, allowed Pre-Effective Date Claim existing as of said distribution date receives substantially equivalent treatment as that received by all other similar holders of valid, allowed Pre-Effective Date Claims existing as of said distribution date. In addition, the Trustee shall make distribution on claims on any given distribution date only in a manner that assures that each holder of a valid, allowed Post-Effective Date Claim existing as of said distribution date receives substantially equivalent treatment as that received by all other similar holders of valid, allowed Post-Effective Date Claims existing as of said distribution date.

         The Trustee may, but shall have no obligation to defer any distributions to holders of valid, allowed Asbestos Claims until after the Termination Date.

         4.5      Releases

         Any holder of any Asbestos Claim allowed in accordance with these Claims Resolution Procedures shall be required to execute a full release of the Debtors and the Asbestos Trust, the Trustee, any third-party service providers and professionals engaged by the Trustee and any Asbestos Insurance Carrier providing coverage with respect to such claim, consistent with applicable state law before receiving any distribution from the Asbestos Trust on such Asbestos Claim.

         4.6      Asbestos Insurance Carriers

         In the event that one or more Asbestos Insurance Carriers enter into coverage in place agreements with the Trustee, such agreements may provide for such Asbestos Insurance Carriers to provide a defense to some or all of the Asbestos Claims as well as administration of these Claims Resolution Procedures.

                                OTHER PROVISIONS

         5.1      Amendment of Claims Resolution Procedures

         With the consent of the Bankruptcy Court, the Trustee may amend these Claims Resolution Procedures from time to time to make modifications or amendments as may be necessary and appropriate.

         5.2      Confidentiality

         Any claims asserted against the Asbestos Trust shall be deemed to be part of settlement discussions, shall be kept confidential and shall not be admissible or discoverable in any court proceedings not directly related to such claims.

         5.3      Governing Law

         The governing law of these Claims Resolution Procedures shall be the law of the jurisdiction in which a claim has or could have been filed against the applicable Debtor, and in which (a) the claimant principally resides, (b) the injury occurred, or (c) the domicile of the Asbestos Trust ("Applicable Law").

                                   EXHIBIT G

                               COMPARISON CHART
                         DEBTORS' PLAN AND EQUITY PLAN

                           EXHIBIT G TO EQUITY PLAN

                  COMPARISON OF EQUITY PLAN AND DEBTORS' PLAN
$ Notes:
M = Million
K = Thousand

                                    I. SWINC CONSOLIDATED ESTATE


------------------------------------------------------- -----------------------------------------------------------------------
                  DEBTORS' PLAN                                           EQUITY PLAN
------------------------------------------------------- -----------------------------------------------------------------------
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
     $       Class           Type/Treatment                     $       Class                   Type/Treatment
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
$190M        1A.1    SWE&C Setoff Claim


                     Deemed offset and satisfied,
                     resulting in Class 7B
                     Intercompany Claim
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
   $0-3M     1A.2    SWINC Mis. Sec. Claims                    $0      1A       Secured Claims

                     Paid in full in cash or as                                 Paid in Full in Cash on or after the
                     otherwise agreed                                           Effective Date
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-500K    2A      Other Priority Claims                     $0      2A       Priority Claims

                     Paid in full in cash or as                                 Paid  in  Full  in  Cash  on  or   after   the
                     otherwise agreed                                           Effective Date
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-125M    3A      SWINC Asbestos Claims

                     Pro rata share of Available
                     Asbestos Trust Cash and
                     Insurance Proceeds or as
                     otherwise agreed
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-100K      4A    SWINC Convenience Claims

                     Lesser of $1000.00 or 50% of
                     claim
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
 $55-300M    5A      SWINC General Unsecured Claims         $81.9-88M    3A     Unsecured Claims

                     Pro rata share semi-annual                                 Paid lesser of (i) Pro Rata Share of
                     distribution                                               Distributable Cash and (ii) amount of Allowed
                                                                                Claim plus Postpetition Interest as promptly
                     50-100% recovery                                           after the Effective Date as the SWINC
                                                                                Liquidation Board deems practicable. Reorganized
                                                                                SWINC liable to Consolidated Estate for unpaid
                                                                                unpaid balance of Class 3A Cllaims. (No distribution
                                                                                on SWINC Guaranty Claims until underlying Primary
                                                                                Claim if fixed and paid by SWE&C estate

                                                                                Projected 100% recovery

------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
   $100K     6A      SWINC Intra Estate Claims

                     Satisfied, waived, released,
                     discharged and cancelled

                     0% recovery
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
$0-25M       7A      SWINC Subordinated Claims                 $0      4A       Subordinated Claims

                     Pro rata share of semi-annual                              Paid lesser of (i) Pro Rata Share of
                     distributions, if any.                                     Distributable Cash remaining after payment to
                                                                                Class 3A.  Reorganized SWINC liable for
                     0%-100% recovery                                           unpaid balance of Class 4A Claims.

                                                                                Projected no claims or nominal claims to be
                                                                                paid 100%
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-100M    8A      SWINC Securities Claims                   N/A     6A       510(b) Claims--SWINC (Securities Fraud Class
                                                                                Action Lawsuits)

                     After payment of Class 4A, Class 5A, Class 7A, and the     If Class 6A accepts the Plan, holders of
                     exhaustion of insurance coverage; then pro rata share is   Class 6A Allowed Claims receive a Pro Rata
                     diluted by Class 9A) of:                                   share of $100,000 from amounts otherwise payable
                                                                                to Holders of Class 5A Interests, and retain rights
                     (i)  cash in Disputed Claim                                against insurance or proceeds of applicable
                     Reserve; and                                               insurance.

                     (ii) SWINC New Series A Preferred Stock                    Class 6A Allowed Claims shall retain said insurance
                                                                                rights and If Class 6A rejects the Plan, holders of
                                                                                participate in Class 5A distributions Pro Rata
                                                                                and on a pari passu basis to the extent of any
                                                                                deficiency claims not paid by such insurance.

------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
14.3M        9A      SWINC Equity Interests                    N/A     5A       Common Stock Claims
shares
with a               If Class Accepts:                                          Receives Pro Rata beneficial interest in
paid in                .50 per share Equity                                     SWINC Liquidating Trust.  Will receive
capital of           Settlement Fund plus pro rata                              Distributable Cash after payments to Classes
$60M                 share of (i) cash in Disputed                              3A and 4A.
                     Cash Reserve and (ii)
                     remaining amounts paid to                                  SWINC Common Stock to be cancelled.
                     SWINC Plan Administrator
                                                                                Estimated $.83 to $1.43 per share  of  SWINC
                     If Class Rejects:                                          Common Stock as of Equity Record Distribution
                       only (i) and (ii)                                        Date, if Class 4B-1 votes to accept Plan.

                                                                                Estimated $1.02 to $1.67 per share if Class 4B-1
                                                                                rejects the Plan. The timing of distributions is
                                                                                dependent upon the claims resolution process and
                                                                                termination of the Pension Plan.

------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
$210M        10A     SWINC Subsidiary Interests

                     Interests cancelled; No
                     Recovery
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------


                                    II. SWE&C CONSOLIDATED ESTATE


------------------------------------------------------- -----------------------------------------------------------------------
DEBTORS' PLAN                                           EQUITY PLAN
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
     $       Class           Type/Treatment                     $       Class                   Type/Treatment
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
$0-3M        1B      SWE&C Misc. Secured Claims                $0      1B       Secured Claims

                     Paid in full in cash or as                                 Paid in Full in Cash on or after Effective
                     otherwise agreed                                           Date


------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-500K    2B      Other Priority Claims                  $4.51M     2B       Priority Claims

                     Paid in full in cash or as                                 Paid in Full in Cash on or after Effective
                     otherwise agreed                                           Date (includes $4.5 M for funding Asbestos
                                                                                Trust)
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-125M    3B      SWE&C Asbestos Claims                     N/A     4B-2     Asbestos Claims

                     Pro rata share of Available Asbestos Trust Cash and        Paid (a) pro rata share of the Asbestos Trust
                     Insurance Proceeds or as otherwise agreed                  assets subject to terms and conditions of the
                                                                                Asbestos Trust Agreement, or (b) such other
                                                                                treatment as to which the Asbestos Trustee
                                                                                and the holder of an Allowed Class 4B-2 Claim
                     20%-100% recovery                                          shall have agreed in writing.

                                                                                100% recovery
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-50K     4B      SWE&C Convenience Claims                $18-86K   3B       Convenience Claims

                     Lesser of $1000.00 or 50% of                               (Claims of $1,500 or less or that are reduced
                     claim                                                      to $1,500)

                                                                                Paid in Full in Cash on or after Effective
                                                                                Date








------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
 $55-300M    5B      SWE&C General Unsecured Claims         $110.3-152.4B-1     Other Unsecured Claims

                     Beneficial interest in SWE&C Liq. Trust; pro rata          Paid lesser of (i) Pro Rata Share of
                     share of Class 5B semi-annual distribution amount.         Distributable Cash and (ii) amount of Allowed
                                                                                Claim as promptly after the Effective Date as
                                                                                the SWE&C Liquidation Board deems practicable.

                                                                                7.5% to 10.4% , IF CLASS VOTES TO ACCEPT
                     Estimated Recovery 20% to 50%                              PLAN;
                     per Debtors' Estimate.                                              OR
                                                                                If Class votes to reject Plan, Class 6B
                     Equity Committee estimates                                 Intercompany Claim participates in Class 4B-1
                     recovery is 89% at expense of                              Distributions for total projected claims of
                     SWINC creditors and                                        $160.3 million to $202.3 million, resulting
                     shareholders.                                              in projected distributions of:  5.7% to
                                                                                7.2%. The timing of distributions is dependent
                                                                                upon the claims resolutions process.

------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-100K    6B      SWE&C Intra Estate Claims

                     Deemed waived, satisfied, and
                     discharged
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
$210M        7B      SWINC Intercompany Claims                $50M     6B       Intercompany Claims

                     No distribution or recovery                                If Class 4B-1 votes to accept Plan, then
                                                                                Class 6B is treated as a Class 5B
                                                                                Subordinated Claim, and receives no
                                                                                distribution,

                                                                                OR

                                                                                If Class 4B-1 votes to reject the Plan, then Class
                                                                                6B is treated as a Class 4B-1 Claim, and is
                                                                                expected to receive a distribution in the range of
                                                                                5.7% to 7.2%.

------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-25M     8B      SWE&C Subordinated Claims                 0$      5B       Subordinated Claims

                     No distribution or recovery                                Paid lesser of (i) Pro Rata Share of Distributable
                                                                                Cash remaining after payment to Class 4B-1.

                                                                                0% recovery
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
  $0-230M    9B      SWE&C Subsidiary Interests                N/A     7B       SWE&C Subsidiary Stock Interests

                     Interests cancelled                                        No distribution or recovery

                     No recovery
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------
             10B     SWE&C Equity Interests

                     Interests cancelled

                     No recovery
------------ ------- -------------------------------- ----- ---------- -------- -----------------------------------------------